UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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EMC Insurance Group Inc.
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NOTICE OF THE 2017 ANNUAL MEETING
OF STOCKHOLDERS

April 13, 2017

To the stockholders of EMC Insurance Group Inc.:

Notice is hereby given that the 2017 Annual Meeting of Stockholders of EMC Insurance Group Inc., an Iowa corporation, will be held on Thursday, May 25, 2017 at 1:30 p.m. Central Time at the offices of Employers Mutual Casualty Company, 219 Eighth Street, Des Moines, Iowa, to:

1)	Elect five persons to the Board of Directors;
2)	Approve, by a non-binding advisory vote, the compensation of the Company's named executive officers as disclosed in the proxy statement;
3)	Approve, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company's named executive officers;
4)	Approve the Employers Mutual Casualty Company 2017 Stock Incentive Plan;
5)	Approve the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan;
6)	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year; and
7)	Transact such other business as may properly come before the meeting or any adjournment thereof.
Each share of the Company’s common stock will be entitled to one vote upon all matters described above.  Stockholders of record at the close of business on March 28, 2017 are entitled to notice of and to vote at the meeting.  The stock transfer books of the Company will not be closed.
On or about April 13, 2017, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet.  By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our Annual Meeting.

By order of the Board of Directors,

/s/ Todd A. Strother

Todd A. Strother
Vice President, General Counsel and Secretary

i

ii

EMC INSURANCE GROUP INC.
717 Mulberry Street
Des Moines, Iowa  50309

PROXY STATEMENT
2017 Annual Meeting of Stockholders
May 25, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 25, 2017:

This Proxy Statement and the 2016 Annual Report to Stockholders are available at www.EMCIns.com/ir/annual_reports.aspx.

GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EMC Insurance Group Inc., an Iowa corporation (the “Company”), of proxies from the holders of the Company’s $1.00 par value common stock (the “Common Stock”) for use at the 2017 Annual Meeting of Stockholders to be held on May 25, 2017, and at any adjournment thereof (the “Annual Meeting”).
Under rules adopted by the Securities and Exchange Commission ("SEC"), the Company has chosen to provide its stockholders with the choice of accessing the Annual Meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail.  In connection with this process, a Notice Regarding the Availability of Proxy Materials (the “Notice”) is being mailed to the Company’s stockholders who have not previously requested electronic access to its proxy materials or paper proxy materials.  The Notice contains instructions on how you may access and review the Company’s proxy materials on the Internet and how you may vote your shares over the Internet.  The Notice will also tell you how to request the Company’s proxy materials in printed form or by email, at no charge.  The Notice contains a 16-digit control number that you will need to vote your shares.  Please keep the Notice for your reference through the meeting date.
The Company anticipates that the Notice will be mailed to stockholders beginning on or about April 13, 2017.

VOTING INFORMATION

Record Date
You may vote all shares that you owned as of March 28, 2017, which is the record date for the Annual Meeting.  On March 28, 2017, the Company had 21,234,007 shares of Common Stock outstanding at the close of business.  Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How to Vote
The Notice that most of the Company’s stockholders will receive will have information about Internet voting, but is not permitted to include a telephonic voting number because that would enable a stockholder to vote without accessing the proxy materials online.  The telephonic voting number will be on the website where the proxy materials can be found.  Additional information about voting by telephone follows.
Your Vote is Important.  We encourage you to vote promptly.  Internet and telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 24, 2017.  You may vote in one of the following ways:

By Telephone.  You have the option to vote your shares by telephone.  In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the 16-digit control number provided on your Notice.  You will be provided with a telephone number for voting at that site.  Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares.  When you vote by telephone, you will be required to enter your 16-digit control number, so please have it available when you call.  You may vote by telephone 24 hours a day.  The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes.
By the Internet.  You can also vote your shares over the Internet.  The Notice indicates the website you may access for Internet voting using the 16-digit control number included in the notice.  You may vote over the Internet 24 hours a day.  As with telephone voting, you will be able to confirm that the system has properly recorded your votes.  If you hold your shares in street name, please follow the Internet voting instructions in the Notice you receive from your bank, broker, trustee or other record holder.
By Mail.  If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating and signing your proxy card, and then returning it by mail in the postage-paid envelope provided to you.  If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee or holder of record.
At the Meeting.  The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person.  If you hold your shares in street name, you must obtain a legal proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.
All shares that have been properly voted and not revoked will be voted as you have directed at the Annual Meeting.  If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.  Unless otherwise indicated on the proxy, shares will be voted by the persons named in the proxy as follows:

(1)	for the election of the five director nominees;

(2)	for the non-binding advisory approval of the compensation of the Company’s named executive officers as described under “Executive Compensation”;

(3)	for a frequency of every year for future non-binding advisory votes on the compensation of the Company's named executive officers;

(4)	for approval of the Employers Mutual Casualty Company 2017 Stock Incentive Plan;

(5)	for approval of the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan;

(6)	for ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

(7)	in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the Annual Meeting.
The Company’s stockholders do not have cumulative voting rights.

Revocation of Proxies
You can revoke your proxy at any time before your shares are voted if you:  (1) submit a written revocation to the Company’s corporate secretary at the Annual Meeting; (2) submit a timely later-dated proxy or voting instruction form if you hold shares in street name; (3) provide timely subsequent telephone or Internet voting instructions; or (4) vote in person at the Annual Meeting.

Cost of Proxy Solicitation
The Company has borne all costs of soliciting proxies.  In addition to solicitation by mail, there may be incidental personal solicitations made by directors and officers of the Company, its parent, Employers Mutual Casualty Company (“Employers Mutual”), and their subsidiaries, the costs of which, including payments to agents who at the request of the Company mail such material to their customers, will be borne by the Company.
Quorum
Shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting will be tabulated for a determination of whether or not a quorum is present.  The Company will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares entitled to vote are present at the Annual Meeting, either in person or by proxy.  Shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be present at the meeting for quorum purposes, but will be considered to be voted only as to those matters actually voted, and will not be considered as voting for any purpose as to the matters with respect to which no vote is indicated (commonly referred to as “broker non-votes”).

Additional Information
Directors are elected by a majority of votes cast.  In an uncontested election, any nominee for director who receives a greater number of votes “against” his or her election (i.e., authority is withheld) as compared to the number of votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote.  In such an event, the Board’s Corporate Governance and Nominating Committee shall promptly consider the resignation offer and make a recommendation to a committee of independent directors of the Board whether to accept the tendered resignation or to take some other action, such as rejecting the resignation and addressing the apparent underlying cause of the withheld votes.  The committee of independent directors will act on the recommendation within 90 days following certification of the stockholder vote and disclose its decision and an explanation of how the decision was reached in a Current Report on Form 8-K filed with the SEC.  Abstentions and broker non-votes are treated as votes not cast and will have no effect in the election of directors (Proposal No. 1).  The outcomes of the votes on the proposals (i) to approve the compensation of the Company’s named executive officers (Proposal No. 2); (ii) to hold non-binding advisory votes on the compensation of the Company's named executive officers annually (Proposal No. 3); (iii) to approve the Employers Mutual Casualty Company 2017 Stock Incentive Plan (Proposal No. 4); (iv) to approve the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan (Proposal No. 5); and (v) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 6) each require the favorable vote of a majority of the votes cast on those matters; accordingly, abstentions applicable to shares represented at the meeting will have the same effect as votes against these proposals, and broker non-votes will have no effect on the outcome of these proposals.  Proposal No. 2 (approval of the compensation of the Company’s named executive officers as described under “Executive Compensation”, beginning on page 13 of this Proxy Statement) and Proposal No. 3 (approval of an annual frequency for future advisory votes on the compensation of the Company's named executive officers) are advisory in nature and will not be binding on the Company or the Board of Directors.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
At the May 25, 2017 Annual Meeting, the stockholders will elect a board of five directors to serve for one-year terms extending until the 2018 Annual Meeting and until their respective successors are duly elected and qualified.  In accordance with the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Stephen A. Crane, Jonathan R. Fletcher, Robert L. Howe, Bruce G. Kelley and Gretchen H. Tegeler for election as directors.  Proxies which are received in response to this solicitation will, unless contrary instructions are given therein (and except for broker non-votes, as described above), be voted in favor of these five nominees.  The Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting.  Should that occur, however, proxies will be voted in favor of such other person who is recommended by the Corporate Governance and Nominating Committee and designated by the Board of Directors.
The biographical profiles on the following pages contain certain information with respect to the Board of Directors’ nominees for election as directors.

STEPHEN A. CRANE

Committee Memberships:	Position: Chairman of the Board
● Audit
● Compensation	Director Since: 2009
● Corporate Governance and Nominating (Chair)
● Executive	Age: 71

Noteworthy Business Experience:
● AlphaStar Insurance Group Limited, a vertically integrated insurance holding company
○ Chief Executive Officer (1999-2004)
● Gryphon Holdings, Inc., a specialty insurance holding company
○ Chief Executive Officer (1993-1998)
● G.L. Hodson & Son, a United States reinsurance intermediary
○ Chief Executive Officer (1989-1993)

Other Directorships:
● First Security Benefit Life Insurance and Annuity Company of New York

Experience and Qualifications of Particular Relevance to Company:
● Senior executive management experience
● Extensive insurance industry experience
● Specialized knowledge in corporate finance, corporate governance and strategic planning

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JONATHAN R. FLETCHER

Committee Memberships:	Position: Director
● Compensation (Chair)
● Corporate Governance and Nominating	Director Since: 2010
● Inter-Company
Age: 43

Noteworthy Business Experience:
● BTC Capital Management, a registered investment advisory firm
○ Managing Director and Portfolio Manager (2006-2015)
● Bankers Trust Company, a financial institution providing banking services
○ Trust Officer (2005-2006)
● Massachusetts Republican Party
○ Executive Director (2001-2003)

Other Directorships:
● BTC Financial Corporation
● Ruan, Inc.
● Ruan Transportation Management Systems, Inc.

Experience and Qualifications of Particular Relevance to Company:
● Expertise in the field of investments
● Knowledge of governmental relations and politics

ROBERT L. HOWE

Committee Memberships:	Position: Director
● Audit
● Compensation	Director Since: 2007
● Corporate Governance and Nominating
● Inter-Company (Chair)	Age: 74

Noteworthy Business Experience:
● State of Iowa Insurance Division
○ Deputy Commissioner and Chief Examiner (1985-2002)

Other Directorships:
● American Equity Investment Life Holding Company (lead independent director)
● American Equity Investment Life Insurance Company of New York

Experience and Qualifications of Particular Relevance to Company:
● Extensive experience and specialized knowledge in the areas of insurance regulation and finance

BRUCE G. KELLEY

Committee Membership:	Position: President, Chief
● Executive (Chair)	Executive Officer, Treasurer and Director
Director Since: 1991

Age: 63

Noteworthy Business Experience:
● EMC Insurance Group Inc.
○ President and Chief Executive Officer (1992-present)
○ Treasurer (1991-1996, 2014-present)
○ President and Chief Operating Officer (1991-1992)
○ Executive Vice President (1989-1991)
● Employers Mutual Casualty Company
○ President and Chief Executive Officer (1992-present)
○ Treasurer (1996-2000, 2014-present)
○ Executive Vice President (1989-1991)
○ Director (1984-present)

Other Directorships: None

Experience and Qualifications of Particular Relevance to Company:
● Considerable knowledge of the Company
● Extensive knowledge of the insurance industry
● Substantial legal expertise

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GRETCHEN H. TEGELER

Committee Memberships:	Position: Director
● Audit (Chair)
● Executive	Director Since: 2007
● Inter-Company
Age: 61

Noteworthy Business Experience:
● Taxpayers Association of Central Iowa, a non-profit organization dedicated to informed public policy and taxpayer advocacy
○ President (2011-present)
● American Cancer Society
○ Midwest Division Vice President (2002-2008)
● McLeod USA, a telecommunications company
○ Director of Business Development and Government Relations (1999-2002)
● State of Iowa
○ Chief of Staff to Governor Terry E. Branstad (1998-1999)
○ Director of the Iowa Department of Management (1990-1998)

Other Directorships: None

Experience and Qualifications of Particular Relevance to Company:
● Extensive management experience
● Financial and operational oversight experience
● Specialized knowledge and experience in strategic planning and public policy

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED HEREIN.

CORPORATE GOVERNANCE
Board Leadership Structure
For more than ten years, the Company has maintained a policy of separating the roles of Chairman of the Board and Chief Executive Officer.  Stephen A. Crane currently serves as Chairman of the Board of the Company, having been first elected to that position by the Company's Board at a meeting held March 4, 2013, and effective May 23, 2013.  The Chairman of the Board is “independent” under the standards established by the corporate governance rules of the NASDAQ Stock Market (the "NASDAQ") and the rules and regulations of the SEC.  These standards are discussed more fully below.  Mr. Kelley, the Company’s Chief Executive Officer, also serves as President and Chief Executive Officer of Employers Mutual, which presently owns approximately 55.5% of the outstanding Common Stock of the Company.  Employers Mutual intends to retain ownership of a majority of the Company’s Common Stock for the foreseeable future, thus giving it the right to determine whether or not all of the proposals presented at each Annual Meeting are approved, and enabling it to control the election of the Company’s Board of Directors.  By maintaining a board on which Mr. Kelley is the only member not “independent” under such standards, and on which Mr. Kelley does not serve as Chairman of the Board, the opportunity for the expression of a wider variety of viewpoints and the exercise of objective, independent judgment exists and, it is felt, the interests of all of the Company’s stockholders are best served.

The Board of Directors believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company.  In addition, the Board believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.  As a result, the Board of Directors has concluded that having an independent Chairman enhances the effectiveness of the Board as a whole and is an appropriate leadership structure for the Company.

Independence of Directors
The Board of Directors annually assesses the independence of each director nominee.  The NASDAQ prescribes independence standards for companies listed there, including the Company.  These standards require a majority of the Board of Directors to be independent.  They also require every member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee to be independent.  Pursuant to the applicable NASDAQ rule, “Independent Director” means a person other than an Executive Officer (as defined by applicable rule) or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The applicable NASDAQ standards identify various facts and relationships which preclude an individual from being considered to be “independent”.
The Board of Directors, using NASDAQ’s standards for determining the independence of its members, and based upon (i) information furnished by all directors regarding their material relationships with the Company and its affiliates (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and/or its affiliates) and (ii) research conducted by management, has determined that Board Chairman Crane and Board members Fletcher, Howe and Tegeler are independent directors.

Information about the Board of Directors and its Committees
During the year ended December 31, 2016, the Board of Directors of the Company held four regular meetings.  In 2016, each member of the Board of Directors attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors held during the time he or she served as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served at the time.  All of the members of the 2016 Board of Directors attended the Company’s 2016 Annual Meeting, and the Company expects at least a majority of the members of the current Board of Directors to attend the 2017 Annual Meeting.
The Board of Directors of the Company has an Executive Committee and four standing committees:  the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Inter-Company Committee.  Each member of each of the four standing committees is independent.

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The following table identifies the members of each committee during the past year:

Board Committee Membership

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Executive Committee	Inter-Company Committee

Bruce G. Kelley				Chair

Stephen A. Crane	X	X	Chair	X

Jonathan R. Fletcher		Chair	X		X

Robert L. Howe	X	X	X		Chair

Gretchen R. Tegeler	Chair			X	X

The committee profiles on the following pages contain certain information with respect to the actions of each committee.

AUDIT COMMITTEE

Committee Membership:	Meetings in 2016: 8
● Gretchen H. Tegeler, Chair, Audit Committee Financial Expert
● Robert L. Howe, Audit Committee Financial Expert	Member Attendance at
● Stephen A. Crane, Audit Committee Financial Expert	Committee Meetings: 100%

Purpose & Duties:  The Audit Committee assists the Board of Directors in its general oversight of the Company's financial reporting, internal control over financial reporting and audit functions. Further explanation of the duties of the Audit Committee can be found in the Audit Committee Charter.

Committee Charter: The Audit Committee Charter is available on the Company's website at www.EMCIns.com/ir/Corporate_Governance.aspx.

Financial Experts: The Board of Directors has determined that Messrs. Crane and Howe and Ms. Tegeler are all financial experts serving on the Audit Committee.

Additional Information: The Audit Committee Report can be found beginning on page 44 of this Proxy Statement.

COMPENSATION COMMITTEE

Committee Membership:	Meetings in 2016: 3
● Jonathan R. Fletcher, Chair
● Stephen A. Crane	Member Attendance at
● Robert L. Howe	Committee Meetings: 100%

Purpose & Duties:  The Compensation Committee assists the Board of Directors in discharging the Board's responsibilities relating to compensation of the Company's chief executive officer and senior executive officers. Further explanation of the duties of the Compensation Committee can be found in the Compensation Committee Charter.

Committee Charter: The Compensation Committee Charter is available on the Company's website at www.EMCIns.com/ir/Corporate_Governance.aspx.

Additional Information: The Compensation Committee Report can be found beginning on page 42 of this Proxy Statement.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Committee Membership:	Meetings in 2016: 1
● Stephen A. Crane, Chair
● Jonathan R. Fletcher	Member Attendance at
● Robert L. Howe	Committee Meetings: 100%

Purpose & Duties:  The Corporate Governance and Nominating Committee aids the Board in establishing appropriate corporate governance policies, and ensures that the Board is appropriately constituted to meet its fiduciary obligations to stockholders. It assists the Board in assessing its membership needs, identifies individuals qualified to become members of the Board and makes recommendations to the Board regarding (i) potential director candidates; (ii) the structure, operation and membership of each committee; and (iii) the adequacy of the Charters of each committee, among other duties. The Committee is also responsible for the establishment and oversight of an evaluation program for the Board and its committees. Further explanation of the duties of the Corporate Governance and Nominating Committee can be found in the Corporate Governance and Nominating Committee Charter.

Committee Charter:  The Restated Corporate Governance and Nominating Committee Charter sets out criteria for the nomination of a director and the process for consideration of director candidates recommended by stockholders. The Charter is available on the Company's website at www.EMCIns.com/ir/Corporate_Governance.aspx.

Additional Information:  The Corporate Governance and Nominating Committee takes a multi-faceted approach to the identification and selection of nominees for the Board of Directors. The Committee seeks to identify individuals who, in addition to having a reputation for integrity, honesty and adherence to high ethical standards, also have demonstrated business knowledge, experience and ability to exercise sound judgment in matters related to current and long-term objectives of the Company, and a willingness and ability to contribute positively to the decision-making process of the Company.

EXECUTIVE COMMITTEE

Committee Membership:	Meetings in 2016: 0
● Bruce G. Kelley, Chair
● Stephen A. Crane	Member Attendance at
● Gretchen H. Tegeler	Committee Meetings: N/A

Purpose & Duties:  The Executive Committee possesses the authority to exercise all of the authority of the Board of Directors when the Board of Directors is not in session, with the exception of certain actions, which, under Iowa law and the Company's By-Laws, require action by the Board of Directors; these proscribed actions include amending the Company's Articles of Incorporation, declaring dividends, adopting a plan of merger or consolidation of the Company, appointing or removing executive officers, filling officer vacancies, approving or recommending to the Company's stockholders a voluntary dissolution or revocation of its Articles of Incorporation, or amending the Company's By-Laws.

Committee Charter: N/A

Additional Information: N/A

INTER-COMPANY COMMITTEE

Committee Membership:	Meetings in 2016: 2
● Robert L. Howe, Chair
● Jonathan R. Fletcher	Member Attendance at
● Gretchen H. Tegeler	Committee Meetings: 100%

Purpose & Duties:  The Company and Employers Mutual have each established an Inter-Company Committee. Any new material agreement or transaction between Employers Mutual, and any of its direct or indirect wholly-owned subsidiaries or its affiliate, and the Company, and any of its direct or indirect wholly-owned subsidiaries, as well as any proposed material change to an existing material agreement between such entities, must receive the approval of both Inter-Company Committees. This approval is granted only if the members of the Company’s Inter-Company Committee unanimously conclude that the new agreement or transaction, or proposed material change to an existing material agreement, is fair and reasonable to the Company and its stockholders, and the members of Employers Mutual’s Inter-Company Committee unanimously conclude that the new agreement or transaction, or proposed material change to an existing material agreement, is fair and reasonable to Employers Mutual and its policyholders. Further explanation of the duties of the Inter-Company Committee can be found in the Joint Charter of the Inter-Company Committees.

Committee Charter: The Joint Charter of the Inter-Company Committees is available on the Company's website at www.EMCIns.com/ir/Corporate_Governance.aspx.

Additional Information:  None of the three members of the Company’s Inter-Company Committee may be members of Employers Mutual’s Board of Directors, and each is required to be independent. Similarly, Employers Mutual’s Inter-Company Committee consists of three directors of Employers Mutual who are not members of the Company’s Board of Directors. The two Inter-Company Committees may meet separately or jointly, but separate votes are always required.

The Board’s Role in Risk Oversight
It is management’s responsibility to manage risk and to bring to the attention of the Board of Directors the risks which management has determined to be most material to the Company.  The Board of Directors, in turn, has the responsibility to oversee the processes established by management to identify, quantify, prioritize, report, monitor and manage such risks to the Company.
Employers Mutual’s Board of Directors has established an Enterprise Risk Management Committee (the “ERM Committee”) to oversee and provide guidance with respect to the risk management concerns of the family of corporations collectively doing business as EMC Insurance Companies, including the Company and its subsidiaries.  That committee meets at least quarterly, and the minutes of each ERM Committee meeting are provided to each member of the Company’s Board of Directors for review.  Employers Mutual has employees dedicated to enterprise risk management, and has established an internal ERM Oversight Committee, which currently consists of all members of Employers Mutual’s Policy Committee (as defined on page 13 of this Proxy Statement) plus three additional Employers Mutual officers.  The ERM Oversight Committee meets at least quarterly to discuss numerous identified enterprise risks and appropriate mitigation strategies, and summaries of those discussions are provided to the ERM Committee.  The Employers Mutual vice president most directly involved in those activities meets with and presents a report to the Company’s Board of Directors bi-annually regarding risk management.  That officer is also available for questions and discussion at all other Board of Directors meetings.  Through such reports and question and answer sessions, the Board is kept apprised of, and has the opportunity to provide input concerning, the risk management activities of the Company and its subsidiaries.
Pursuant to its Charter, the Audit Committee is also charged with discussing with management the Company’s major policies with respect to risk assessment and risk management.  The Corporate Governance and Nominating Committee considers risks related to the appropriate composition of the Company’s Board of Directors and its committees.  Because the Company has no employees of its own, the Compensation Committee works with three committees of Employers Mutual’s Board of Directors (the Corporate Governance and Nominating Committee, the Senior Executive Compensation Committee and the Employee Benefits Committee) to consider risks related to succession planning, the attraction and retention of talented personnel, and the design of compensation programs and arrangements.  Those latter two committees of Employers Mutual’s Board of Directors also review compensation and benefit plans affecting all employees of Employers Mutual, including the Company’s executive officers.
The Company’s Board of Directors, through its Compensation Committee in consultation with the Compensation Committee’s independent compensation consultant, has determined that Employers Mutual’s compensation policies and practices and its benefit plans do not create risks that are reasonably likely to have a material adverse effect on the Company.  The analysis undertaken to reach that determination is more fully described in the Compensation Committee Report beginning on page 42 of this Proxy Statement.

Board Diversity
The Restated Corporate Governance and Nominating Committee Charter states that, among the criteria for nomination as a director of the Company, the value of diversity on the Board of Directors should be considered.  In selecting a director nominee, the Corporate Governance and Nominating Committee focuses on the skills, knowledge, background, educational and professional achievements, breadth of experience and abilities of each nominee, with the goal of providing a slate of director nominees whose individual qualities and personal attributes complement each other and who, as a group, possess the qualifications, skills, business acumen and expertise necessary to fulfill the duties and responsibilities of the Board of Directors.  Director nominees are selected based upon those factors and the other criteria identified in the Restated Corporate Governance and Nominating Committee Charter, and are neither chosen nor excluded solely or largely because of race, color, gender, national origin, religion, sexual orientation or identity.  The Company’s directors come from diverse backgrounds and possess differing viewpoints, talents, educational attainments and expertise, including financial, managerial, legal, regulatory, non-profit, governmental and insurance-related experience and skills, which, together with their individual qualities and attributes, contribute to the heterogeneity of the Board of Directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Structural Overview
All of the executive officers of the Company, as well as other individuals who devote a portion of their time to performing duties for the Company and its subsidiaries, are employees of Employers Mutual.  Fifteen executive officers comprised Employers Mutual’s Policy Committee (the “Policy Committee”) during calendar year 2016.  Included within that group are the Named Executive Officers (“NEOs”) of the Company whose compensation is disclosed in the Summary Compensation Table found on page 32 of this Proxy Statement.  For calendar year 2016, the Company’s NEOs were Bruce G. Kelley, President and Chief Executive Officer; Mark E. Reese, Senior Vice President and Chief Financial Officer; Kevin J. Hovick, Executive Vice President and Chief Operating Officer; Mick A. Lovell, Executive Vice President for Corporate Development; and Scott R. Jean, Executive Vice President - Finance & Analytics.
Because the Company has no employees of its own, it has no payroll and no employee benefit plans.  During 2016, the Company’s three property and casualty insurance subsidiaries (Dakota Fire Insurance Company, EMCASCO Insurance Company and Illinois EMCASCO Insurance Company), together with two subsidiaries and an affiliate of Employers Mutual, were parties to a reinsurance pooling agreement with Employers Mutual ( the “Pooling Agreement”).  A portion of the compensation expense of Employers Mutual’s employees during 2016 was allocated to the Company’s property and casualty insurance subsidiaries in accordance with the terms of the Pooling Agreement.  The aggregate participation of these subsidiaries in the Pooling Agreement during 2016 was 30% (unchanged for the past several years), and this percentage represents the approximate portion of the total compensation expense of the NEOs that was allocated to the Company in 2016.  The compensation paid to Employers Mutual’s employees who performed duties for the Company’s other two subsidiaries (EMC Reinsurance Company and EMC Underwriters, LLC) was not allocated pursuant to the Pooling Agreement, but rather was charged directly to those two subsidiaries.

Process Overview
The process for establishing the compensation of Employers Mutual’s executive officers (including the Company’s NEOs) begins with Employers Mutual's Human Resources (HR) Department, which receives, reviews and validates survey data on executive compensation from a number of sources. From that information, recommended salary ranges for each of the executive officer positions at Employers Mutual are established for the ensuing year.  In consultation with each executive officer’s supervisor and Mr. Kelley, individual base salary recommendations are also developed. Employers Mutual's Executive Vice President for Corporate Development develops recommended base bonus percentages, goals and performance factors for the ensuing year for the cash bonus program.  Recommendations for restricted stock awards are developed pursuant to guidelines that are considered and approved annually.  All of these recommendations are then submitted to the Senior Executive Compensation Committee of Employers Mutual’s Board of Directors (the “Employers Mutual Compensation Committee”) for its consideration, potential modification and approval. Subsequent to that action, the compensation package proposals are submitted to the Company’s Compensation Committee for its independent evaluation, possible modification and approval.
The Company’s Compensation Committee utilizes a compensation consultant to help ensure that the compensation packages approved by the Employers Mutual Compensation Committee are reasonable and appropriate.  The Company’s Compensation Committee retained the Hay Group Division of Korn Ferry (the "Hay Group") to serve in this capacity in 2016, and has used the same consulting group annually since 2007.  The Company's Compensation Committee has reviewed the firm’s independence, and is not aware of any factors which raise conflict of interest or similar concerns.
If the Company’s Compensation Committee does not concur with the compensation packages approved by the Employers Mutual Compensation Committee, its concerns are referred back to the Employers Mutual

Compensation Committee for additional study and reconsideration.  Both committees are authorized to meet jointly in an attempt to resolve any continuing differences, but the Company’s Compensation Committee is required by its Charter to take action independently of the actions taken by the Employers Mutual Compensation Committee.  However, because Employers Mutual is the employer, it has the ultimate decision-making authority with respect to compensation packages.  The Company's only recourse in the event of a disagreement with respect to those compensation packages is to state that disagreement, and to make the appropriate public disclosures.
Once the respective base salary components of the compensation packages for the executive officers, including the Company’s NEOs, have been approved by both compensation committees, they are submitted to the full Board of Directors of Employers Mutual for final approval.  Decisions regarding the designation of the restricted stock awards and the performance objectives to be utilized in determining potential awards under the cash bonus plans are final upon approval by both compensation committees.
Advisory “Say on Pay” Vote on Executive Compensation
As the two compensation committees evaluated Employers Mutual’s compensation practices and talent needs for 2016, they were mindful of the support the Company’s stockholders had expressed for the compensation program applicable to the Company’s NEOs for fiscal year 2015.  As a result, the two committees retained a similar approach to executive compensation in 2016, which rewards Employers Mutual’s most senior executives for substantial progress toward, or the attainment of, specified financial performance objectives.  The two committees believe that this compensation program closely aligns the interests of Employers Mutual’s senior executives with those of the Company's stockholders.
At the Annual Meeting of the Company’s stockholders held May 19, 2016, 95.51% of the total shares outstanding and entitled to vote were represented in person or by proxy at the meeting and had the opportunity to provide an advisory vote on the compensation of the Company’s NEOs.  Votes to approve (on an advisory basis) the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narratives in last year’s Proxy Statement, were cast by the holders of 88.41% of the total shares outstanding and entitled to vote and represented in person or by proxy at the meeting.  When abstentions and broker non-votes are excluded, the approval rate from last year’s vote on the compensation of the Company’s NEOs was 98.60%.  Based upon those advisory vote results, the members of the Company’s Compensation Committee concluded that the process for determining the compensation of Employers Mutual’s executive officers (including the Company's NEOs), the aggregate compensation amounts derived from the three primary compensation components described below, and the mix of compensation components are all supported by the vast majority of the Company’s stockholders, and that no specific actions were required by the Company’s Compensation Committee or the Board during the past year to address compensation-related concerns.
The Company’s Board of Directors previously determined that such advisory votes would be conducted annually, until the next vote on frequency is conducted in 2017.  Accordingly, Proposal No. 2 in this Proxy Statement provides the Company's stockholders with the opportunity to vote, on an advisory basis, on the compensation of the Company’s NEOs for fiscal year 2016.
In Proposal No. 3 in this Proxy Statement, stockholders are also being provided the opportunity to vote, on an advisory basis, on whether they prefer that future advisory votes to approve the compensation of the Company's NEOs occur every one, two or three years.

Compensation Program Objectives
The long-standing objective of Employers Mutual’s compensation program has been to provide a level of compensation that will attract and retain highly qualified and motivated executive officers who will enhance the ability of EMC Insurance Companies (which consists of Employers Mutual and all of its subsidiaries and an affiliate, together with the Company and all of its subsidiaries) to continue its long history of financial strength, stability and long-term growth.  This objective is documented in a formal Executive Compensation Policy previously approved by both the Employers Mutual Compensation Committee and the Company’s Compensation Committee.  The two compensation committees seek to attain this objective by providing total compensation packages that will not only attract and retain such executive talent, but also reward executive officers for individual performance, thereby enhancing the operating performance of EMC Insurance Companies, as measured by the consolidated statutory-basis financial statements of this group of companies.  Total compensation includes base salary, short-term incentives provided through an annual cash bonus program, long-term incentives provided through stock awards and a long-term cash bonus incentive program, as well as certain employee and retirement benefits.  Base salary ranges are determined by an annual examination of industry survey results. The Executive Compensation Policy's stated goal, as of 2016, was to provide those executive officers who are performing at high levels and who have been in their current positions three to seven years with base salaries at or near their salary range midpoints; provided, however, that the time frame may vary depending upon previous experience, level of performance in the position, and market conditions.  Incentives are intended to motivate the executive officers to achieve short and long-term performance goals.
Over the past several years, Employers Mutual’s compensation program has rewarded its executive officers for increases in the price of the Company’s Common Stock through the issuance of incentive, or qualified, stock options, non-qualified stock options, and more recently, restricted stock.  It is anticipated that most, if not all, future awards will be long-term incentive awards such as restricted stock or restricted stock units.
Due to the Company’s structure (a downstream holding company of Employers Mutual with no employees of its own) and the fact that the Company’s operating results represent a relatively small portion of EMC Insurance Companies' total operating results, the compensation of Employers Mutual’s executive officers is not, and cannot be, strictly aligned with the interests of the Company’s stockholders.  However, it is the opinion of management and the Company’s Compensation Committee that the compensation program utilized by Employers Mutual does provide incentives that appropriately align the performance objectives of Employers Mutual’s executive officers with the interests of the Company’s stockholders over a long-term perspective.

The Compensation Program
The compensation of Employers Mutual’s executive officers is provided primarily through the use of three elements:  (i) base salary; (ii) a cash bonus program (which consists of both short and long-term components); and (iii) stock awards (which, prior to 2013, consisted of stock option awards and have, since 2013, consisted of restricted stock awards).  Each of these elements is designed to achieve a particular result, as described more fully below.  The combination of these elements is intended to provide an overall compensation package that promotes both individual and collective executive officer behaviors which are reasonably expected to build both policyholder and stockholder value over the long term.  The only element of Employers Mutual’s 2016 compensation program subject to factors directly attributable to the performance of the individual executive officers was base salary.  Any compensation received under the cash bonus program (whether short or long-term) is provided pursuant to the written guidelines of those plans.  The guidelines applicable to the issuance of restricted stock awards in 2016 took into account the recipient's title or position.  The short and long-term components of the cash bonus program are the only elements of the compensation program in which corporate performance is taken into account.  However, individual performance objectives of certain executive officers may be based on specific corporate performance objectives.
Base Salary.  Base salary is intended to compensate the executive officers for their contributions toward the achievement of identified business objectives, demonstrated leadership skills and overall management effectiveness.  Together with the benefit programs available to all Employers Mutual employees, this component of overall compensation is intended to ensure that the management team is fairly remunerated, and to provide reasonable security to such executives so that they can perform at their best and take prudent risks.  The established salary ranges, the length of time an executive officer has served in his or her position, the relative position of an executive officer’s salary within the salary range and individual performance are the primary factors considered in determining base salary.  Using this information, the Chair of Employers Mutual’s Board of Directors makes the final base salary recommendation for Mr. Kelley, and the final base salary recommendations for the other executive officers are developed by the HR Department in consultation with Mr. Kelley, who in turn receives input from the supervisors of any executive officers who do not report directly to him.
The performance of each executive officer is measured through a performance management process which is applicable to all employees of Employers Mutual.  Through this performance management process, specific performance goals are established and communicated to each employee at the beginning of each calendar year.  One or more interim reviews are conducted during the year and, at the end of the year, each individual is evaluated as to whether he or she met or exceeded each performance goal.  An executive officer’s base salary may also be affected by any demonstrated personal impact that the officer may have had on major issues affecting the overall performance of EMC Insurance Companies, such as significant personal involvement in new corporate initiatives or expansion into new territories.  Mr. Kelley’s performance review (which includes periodic evaluations throughout the year) is conducted by the Chair of Employers Mutual’s Board of Directors, who then shares the final evaluation with both the Employers Mutual Compensation Committee and the Company's Compensation Committee.
Cash Bonus Program.  In recent years, the compensation of the executive officers also included eligibility to participate in (i) the Senior Executive Compensation Cash Bonus Program (the “Cash Bonus Program”) and (ii) the Employers Mutual Casualty Company Senior Executive Long Term Incentive Plan (the “LTIP”). A new Employers Mutual Casualty Company Executive Annual Bonus Plan (the "Executive Annual Bonus Plan") and a new Employers Mutual Casualty Company Executive Long Term Incentive Plan (the "Executive Long Term Incentive Plan") were approved by the two compensation committees at meetings held February 3, 2016, and were approved by the Company's stockholders at the May 19, 2016 Annual Meeting. These new plans went into effect in 2016. The first payout under the Executive Annual Bonus Plan was made in February of 2017, based on 2016 performance. The first payout under the Executive Long Term Incentive Plan will not be made until 2019 (based on 2016-2018 performance); therefore, long-term bonus payments for fiscal years 2016 and 2017 will continue to be made pursuant to the LTIP. As noted in the Compensation Committee Report (which begins on page 42 of this Proxy Statement), a "Clawback Policy" (as defined in the Plan) was approved in 2014; that policy enables the Company and Employers Mutual to recover previously awarded incentive-based executive compensation in the event Employers Mutual is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements.
The Executive Annual Bonus Plan. The purpose of the Executive Annual Bonus Plan is to reward superior calendar-year performance by the executive officers of Employers Mutual. The Executive Annual Bonus Plan will help Employers Mutual attract and retain high caliber senior executives, and provide compensatory motivation for executive officers to achieve specified goals and to continually strive for optimal results.

Executive officers of Employers Mutual holding titles of Vice President and above on or before December 31 of the Plan Year (the Plan Year is the calendar year for the plan commencing on January 1 and ending on December 31), and who are not otherwise eligible for a separate bonus plan, are eligible to participate in the Executive Annual Bonus Plan. Those executive officers who are eligible to participate in the Executive Annual Bonus Plan, but who separate from employment with Employers Mutual (for reasons limited to retirement, death or disability) during the Plan Year, remain eligible to participate in the Executive Annual Bonus Plan, but any awards are subject to a pro rata adjustment representing the portion of the year the executive officer was employed by Employers Mutual.

The three core components that determine the Executive Annual Bonus Plan bonus calculation are (1) trade combined ratio; (2) surplus growth; and (3) written premium growth. All are based on the consolidated statutory results of EMC Insurance Companies. The trade combined ratio (“TCR”) is a calculation that assesses management's ability to generate an underwriting profit and is the component most heavily weighted in the overall Executive Annual Bonus Plan bonus calculation. The surplus growth component rewards management’s ability to increase policyholders’ surplus. The written premium growth component gauges management's ability to increase overall written premiums.

For each of these core components (TCR, surplus growth and written premium growth), the Executive Management Committee (which currently consists of Messrs. Kelley, Hovick, Lovell, Jean and Jason Bogart) sets a base bonus percentage, corporate goal percentage and performance factor at the beginning of the Plan Year, subject to the approval of the two compensation committees. At the end of the Plan Year, the corporate goal for each category is compared to the actual result for the Plan Year, and the positive or negative result for each category is multiplied by the performance factor. The positive or negative percentage that results from this computation is then added to the base bonus percentage for each core component, resulting in a contribution percentage for each component. The surplus growth and the written premium growth components are each subject to a minimum (negative) and maximum (positive) contribution percentage.

The contribution percentages for each component are then totaled to calculate a total Unmodified Plan Percentage, which is subject to a maximum of 125%. The Unmodified Plan Percentage is then adjusted, for each Eligible Officer, using the following: (1) Role Adjustment Factor (1.1 for senior vice presidents and members of the Policy Committee, 1.2 for members of Employers Mutual's Executive Management Committee, and 1.3 for the president); (2) Service Adjustment Factor (prorates the bonus percentage for any executive officer not eligible the entire year); and (3) Retirement Notice Adjustment Factor (adjusts the bonus for any retirees who failed to provide adequate retirement notice).

The resulting percentage is the Individual Plan Percentage, which is then applied to the executive officer's annual base salary to calculate the Executive Annual Bonus Plan Payout. Any payment is subject to all applicable taxes, withholdings and deductions. Any incentive compensation from the Executive Annual Bonus Plan will be paid in the year following the Plan Year, following approval by the two compensation committees.

Any executive officer eligible under the Executive Annual Bonus Plan who separates from Employers Mutual for any reason other than retirement (which, for purposes of the Executive Annual Bonus Plan, requires the executive officer to have attained the age of 55 at the time of separation from employment), death or disability (as defined in the plan document) will not receive any payment under the Executive Annual Bonus Plan for the Plan Year in which separation occurs. The Executive Annual Bonus Plan is subject to Employers Mutual’s Clawback Policy, which enables the Company and Employers Mutual to recoup previously awarded incentive-based compensation from executive officers in certain circumstances and to the extent required under applicable law.
Long Term Incentive Program (LTIP).  The LTIP currently is the long-term component of the cash bonus program. A new Executive Long Term Incentive Plan was approved by the stockholders at the May 19, 2016 Annual Meeting, but payments under that new plan will not begin until 2019. Therefore, the compensation committees agreed to continue payments under the LTIP in 2017 and 2018 during the transition to the new long-term plan.
  The LTIP is designed (i) to serve as a motivational tool to help eligible executives focus on achieving specific corporate goals and objectives over a longer term, (ii) to maintain a competitive advantage in the recruitment and retention of senior executives, and (iii) to reward superior results over a longer term, rather than just a single year.  In addition, the LTIP contains a provision which encourages executive officers to provide adequate notice to Employers Mutual and the Company regarding their retirement plans, as an aid to succession planning.
The LTIP is also based upon EMC Insurance Companies' statutory-based financial results and has historically utilized the bonus percentages produced under the previous Cash Bonus Program on a rolling three-year basis. However, because the Cash Bonus Program was replaced in 2016 by the Executive Annual Bonus Plan, a transition plan was developed for the LTIP in years 2016 and 2017. Specifically, during the transition period to the new Executive Long Term Incentive Plan, the short-term bonus percentages produced under the new Executive Annual Bonus Plan will not be used in the LTIP calculations; rather, the bonus percentages to be used in the LTIP for Plan Years 2016 and 2017 will be calculated under the Cash Bonus Program.
The LTIP utilizes the same performance criteria (as discussed above) used by the short-term plans. However, no minimums or maximums are applied to the annual calculations.  The results from the calculations under the Cash Bonus Program from the most recent three years are averaged, and then multiplied by an adjustment factor determined by the Employers Mutual Compensation Committee.  The resulting number, if positive, is the percentage of base salary which may be earned under the LTIP by eligible executive officers.  The use of an adjustment factor gives the Employers Mutual Compensation Committee the flexibility to change LTIP pay-out levels over the longer term, if it so desires.  The adjustment factor is presently set at 0.5, subject to annual review.
Executive officers of Employers Mutual Casualty Company holding titles of Vice President and above, and who are not covered by a separate long-term bonus program, are eligible to participate in the LTIP.  In all cases, however, eligibility for an LTIP bonus payment is limited to those executives who have been in the position of vice president or above, and eligible for the Cash Bonus Program and/or Executive Annual Bonus Plan, for a minimum of three years.  An executive officer terminating employment prior to the end of a year (for reasons other than retirement, death or disability) is not eligible for any future LTIP payments reflecting that year’s results.  However, retiring executive officers are eligible to receive LTIP payments in the three years following their final full year of employment, if any LTIP bonuses are paid.  In those cases, each LTIP bonus will be calculated according to the terms and conditions of the plan and using the retired executive’s final status as an officer and his or her base salary for the final full calendar year of employment.
Bonus payments under the LTIP are subject to a multiplier ranging from 1.1 for senior vice presidents and Policy Committee members to 1.2 for members of Employers Mutual's Executive Management Committee and 1.3 for the president.  Executive officers who retire or who become deceased or disabled will continue eligibility based upon a calculation using subsequent years’ results and their final status as an officer.  Following is a schedule of the calculations used to determine LTIP payments for retired, deceased or disabled executive officers:

a.	First payment - 100% of the bonus calculation in the first year after the last full year of employment (Year 1).

b.	Second payment - 66.67% of the bonus calculation in the second year after the last full year of employment.

c.	Third payment - 33.33% of the bonus calculation in the third year after the last full year of employment.
Two retired executive officers were eligible for payments (based on 2014-2016 results) under the LTIP in 2016.
In order to encourage eligible executive officers to provide adequate notice to Employers Mutual and the Company regarding their retirement plans, the second and third payments (if any) under the LTIP will be multiplied by a factor of 1.50 if retirement notification was provided at least 360 days in advance.  In the case of a shorter advance notice, the multiplier will be prorated downward to the point that a factor of 1.00 will be utilized when retirement notification is provided 180 days or less in advance.
As is true with the Executive Annual Bonus Plan, whether or not an executive officer earns a bonus under the LTIP is strictly a function of the objective application of the award formula established under the LTIP. Also as is true with the Executive Annual Bonus Plan, the LTIP is subject to Employers Mutual’s Clawback Policy, which enables the Company and Employers Mutual to recoup previously awarded incentive-based compensation from executive officers in certain circumstances and to the extent required under applicable law.
The LTIP provides that the Employers Mutual Compensation Committee may, in its discretion, adjust the bonus calculation due to unusual or extenuating circumstances.  That discretion has never been exercised.  The prior Cash Bonus Program, which is still being calculated solely for purposes of the LTIP during the transition years 2017 and 2018, including an industry comparison factor in its calculation. Thus, the final calculation of the LTIP bonus amounts, if any, will be made, and such bonuses, if any, generally will be paid after the final industry combined trade ratio for the most recent year is released by A.M. Best Company, usually in late March.  However, the Employers Mutual Compensation Committee may, in its discretion, choose to pay the LTIP cash bonus amounts earlier if the final industry combined trade ratio for the most recent year is expected to have only a minor impact on the LTIP calculations. This discretion was exercised once EMC Insurance Companies' 2016 results were known, and the minimum amount of bonuses earned under the LTIP were paid in mid-February 2017, with the understanding that an additional true-up payment may be required after the final A.M. Best industry figures are released.

Stock Options/Restricted Stock Awards
The third element of compensation offered to Employers Mutual’s executive officers is intended to provide for long-term incentive opportunities through the use of stock awards. Stock options were utilized through 2012. Beginning in 2013, the members of the two compensation committees voted to substitute restricted stock awards in lieu of stock option grants. Using a Black-Scholes formulaic comparison, efforts were made to provide restricted stock awards that were closely equivalent in value to the stock options granted in prior years.  The members of both compensation committees believe that superior performance by the executive officers will have a positive impact on the price of the Company’s Common Stock, thereby providing long-term appreciation in the value of the stock options and restricted stock awards held by the executive officers, and further linking the interests of the executive officers to the interests of the Company’s stockholders.
The two compensation committees, at their respective January 29, 2015 meetings, adopted guidelines for the granting of restricted stock awards in 2016. Those guidelines included a list of eligible positions for such awards, with approximately 159 individual employees eligible to receive restricted stock awards. For the Company's NEOs, the number of shares of restricted stock that could be awarded in 2016, pursuant to those guidelines, was as follows:

Restricted Stock Award
President	6,000
Other members of the Executive Management Committee	4,500
Senior Vice President	2,252
The 2016 guidelines provided that shares of restricted stock shall vest 25% per year on each March 1 that follows the grant date. Assuming continued employment, all shares of restricted stock shall be fully vested four years after the grant date. If an employee retires or is otherwise terminated, any granted but unvested restricted stock shall be forfeited. Upon death or disability, any granted but unvested stock shall be fully vested as of the date employment was deemed terminated. The guidelines also provided that unvested shares of restricted stock are entitled to compensation income equal to the amount of any dividends declared on the Company's Common Stock during the vesting period, unless and until such shares are forfeited.
Neither Employers Mutual nor the Company presently requires its executive officers to maintain a minimum or expected level of ownership of the Company’s Common Stock.  However, stock awards are designed to provide the executive officers with incentives that are comparable and complementary to the interests of the Company’s stockholders.
Other Compensation.  Employers Mutual’s executive officers also receive other forms of compensation pursuant to certain plans adopted by Employers Mutual (and in some cases formally adopted by the Company’s Board of Directors as well), some of which are generally available to all employees of Employers Mutual (subject to standard eligibility requirements) and some of which are limited to executive officers.
Certain executive officers, including all of the NEOs, receive other compensation in the form of company-paid supplemental disability and excess group life insurance and reimbursement for financial planning and tax preparation services.  Except for the President, the amounts reimbursable for financial planning and tax preparation services are subject to annual limits.  In addition, the President and the other members of the Executive Management Committee are eligible for country club membership allowances and the use of company-owned automobiles, with certain other employees also eligible for these benefits.  Neither the Employers Mutual Compensation Committee nor the Company’s Compensation Committee considers these other forms of compensation in the process of setting compensation pursuant to the three primary elements of compensation discussed above.
Retirement Plans
Defined Benefit Plan.  Employers Mutual sponsors a tax-qualified defined benefit retirement plan covering all eligible employees of Employers Mutual (the “Pension Plan”).  Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan (the “SRP”) covering certain members of its management and highly compensated employees, including the Company’s NEOs.  Both plans contain a traditional defined benefit formula for certain eligible employees, and a cash balance formula for all other eligible employees. In 2016, all of the Company's NEOs were participants in the cash balance formula portion of the Pension Plan and the SRP.  Generally, compensation utilized for pension formula purposes includes base salary and cash bonuses paid.  Matching contributions that employees receive under Employers Mutual’s Board and Executive Non-Qualified Excess Plan (the “BENEP”, which is more fully described on page 20 of this Proxy Statement), as well as amounts resulting from the exercise of stock options or the vesting of restricted stock awards, are not included in the calculation of compensation for purposes of the pension benefit.
For long-term employees, the traditional defined benefit formula produced a significantly larger retirement benefit than the cash balance formula.  This was especially true for executive officers when large cash bonuses were paid in their later years of employment, when base salary and credited years of service were at their highest levels.  In 2008, both compensation committees requested that a study be conducted by Employers Mutual’s HR Department to quantify the disparities between the pension benefits available to similarly-situated employees under the two formulas, and the impact of such differences on total aggregate compensation amounts.  As a result of that study, the Employee Benefits Committee of Employers Mutual’s Board of Directors

recommended, and Employers Mutual’s full Board of Directors adopted, the Employers Mutual Casualty Company Defined Contribution Supplemental Executive Retirement Plan (“SERP II”), which became effective November 11, 2009.  Although not specifically intended to address the disparities confirmed by the study, the SERP II was designed to attract and retain key executives by providing such officers, upon reaching normal retirement age (as defined in the plan), with no less than a projected fifty percent replacement amount of final total cash compensation (as defined in the plan, and subject to certain exclusions).  The SERP II is discussed more fully below.
Cash Balance Formula Pension Plan.  Those employees who were not employed prior to January 1, 1988 or who were not at least age 50 on January 1, 2000, have their pension benefit determined under the cash balance formula in the Pension Plan.  The benefit earned is expressed in the form of an account balance.  Benefit credits accrue monthly at a rate between 3.25% and 13.50% of eligible monthly compensation, with the rate increasing with age.  Interest credits are applied annually at the end of each year to the prior year’s balance and are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service), but with a minimum rate of 3.85% per annum.  The normal form of benefit is a lump sum payment, but an annuity is also available.
Cash Balance Formula SRP.  The SRP provides a benefit to an eligible employee whenever 100% of his or her pension benefit under the Pension Plan is not permitted to be funded or paid through the plan because of limits (limit on compensation that can be taken into account and limit on benefits that can be paid) imposed by the Internal Revenue Code of 1986, as amended (the "Code"), and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan.  The SRP benefit (accrued using a similar account balance as under the Pension Plan) is the benefit as calculated under the formula in the Pension Plan (without regard to compensation or benefit limits and excluding any benefit match under the BENEP), offset by the benefit payable under the Pension Plan.  The accrued benefit under the SRP is calculated as a single life annuity (with ten years certain) and is converted to an actuarially equivalent lump sum, which is then paid to the employee over a period of years, ranging from one year if the present value of the benefit is less than $50,000 to ten years if the present value of the benefit is $450,000 or greater.
Defined Contribution Plan. Employers Mutual sponsors a tax-qualified defined contribution plan (the “401(k) Plan”).  This plan is available to all eligible employees of Employers Mutual.  In 2016, Employers Mutual matched 50% of the first 6% of covered compensation that an employee deferred.  Employee participants [with the exception of those employees whose base salary is equal to or greater than the Code definition of a highly compensated employee (for 2016, the defined amount was set at $120,000), who may be limited to a lesser percentage] can make pre-tax and/or Roth deferrals of up to 75% of their covered compensation to this plan. All contributions are subject to an annual limit under the Code – for 2016, that limit was set at $18,000 for those under age 50 and $24,000 for those age 50 and above.

Board and Executive Non-Qualified Excess Plan (BENEP). Employers Mutual also maintains the BENEP, which allows all executive officers at the level of vice president and above, as well as a select group of management, to defer up to 75% of their eligible compensation under the BENEP.  Employees who are eligible for the BENEP may also defer some, or all, of their bonus awards, if any, under the Executive Annual Bonus Plan, but may not defer any portion of any cash bonus received under the LTIP.  In 2016, Employers Mutual matched 100% of the first 5% of covered compensation deferred under the BENEP for vice presidents and above, including all the Company's NEOs.
SERP II. As indicated above, Employers Mutual established the SERP II effective November 11, 2009.  It is a non-qualified retirement benefit plan maintained primarily for the purpose of attracting and retaining key executives by providing additional deferred compensation for a select group of designated officers, currently the members of Employers Mutual’s Policy Committee. Under SERP II in 2016, a benefit amount, if any, was determined by first calculating a projected fifty percent replacement amount of final total cash compensation (as defined in that plan, and including a participant's base salary and short-term incentives, but excluding long-term incentives) at normal retirement age (defined as being January 1 after the attainment of age 65), all as determined pursuant to several assumptions set forth in the plan.  That projected fifty percent replacement amount was reduced by the retirement benefits expected to be provided by the following plans and programs:

•	The Defined Benefit Plan (utilizing the applicable formula)

•	Social Security

•	The SRP (utilizing the applicable formula)

•	The 401(k) Plan (employer match contributions only)

•	The BENEP (employer match contributions only)
The annual benefit amount, if any, at normal retirement age determined pursuant to such calculations was then converted to a present value annual catch-up contribution.  For participants with less than 20 years of service, any annual catch-up contribution, as so calculated, was reduced by multiplying such amount by an adjustment factor equal to years of service divided by 20 (rounded to two decimals).  Such contributions are credited to a participant’s retirement/termination account under the BENEP annually. However, no contributions are made on behalf of a participant who continues working past his or her normal retirement age.

Termination of Employment and Change of Control Issues
Employment Contracts.  Employers Mutual has not entered into any employment contracts with its executive officers.
Stock Option Plans.  Under Employers Mutual’s stock option plans, in the event of the termination of employment of a participant for a reason other than death, cause, disability (as defined in the 2007 Employers Mutual Casualty Company Stock Incentive Plan (the "2007 Plan")) or voluntary resignation, the participant has the right, for a period of three months from the effective date of termination, to exercise those options previously granted to the extent that they are exercisable on the date of termination, while any options held by the participant that are unexercisable on the date of termination expire immediately.  If, however, the termination of the participant is by reason of retirement, the participant has the right during such three-month period to exercise all options previously granted to the participant, whether or not exercisable on the date of termination, which have not previously been exercised, terminated, lapsed or expired.
If a participant’s employment with Employers Mutual terminated due to a permanent or total disability, the participant has the right, for a period of twelve months from the effective date of his or her termination, to exercise all options previously granted, whether or not exercisable on the date of termination, excluding those previously exercised, terminated, lapsed or expired.  If a participant’s employment is terminated for cause or as a result of a participant's voluntary resignation, all unexercised options, whether or not exercisable on the date of termination, immediately terminate.  The standard of whether a participant may be discharged for “cause” requires that there be a determination that there has been (i) a willful and continued failure to substantially perform the participant’s assigned duties; (ii) the willful engagement in conduct which is demonstrably injurious to EMC Insurance Companies monetarily or otherwise, including any act of dishonesty; (iii) the commission of a felony; or (iv) a significant violation of any statutory or common law duty of loyalty.
Upon the death of a participant, the participant’s designated beneficiary or legal representative has the right, for a period of twelve months from the date of death, to exercise the participant’s rights as to all options, whether or not exercisable on the date of death, to the extent not previously exercised, terminated, lapsed or expired.
In addition to an executive officer’s rights upon termination of employment, in the event that there is a “change of control”, all outstanding stock options shall immediately become exercisable in full.  A “change of control” will occur (i) if there has been a merger, consolidation, takeover or reorganization of Employers Mutual or the Company, unless at least 60% of the members of the Board of Directors of the entity resulting from such merger, consolidation, takeover or reorganization were members of the Board of Directors of either Employers Mutual or the Company immediately prior to the event; or (ii) upon the occurrence of any other event that is designated as being a “change of control” by a majority vote of the independent members of the Board of Directors of Employers Mutual.

Restricted Stock Awards. Under the guidelines applicable to restricted stock awards, in the event of the termination of employment of the recipient of a restricted stock award for a reason other than death or disability, any granted but unvested restricted stock shall be forfeited. Because restricted stock is intended to be a retention tool, any granted but unvested restricted stock is forfeited upon retirement. Upon death or disability, any granted but unvested restricted stock shall be fully vested as of the date employment is deemed terminated.
In the event there is a "change of control", the period of restriction shall lapse as to each share of restricted stock then outstanding and all granted but unvested restricted stock shall be fully vested as of the effective date of such "change of control", unless it is determined in good faith prior to the occurrence of the "change of control" that such restricted stock award shall be honored or assumed, or new rights of substantially equivalent or greater value (and meeting certain other criteria set forth in the 2007 Plan) substituted therefor immediately following the "change in control", all as more fully set forth in the 2007 Plan.
BENEP.  Participants who separate from service or become disabled or die while employed by Employers Mutual receive distributions of their deferred compensation account, in accordance with the payment option selected by them when they enrolled in the plan, upon the occurrence of the qualifying distribution event.  However, no distribution will be made earlier than six months after the date of separation from service with respect to a participant who is a key employee (as defined in the Code).
If Employers Mutual terminates the plan within twelve months of a “change of control”, the deferred compensation account of each participant will become fully payable to the participant in a lump sum.  A “change of control” will occur if (i) a majority of the members of the Board of Directors of Employers Mutual is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election; or (ii) a person or group acquires 40% or more of the total gross fair market value of the assets of Employers Mutual.  The plan is considered terminated only if all substantially similar arrangements are terminated, and all participants under such arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve months of the termination of such arrangements.
The compensation committees believe these “termination of employment” and “change of control” triggers are fair and reasonable to both Employers Mutual and the Company, as well as the participating employees.

Tax Consequences
Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation of more than $1.0 million paid to any NEO. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.  Due to the fact that only 30% of the compensation paid to the Company’s executive officers is allocated to the Company through the Pooling Agreement, the tax deduction limitation imposed by Section 162(m) is not expected to have any impact on the Company for the foreseeable future.
Employers Mutual’s predecessor stock option plans provided favorable tax treatment to the participants in the plans who received incentive stock options.  Under applicable federal tax laws, there are no federal income tax consequences either to Employers Mutual or to the participant upon the grant of an incentive stock option or the exercise of an incentive stock option by the participant, except that, upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.
If the participant holds the shares of the Company’s Common Stock acquired upon exercise of an incentive stock option for the greater of two years after the day the option was granted or one year after the acquisition of the shares, the difference between the aggregate option price and the amount realized upon sale of the Common Stock will constitute long-term capital gain or loss, and the companies in the Pooling Agreement are not entitled to a federal income tax deduction.  If the shares of Common Stock are disposed of in a sale, exchange or other transaction that constitutes a disqualifying disposition, the participant will recognize ordinary taxable income in an amount equal to the excess of the fair value of the Common Stock purchased at the time of exercise (or, if less, the amount realized upon the sale of the Common Stock) over the total option price, and the companies in the Pooling Agreement are entitled to a federal income tax deduction equal to such amount, subject to certain federal tax law limitations.
Non-qualified stock options were granted from 2008 through 2012, and restricted stock awards have been granted since 2013. Non-qualified stock options generate regular taxable income to the participant upon exercise of an option, and the companies in the Pooling Agreement are entitled to a federal income tax deduction equal to the excess of the fair value of the Common Stock purchased at the time of exercise (or, if less, the amount realized upon the sale of the Common Stock) over the total option price.
When shares of restricted stock vest, the Fair Market Value (as defined in the 2007 Plan) on the date of the vesting is reported on the employee's Form W-2 for the applicable tax year as compensation income, and the companies that are parties to the Pooling Agreement are entitled to a federal income tax deduction equal to the taxable income to the award recipients. Income tax withholding is required at the time of vesting, and may be accomplished through the use of either of two options set forth in the guidelines for restricted stock awards, with one of the options to be selected by the employee at least two weeks prior to the vesting date. Amounts paid to participants with non-vested shares of restricted stock equal to the amount of any dividends declared on the Company's Common Stock are considered compensation income and are subject to tax withholding.

The 2016 Compensation Process – Discussion and Analysis
As part of the decision-making process for establishing compensation to be paid in 2016, tally sheets for each of the Company's executive officers during 2015 (including all of the Company’s NEOs) were prepared by Employers Mutual’s HR Department and presented to the two compensation committees for discussion at their respective February 3, 2016 meetings.  Each of these tally sheets set forth the dollar amount of each component of that executive officer’s total remuneration in 2015, including (i) actual base salary; (ii) cash bonuses paid under the Cash Bonus Program; (iii) cash bonuses paid under the LTIP; (iv) Employers Mutual’s matching contributions to the 401(k) Plan and the BENEP on behalf of the executive officer; (v) Employers Mutual’s contributions to the pension plan and the SRP, as well as contributions (if any) to the SERP II, on behalf of the executive officer; and (vi) a break-out of the value of any perquisites received by the executive officer, including (as applicable) premiums paid for excess group life insurance, fees paid for financial planning and tax preparation services, premiums paid for life and supplemental disability insurance, holiday bonuses and service anniversary gifts, health and fitness reimbursement amounts, dues paid for country club memberships (as reported on IRS Form W-2), and use of a company-owned automobile (as reported on IRS Form W-2).  A sum total was provided for each of these executive officers.  The information provided also set forth projected Pension Plan and SRP account balances for each executive officer at age 65.
The tally sheets were intended to allow the two compensation committees to analyze the individual elements of compensation (including the mix among the components which make up total compensation) as well as the aggregate amount of the compensation package awarded to each executive officer.  Both compensation committees recognized that the cash bonus portion of the compensation packages for 2016, under both the Executive Annual Bonus Plan and the LTIP, would be dependent, in whole or in part, on future results and thus could only be projected.  However, the compensation committees’ use of purely formulaic methodologies for the components of the cash bonus plans, and the fact that the Executive Annual Bonus Plan contains various caps, allowed the compensation committees’ members to see what the cash bonus amounts might be under various scenarios.

As set out in more detail in the Summary Compensation Table on page 32 of this Proxy Statement, the following two graphs show the final allocation of 2016 compensation for (i) the Company's Chief Executive Officer and (ii) its other NEOs by compensation type:

Allocation of 2016 Compensation -- Chief Executive Officer

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Allocation of 2016 Compensation -- Other NEOs (Average)

Base Salary.  Employers Mutual's HR Department (which annually evaluates salary ranges for each position at Employers Mutual) initially analyzed seven executive compensation surveys in establishing 2016 base salary ranges for Employers Mutual's executive officers. The data from each source was validated by evaluating the number of survey participants for each job, using comparable scope, such as industry and company size, and matching the duties in the job descriptions. The primary survey sources ultimately used were executive compensation and insurance industry compensation surveys published by Mercer, an executive compensation survey published by the Property Casualty Insurers Association of America ("PCI"), an industry trade association, and the Towers Watson Financial Services Executive Survey.  These survey sources provided salary information for various executive titles and functions that formed the basis for the development of the 2016 salary ranges for the executive officers, through comparison to companies that are similar to Employers Mutual in the type of business in which they are engaged, premium volume and/or asset size. While Towers Watson provided Employers Mutual with a list of participating companies, and then broke down its survey results by both type of business (e.g., property and casualty insurance) and premium volume, it did not identify which of the participating companies fell into the categories deemed by the compensation analysts within Employers Mutual's HR Department to be most comparable to Employers Mutual’s operations.  Similarly, while the PCI salary survey results utilized were based upon information provided by member companies of similar premium volume, and over 40% of PCI’s members in the relevant size categories participated in the survey, the identities of the actual participating member companies were not disclosed by PCI.
All Employers Mutual executive job descriptions were reviewed and updated as needed. After verifying adequate survey participation by other companies, the duties of the various positions that had been surveyed were matched to Employers Mutual's job descriptions, using comparable scope. This matching process can be subjective, as it attempts to take into consideration the duties and responsibilities associated with each job description.  Due to the unique job responsibilities associated with some of Employers Mutual’s executive officer positions, the survey data selected for certain positions reflects a blend of various positions contained in the surveys.  For key positions affecting premium volume, Employers Mutual's HR Department incorporated market data of similarly situated companies with respect to premium volume. These titles were:

•President, CEO and Treasurer
•Executive Vice President and Chief Operating Officer
•Executive Vice President - Finance & Analytics
•Executive Vice President for Corporate Development
•Senior Vice President - Business Development
•Senior Vice President - Branch Operations
•Vice President - Chief Actuary
The remaining positions were compared by company size, with an additional component of regional analysis - specifically, the North Central region.
After the executive officer job description matches were completed, Employers Mutual's HR Department compared the median of the survey salary ranges (or 50% of market) to the existing midpoints of the salary ranges for each of Employers Mutual's executive officer positions. Based on this analysis, Employers Mutual's HR Department recommended that all executive salary range midpoints be moved to (or maintained at) the median of the survey salary ranges. This recommendation was based on the leadership and strategic nature of those executives' responsibilities, and was also deemed important for recruiting and retention purposes. As a result, adjustments to salary range midpoints were recommended for four of the fifteen executive officer positions, including one of the Company's five NEOs. Once the recommended salary range mid-points were established, a range of compensation for each executive officer was set, with the maximum being 120% of the mid-point and the minimum being 80% of the mid-point.
The recommended 2016 salary ranges and mid-points for each of the executive officers were submitted to the members of the Employers Mutual Compensation Committee and the Company’s Compensation Committee for their review in late November, 2015.   A recommended base salary increase was then determined for each executive officer by considering the length of time the person had been in his or her position and the relative position (or penetration) of the person’s salary within his or her salary range, along with the other factors (including performance) mentioned above. A formal presentation concerning the process and rationale for the recommended base salary amounts was made by Employers Mutual's HR Department to the Employers Mutual Compensation Committee on February 3, 2016.  All members of the Company’s Compensation Committee were also in attendance at this meeting, which included a discussion and review of the tally sheets prepared for the executive officers, including all of the Company's NEOs, to ensure a proper understanding of the process. Those individual base salary recommendations were designed to satisfy the objectives of the Executive Compensation Policy.
The Employers Mutual Compensation Committee reviewed and discussed the recommended salary increases, with and without management present, during its meeting on February 3, 2016.  That committee also received input regarding the attainment by the executive officers of their 2015 individual performance goals. After consideration of that information, the base salary recommendations proposed by Employers Mutual's HR Department were unanimously approved by the Employers Mutual Compensation Committee, including a base salary increase of 2.56% for Mr. Kelley.
The specific individual base salaries approved for each of the fifteen executive officers by the Employers Mutual Compensation Committee were then presented to the members of the Company’s Compensation Committee at its separate meeting held later on February 3, 2016.  The Company’s Compensation Committee reviewed and discussed those specific base salary amounts and percentage increases, and subsequently approved them.  The approved salary amounts were ultimately submitted to and approved by the Board of Directors of Employers Mutual on March 9, 2016, with retroactive application to January 1, 2016.
The average base salary increase for all executive officers was 3.01% and the average base salary increase for the Company's NEOs was 2.91%, compared to 3.00% for Employers Mutual's employees as a whole. Approximately 33% of the executive officers were above the mid-point of their salary ranges, while approximately 49% of all employees were above the mid-point of their salary ranges.

The base salary amounts approved for 2016 for the Company’s NEOs are shown in the following table:

2016 Base Salary Adjustments

Name	Title	2016 Base Salary ($)	2015 Base Salary ($)	Percentage Increase

Bruce G. Kelley	President, CEO & Treasurer	937,500	914,108	2.56%

Mark E. Reese	Sr. Vice President & CFO	298,500	290,054	2.91%

Kevin J. Hovick	Exec. Vice President & COO	486,000	471,744	3.02%

Mick A. Lovell	Exec. Vice President for Corporate Development	449,000	435,000	3.22%

Scott R. Jean	Exec. Vice President - Finance & Analytics	449,000	435,000	3.22%

Cash Bonus Program
Executive Annual Bonus Plan.  At its February 3, 2016 meeting, the Employers Mutual Compensation Committee, after reviewing and considering the survey data from the various sources identified above (which set forth paid bonuses as a percentage of base salary), approved a maximum payout level of 125% of base salary for the 2016 Executive Annual Bonus Plan.  This action was approved by the Company’s Compensation Committee at its separate meeting on February 3, 2016.
The Employers Mutual Compensation Committee also approved the performance objectives to be utilized in determining potential awards under the 2016 Executive Annual Bonus Plan at its February 3, 2016 meeting.  These objectives, which were reviewed and approved by the Company’s Compensation Committee at its separate February 3, 2016 meeting, were as follows:

•	Trade Combined Ratio component: a base bonus of 35%, a combined ratio goal of 99.0%, and a performance factor of 7.0, with no minimum or maximum.

•	Surplus Growth component: a base bonus of 7.5%, a surplus increase goal of 7.5%, and a performance factor of 2.0, with a maximum of +30% and a minimum of -15%.

•	Written Premium Growth component: a base bonus of 7.5%, a written premium increase goal of 3.0%, and a performance factor of 2.0, with a maximum of +15% and a minimum of -15%.
In reaching their decisions about the performance objectives, the two compensation committees reviewed a projected Executive Annual Bonus Plan payout calculation based upon the 2016 goals and certain estimates of exceeding the performance goals (such as anticipated growth of policyholders’ surplus).  Using such goals and estimated numbers in the Executive Annual Bonus Plan formula resulted in a projected Unmodified Plan Percentage of 70.0% of base salary, which the compensation committees felt was not excessive compared to the annual cash bonus percentages paid by the peer group of companies participating in the compensation surveys described previously. The committees noted that while this projected Unmodified Plan Percentage was higher than the prior year's projected cash bonus percentage, higher potential cash bonus payouts were consistent with the recommendation contained in the recent Hay Group total remuneration study. It was also noted that the goal of the new Executive Annual Bonus Plan was to enhance cash bonus payments for beating goals (and reduce cash bonus payments for missing goals) in order to provide incentives to stretch for better results and to incentivize results more than effort. Further, the projected Unmodified Plan Percentage would only be slightly above 50% of the maximum Modified Plan Percentage (125.0% of base salary) under that plan.

For calendar year 2016, EMC Insurance Companies reported an increase in net written premiums of 3.8%, an increase in policyholders’ surplus of 8.5% and a combined trade ratio of 97.9%.  The application of these results to the 2016 Executive Annual Bonus Plan formula resulted in the achievement of an Unmodified Plan Percentage of 61.3% of base salary.  Following is a summary of the formulas and calculations used to arrive at the 2016 Executive Annual Bonus Plan Unmodified Plan Percentage.

The formula for the Trade Combined Ratio ("TCR") component of the Executive Annual Bonus Plan, and the calculation of this component for 2016, was as follows:

35%	+	[(99%	-	97.9%)	*	7]	=	42.7%
TCR Base Bonus %		TCR Goal		TCR Result	TCR Performance Factor
The formula for the Surplus Growth component of the Executive Annual Bonus Plan, and the calculation of this component for 2016, was as follows:

7.5%	+	[(8.5%	-	7.5%	*	2]	=	9.5%
Surplus Base Bonus %		Surplus Result		Surplus Goal	Surplus Performance Factor
The formula for the Written Premium Growth ("WP") component of the Executive Annual Bonus Plan, and the calculation of this component for 2016, was as follows:

7.5%	+	[(3.8%	-	3%	*	2]	=	9.1%
WP Base Bonus %		WP Result		WP Goal	WP Performance Factor
Adding the three components together (42.7% + 9.5% + 9.1%) resulted in the achievement of an Unmodified Plan Percentage of 61.3% of base salary under the 2016 Executive Annual Bonus Plan, which is slightly below the 70% payout projected at the time of the February 3, 2016 meetings of the two compensation committees, and significantly less than the maximum payout of 125%. The actual bonus award calculations for the Company's NEOs under the 2016 Executive Annual Bonus Plan are shown in the following table:

Executive Annual Bonus Plan Payout Calculations

Name	Title	Unmodified Plan Percentage	Role Adjustment Factor	Individual Plan Percentage	2016 Base Salary ($)	2016 Executive Annual Bonus Plan Payout ($)

Bruce G. Kelley	President, CEO & Treasurer	61.3	1.3	79.7	937,500	747,094

Mark E. Reese	Sr. Vice President & CFO	61.3	1.1	67.4	298,500	201,279

Kevin J. Hovick	Exec. Vice President & COO	61.3	1.2	73.6	486,000	357,502

Mick A. Lovell	Exec. Vice President for Corp. Development	61.3	1.2	73.6	449,000	330,284

Scott R. Jean	Exec. Vice President - Finance & Analytics	61.3	1.2	73.6	449,000	330,284

Note:	Neither the Service Adjustment Factor nor the Retirement Notice Adjustment Factor produced any adjustments to the Unmodified Plan Percentages for the NEOs in 2016.

Long Term Incentive Program (LTIP).  At its February 3, 2016 meeting, the Employers Mutual Compensation Committee considered the transition from the current LTIP to the new Executive Long Term Incentive Plan (which will not produce a bonus payment until 2019 for Plan Years 2016-2018). The Committee determined that allowing the current LTIP to continue for two more years was the most equitable approach for those eligible to receive long term incentive payments. It was further determined that during the transition period to the new long-term plan, an annual cash bonus percentage would be calculated under the prior Cash Bonus Program in 2016 and 2017, but those calculations would only be used as inputs for the LTIP payout calculations for those years.
In calculating the LTIP bonuses for calendar year 2016, results for calendar years 2014, 2015 and 2016 were utilized, as required by the formula.  For calendar years 2014 and 2015, the uncapped cash bonus percentages under the Cash Bonus Program were 28.1% of base salary for Qualified Vice Presidents in 2014 and 45.4% of base salary for Qualified Vice Presidents in 2015. For 2016, the transition period calculation under the Cash Bonus Program resulted in an uncapped cash bonus percentage of 52.7% of base salary.  When the results from those three years were averaged and multiplied by the 0.5 adjustment factor, the LTIP formula resulted in the achievement of a bonus award at the level of 21.1% of base salary for Qualified Vice Presidents.
The following table summarizes the 2016 LTIP bonus award calculations for the Company’s NEOs:

Long-Term Incentive Program Award Calculations

Name	Title	LTIP Bonus Award % for Qualified Vice Presidents	Multiplier	LTIP Bonus Award % After Multiplier	Base Salary ($)	2016 LTIP Bonus Award ($)

Bruce G. Kelley	President, CEO & Treasurer	21.1	1.3	27.4	937500	256,738

Mark E. Reese	Sr. Vice President & CFO	21.1	1.1	23.2	298,500	69,252

Kevin J. Hovick	Exec. Vice President & COO	21.1	1.2	25.3	486,000	122,958

Mick A. Lovell	Exec. Vice President for Corp. Development	21.1	1.2	25.3	449,000	113,597

Scott R. Jean	Exec. Vice President - Finance & Analytics	21.1	1.2	25.3	449,000	113,597

The following table summarizes the Executive Annual Bonus Plan awards and the LTIP awards paid to the Company’s NEOs in March 2017:

2016 Annual and LTIP Bonus Awards

Name	Title	2016 Executive Annual Bonus Plan Award ($)	2016 LTIP Bonus Award ($)	Total 2016 Cash Bonus Award ($)

Bruce G. Kelley	President, CEO & Treasurer	747,094	256,738	1,003,832

Mark E. Reese	Sr. Vice President & CFO	201,279	69,252	270,531

Kevin J. Hovick	Exec. Vice President & COO	357,502	122,958	480,460

Mick A. Lovell	Exec. Vice President for Corporate Development	330,284	113,597	443,881

Scott R. Jean	Exec. Vice President - Finance & Analytics	330,284	113,597	443,881

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Restricted Stock Awards/Stock Options.  Restricted stock awards were approved by both compensation committees at their respective meetings on February 3, 2016 for the executive officers, including all of the NEOs.  The annual restricted stock award levels approved for the president, the other members of the Executive Management Committee and the senior vice presidents, are as follows:

Restricted Stock Award
President	6,000
Other members of the Executive Management Committee	4,500
Senior Vice Presidents	2,252
Under the approved guidelines for restricted stock awards, income tax withholding is required at the vesting date; in 2016, this could be accomplished (i) by the award recipient providing a personal check for the required withholding amount; or (ii) by surrendering a sufficient number of shares of vesting restricted stock to cover the required tax withholding amount.
All qualified (incentive) stock options granted in prior years pursuant to the 2007 Plan and the predecessor incentive stock option plan may be exercised in conjunction with a cashless exercise strategy in which previously owned shares are sold to cover the cost of the exercise. All non-qualified stock options granted in prior years pursuant to the 2007 Plan may be exercised in conjunction with a cashless exercise strategy in which enough shares acquired in the exercise of an option award are sold to cover the cost of the exercise, as well as required tax withholding.
None of the NEOs or other executive officers are parties to employment agreements.  Thus, they are not entitled to contractual payments or benefits upon the occurrence of specified events such as termination of employment (with or without cause) or a “change of control”, except pursuant to the terms of corporate programs, such as the 2007 Plan, which are applicable to all eligible employees of Employers Mutual.  The immediate vesting of stock options and unvested restricted stock awards which would occur under a “change of control” scenario would also take place for all other employees (roughly 165 in number, or about 7% of Employers Mutual’s workforce) who have outstanding, but unvested, options or who have unvested restricted stock awards.  Similarly, all employees who have outstanding, but unvested, stock options would see those options vest immediately upon a termination of employment due to death, disability or retirement, and all employees who have unvested restricted stock awards would see those shares vest immediately upon a termination of employment due to death or disability (but not upon retirement).
Following their review and application of the various components of Employers Mutual’s compensation program, as described herein, to the executive officers, the members of the compensation committees determined that the total compensation amounts approved in 2016 for each executive officer (including the Company’s NEOs) both (i) reflected each individual’s respective responsibilities and contributions to the financial success of EMC Insurance Companies, and (ii) provided appropriate incentives to achieve or exceed EMC Insurance Companies’ business and financial objectives.
Based upon the compensation survey information obtained from comparable companies and described elsewhere herein, together with the input received from the Hay Group, it was ultimately decided by the Company’s Compensation Committee that the aggregate compensation amounts derived from the three primary compensation components approved for the Company’s NEOs and other executive officers for 2016, both at projected and maximum potential levels, as well as the mix of compensation components, were appropriate for promoting the interests of the Company’s stockholders.

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SUMMARY COMPENSATION TABLE
The amounts reported in the Summary Compensation Table reflect the total amount of compensation received by the Company’s NEOs during 2016, 2015 and 2014 (when applicable).  The aggregate participation of the Company’s property and casualty insurance subsidiaries in the Pooling Agreement during these three years was 30%, and this percentage represents the approximate portion of the total compensation amounts described below which were allocated to the Company during these years.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)

Bruce G. Kelley	2016	937,500	147,240	1,003,832	350,950	550,116	2,989,638
President & CEO	2015	948,242	125,700	783,391	306,726	605,443	2,769,502
	2014	887,484	122,940	590,177	281,730	368,098	2,250,429

Mark E. Reese	2016	298,500	55,264	270,531	90,279	104,401	818,975
Senior Vice	2015	300,885	47,138	210,289	79,055	87,228	724,595
President & CFO	2014	281,606	46,102	158,544	77,983	67,333	631,568

Kevin J. Hovick	2016	486,000	110,430	480,460	153,231	400,507	1,630,628
Executive Vice	2015	488,861	94,275	373,149	131,047	416,777	1,504,109
President & COO	2014	445,042	92,205	273,256	116,304	244,868	1,171,675

Mick A. Lovell	2016	449,000	110,430	443,881	91,621	174,795	1,269,727
Executive Vice	2015	451,731	94,275	344,085	64,533	210,824	1,165,448
President for
Corporate
Development

Scott R. Jean	2016	449,000	110,430	443,881	68,567	109,682	1,181,560
Executive Vice	2015	451,731	94,275	344,085	49,751	153,257	1,093,099
President- Finance
& Analytics

(1)	The salary amounts for 2015 are higher than the salary amounts for 2016 because there were 27 pay periods in 2015, rather than the normal 26 pay periods.

(2)
These amounts represent the grant date fair value of stock awards made by Employers Mutual under its 2007 Plan, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The fair value of the stock awards is based on the average of the high and low trading prices of the Company's Common Stock on the date of grant.

(3)
These amounts represent the cash bonuses earned under the Executive Annual Bonus Plan and the LTIP during the fiscal year, which are paid (or, in the case of the Executive Annual Bonus Plan, deferred at the election of the NEO), in the subsequent year. The amount of cash bonus earned during 2016 under each of the bonus programs is contained in the "2016 Annual and LTIP Bonus Awards" table on page 30 of this Proxy Statement. After the final industry combined trade ratio for 2016 is released by A.M. Best, additional LTIP payments may be paid to the executive officers. Based on a preliminary estimate released by A.M. Best, the Company estimates the additional LTIP payments to the NEOs will be as follows: Kelley ($28,125), Reese ($7,463), Hovick ($13,608), Lovell ($12,572), and Jean ($12,572). However, because the Company did not yet have the final industry number from A.M. Best at the time of printing this Proxy Statement, it did not yet know whether those additional payments had been earned, and thus these amounts are not included in the Summary Compensation Table. The actual adjustments will be reported in the Proxy Statement for the 2018 Annual Meeting.

(4)
These amounts represent the aggregate increase in the actuarial present value of accumulated benefits under Employers Mutual’s qualified pension plan and non-qualified supplemental retirement plan.  There were no above-market or preferential earnings on any deferred compensation amounts.

(5)	The following table identifies and quantifies each item of compensation included in the All Other Compensation column for 2016:

	Employer Contributions to
Name	401(k) Plan ($) (a)	Non-Qualified Plans ($) (a)	Perquisites ($) (b)	Company Paid Insurance Premiums ($)	Compensation Earned on Restricted Stock ($) (c)	Total ($)

Bruce G. Kelley	7,950	492,205	20,839	17,422	11,700	550,116

Mark E. Reese	7,950	82,492	1,149	8,422	4,388	104,401

Kevin J. Hovick	7,950	346,240	19,748	17,794	8,775	400,507

Mick A. Lovell	7,950	131,933	20,505	7,387	7,020	174,795

Scott R. Jean	7,950	68,686	20,867	5,159	7,020	109,682

(a)
These amounts represent matching contributions made by Employers Mutual under its 401(k) plan (qualified) and the BENEP (non-qualified), and supplemental retirement benefits received under the SERP II (non-qualified).  Amounts attributable to the BENEP match and the SERP II are contained in the “Non-Qualified Deferred Compensation Table” on page 39 of this Proxy Statement.

(b)	These amounts represent the aggregate incremental cost Employers Mutual incurred to provide the listed benefits, which were calculated as follows:
Company-Owned Auto – Total business miles driven in 2016 were multiplied by the IRS reimbursable rate for personal auto usage (54 cents per mile) and this amount was subtracted from the costs incurred to own and operate the company-owned auto during 2016.  The depreciation amount used in this calculation was based on the actual purchase price of the auto, with an estimated useful life of four years.  In 2016, personal auto usage amounted to $2,457 for Mr. Kelley, $11,131 for Mr. Hovick, $12,073 for Mr. Lovell and $11,931 for Mr. Jean.
Club Membership Fees – The total amount paid for country club and dinner club membership fees was reported as the aggregate incremental cost because the memberships are not used exclusively for business entertainment purposes.  In 2016, membership fees amounted to $9,599 for Mr. Kelley, $7,679 for Mr. Hovick, $4,442 for Mr. Lovell and $7,605 for Mr. Jean.
Spousal Travel – These amounts reflect additional transportation costs, program fees and meal expenses incurred by Employers Mutual when the NEO’s spouse accompanied him on business trips.  In 2016, spousal travel amounted to $268 for Mr. Kelley, $774 for Mr. Reese, $263 for Mr. Hovick, $2,818 for Mr. Lovell and $891 for Mr. Jean.

Financial Planning and Tax Preparation Services – In 2016, such fees amounted to $8,515 for Mr. Kelley, $375 for Mr. Reese, $675 for Mr. Hovick, $1,172 for Mr. Lovell and $440 for Mr. Jean.

(c)	These amounts represent compensation income (equal to the amount of dividends paid on the Company's Common Stock) earned on unvested shares of restricted stock.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Compensation Committee Approval Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	All Other Stock Awards: Number of Shares of Stock (#) (2)	Grant Date Fair Value of Stock Awards ($) (3)

Bruce G. Kelley	—	—	—	850,000	1,927,000	—	—
	3/1/16	2/3/16	—	—	—	6,000	147,240

Mark E. Reese	—	—	—	229,000	519,000	—	—
	3/1/16	2/3/16	—	—	—	2,252	55,264

Kevin J. Hovick	—	—	—	407,000	922,000	—	—
	3/1/16	2/3/16	—	—	—	4,500	110,430

Mick A. Lovell	—	—	—	376,000	852,000	—	—
	3/1/16	2/3/16	—	—	—	4,500	110,430

Scott R. Jean	—	—	—	376,000	852,000	—	—
	3/1/16	2/3/16	—	—	—	4,500	110,430

(1)
These amounts represent potential cash bonus awards available under the Executive Annual Bonus Plan and the LTIP for 2016.  The target amounts represent the amount of bonus that would be earned by each NEO if (i) the performance goals for the three performance objectives in the Executive Annual Bonus Plan were reached; and (ii) the target bonus percentage calculated under the Cash Bonus Program for 2016 (using the performance goals established for the Executive Annual Bonus Plan), and the actual bonus percentages from the Cash Bonus Program for 2014 and 2015 were used in the calculation of the LTIP.

(2)	These amounts represent restricted stock awards granted in 2016.

(3)	The average of the high and low trading prices of the Company's Common Stock on the date of grant ($24.54) was used to determine the fair value of the restricted stock awards.

Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table
Restricted Stock Awards. Restricted stock awards vest at a rate of 25% per year, commencing on the first anniversary of the award. Holders of unvested shares of restricted stock receive compensation income in the amount of any dividends declared on the Company's Common Stock. Unvested awards are automatically forfeited upon a participant's termination of employment, except in the case of death or disability.

Stock Options.  Prior to 2013, Employers Mutual’s executive officers were eligible for stock option awards that were intended to provide long-term incentive opportunities.  Employers Mutual’s 2007 Plan, as well as its predecessor stock option plans, provide that all stock options must be granted at prices equal to the fair value of the Company’s Common Stock on the date of grant, with fair value determined as the average of the high and low trading prices of the Common Stock on the date of grant.  Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the first anniversary of the option award; however, all unvested option awards automatically vest upon a participant’s death, disability or retirement.
All qualified stock options may be exercised in conjunction with a cashless exercise strategy in which previously owned shares are sold to cover the cost of the exercise. All non-qualified stock options may be exercised in conjunction with a cashless exercise strategy in which enough shares acquired in the exercise of an option award are sold to cover the cost of the exercise, as well as required tax withholding.

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Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Bruce G. Kelley					15,000	443,775
	17,500	—	15.6447	3/5/2018
	27,000	—	12.5767	3/3/2019
	27,000	—	13.7833	3/1/2020
	27,000	—	16.2700	3/1/2021
	10,800	2,700	13.9867	3/1/2022

Mark E. Reese					5,626	166,445
	*4,500	—	15.6447	3/5/2018
	9,000	—	16.2700	3/1/2021
	5,400	1,350	13.9867	3/1/2022

Kevin J. Hovick					11,250	332,831
	*4,500	—	16.9700	3/9/2017
	*4,500	—	15.6447	3/5/2018
	—	4,500	13.9867	3/1/2022

Mick A. Lovell					9,000	266,265
	*563	—	16.9700	3/9/2017
	*563	—	15.6447	3/5/2018
	112	—	13.7833	3/1/2020
	9,000	—	16.2700	3/1/2021
	2,700	1,350	13.9867	3/1/2022

Scott R. Jean					9,000	266,265
	*2,250	—	15.6447	3/5/2018
	—	1,350	13.9867	3/1/2022

*	Incentive (Qualified) stock options.

(1)
Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the first anniversary of the option award.  All unvested stock options automatically vest upon the death, disability or retirement of the NEO.

(2)
Restricted stock awards vest at a rate of 25% per year, commencing on the first anniversary of the award. Unvested awards are automatically forfeited upon a participant's termination of employment, except in the case of death or disability.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bruce G. Kelley	23,000	225,768	4,500	133,133

Mark E. Reese	13,500	164,804	1,689	49,969

Kevin J. Hovick	58,500	847,826	3,375	99,849

Mick A. Lovell	—	—	1,875	55,472

Scott R. Jean	5,400	79,436	1,875	55,472

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Pension Benefits

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)

Bruce G. Kelley	Pension Plan	32	1,118,141
	Supplemental Retirement Plan	32	2,451,422

Mark E. Reese	Pension Plan	32	701,026
	Supplemental Retirement Plan	32	182,642

Kevin J. Hovick	Pension Plan	36	800,189
	Supplemental Retirement Plan	36	387,624

Mick A. Lovell	Pension Plan	13	252,134
	Supplemental Retirement Plan	13	104,553

Scott R. Jean	Pension Plan	26	255,459
	Supplemental Retirement Plan	26	83,581

(1)
The number of years of credited service is not relevant in the calculation of the pension benefits for the Company's NEOs because their benefits are determined under the cash balance formula in the pension and supplemental retirement plans.

Employers Mutual sponsors a tax-qualified defined benefit plan covering all eligible employees of Employers Mutual (the “Pension Plan”).  Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan (the “SRP”) covering certain of its management and highly compensated employees, which group includes the Company’s NEOs.  The SRP provides a benefit to eligible employees whenever 100% of their pension benefit under the Pension Plan is not permitted to be paid through the Pension Plan because of limits imposed by the Code (limit on compensation that can be taken into account and limit on benefits that can be paid) and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan.
Upon completion of three years of service or upon the attainment of age 55, a participant’s retirement benefit becomes vested and the participant is entitled to receive the current value of his or her retirement account upon termination of employment for any reason, including retirement.
The normal form of benefit under the Pension Plan’s and SRP’s cash balance formula is a lump sum payment, but an annuity is also available.  All alternative payment options are the actuarial equivalent of the normal form of benefit.
Generally, compensation utilized for pension formula purposes includes base salary and cash bonuses earned.
The actuarial valuation method used to determine the present value of accumulated retirement benefits is the unit cost method, which is the same method used to calculate the Company’s accumulated benefit obligation under FASB ASC Topic 715.  Inherent in the actuarial valuation of retirement benefits are several key assumptions, including the discount rate and the expected long-term rate of return on plan assets.  For a discussion of the key assumptions utilized by the Company to value retirement benefits, see the heading entitled “Critical Accounting Policies and Estimates” contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company's 2016 Annual Report to Stockholders.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (1)	Employer BENEP Contributions in Last FY ($)	Employer SERP II Contributions in Last FY ($)	Total Employer Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/Distributions($)	Aggregate Balance at Last FYE ($) (4)

Bruce G. Kelley	84,230	84,230	407,975	492,205	555,513	—	7,219,455

Mark E. Reese	69,764	24,989	57,503	82,492	122,545	—	1,479,001

Kevin J. Hovick	51,895	42,175	304,065	346,240	160,434	—	2,356,518

Mick A. Lovell	133,048	38,964	92,969	131,933	38,761	32,264	632,384

Scott R. Jean	70,391	38,963	29,723	68,686	28,456	—	453,681

(1)	These amounts are included as compensation in the Summary Compensation Table under the "Salary" and "Non-Equity Incentive Plan Compensation" columns.

(2)	These amounts are included as compensation income in the Summary Compensation Table under the "All Other Compensation" column.

(3)	Earnings on the BENEP and SERP II balances is determined by the investment allocations made by the NEOs, which can be changed at the NEOs' discretion.

(4)	The aggregate balance includes the following executive and employer contributions from years prior to 2016:

Name	Executive Contributions Prior to 1/1/2016 ($)	Employer Contributions Prior to 1/1/2016 ($)	Total ($)

Bruce G. Kelley	2,286,707	2,133,861	4,420,568

Mark E. Reese	413,467	420,791	834,258

Kevin J. Hovick	275,426	1,127,347	1,402,773

Mick A. Lovell	111,742	218,960	330,702

Scott R. Jean	133,294	138,929	272,223

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Non-Qualified Deferred Compensation
Employers Mutual also maintains a Board and Executive Non-Qualified Excess Plan (the BENEP), which allows all executive officers at the level of vice president and above, as well as a select group of management, to defer up to 75% of their eligible compensation under the BENEP.  Employees who are eligible for the BENEP may also defer some, or all, of any bonus received under the Executive Annual Bonus Plan, but may not defer any portion of any bonus received under the LTIP.  Employers Mutual matches 100% of the first 5% of covered compensation deferred under the BENEP for vice presidents and above, including all of the Company’s NEOs.
Effective November 2009, Employers Mutual established the Employers Mutual Casualty Company Defined Contribution Supplemental Executive Retirement Plan (“SERP II”), which provides additional deferred compensation for a select group of designated officers.  Under the SERP II, a benefit amount, if any, is calculated based on the present value of 50% of the officer’s projected total cash compensation at normal retirement, reduced by other retirement benefits provided.  If the officer has less than 20 years of service, the contribution is adjusted on a pro-rata basis.
Effective July 2001, Employers Mutual established the Option It! Deferred Bonus Compensation Plan (the “Option It! Plan”).  The Option It! Plan allowed executive officers to defer some or all of their cash bonus awards until January 1, 2005, when that plan was amended to comply with the requirements of Section 409A of the Code.  Due to changes in the applicable law, it became necessary to freeze the Option It! Plan, thus prohibiting any new contributions to that plan.  The changes in the applicable law also limited the investment options of the participants in such plans; so, on June 30, 2007, the Option It! Plan was terminated.  Employers Mutual created a new deferred compensation plan effective July 1, 2007, known as the Employers Mutual Casualty Company Board and Executive Non-Qualified Excess Plan II (the “BENEP II Plan”).  Participants in the Option It! Plan were permitted to take cash settlements from the Option It! Plan or roll the deferred compensation into the new BENEP II Plan.  The BENEP II Plan is frozen to new deposits, but allows participants greater investment options compared to the Option It! Plan.  Mr. Reese has deferred compensation in the BENEP II Plan.

Potential Payments Upon Termination or Change of Control
Employers Mutual has not entered into any employment contracts with its executive officers. Assuming a termination of employment on December 30, 2016, amounts the NEOs would receive are governed by the terms of Employers Mutual’s qualified and non-qualified defined benefit and defined contribution plans, stock option/restricted stock plans and incentive compensation plans. Generally, upon termination of employment for any reason, the NEOs would be entitled to receive the balances contained in their qualified pension and 401(k) accounts, as well as the balances in their (1) non-qualified supplemental retirement plan accounts disclosed in the Present Value of Accumulated Benefits column of the 2016 Pension Benefits table on page 38 of this Proxy Statement, (2) non-qualified deferred compensation account disclosed in the Aggregate Balance at last FYE column of the 2016 Non-Qualified Deferred Compensation table on page 39 of this Proxy Statement, and (3) annual and LTIP bonus amounts earned for the current calendar year disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 32 of this Proxy Statement. In addition, the NEOs could be entitled to some perquisites and their stock-based awards, depending on age and the nature of the termination. The NEOs could also be entitled to additional LTIP payments during the two years following their termination, depending on the nature of the termination and the performance of the EMC Insurance Companies during those time periods. Such amounts are not determinable at this time; however, assuming adequate notice of the NEO's retirement plans was provided, the NEOs would be eligible to receive 100% and 50%, respectively, of any bonuses paid under the LTIP in 2018 and 2019, with such bonus amounts based on their base salaries for 2016. The following table summarizes the amounts the NEOs would be entitled to receive from their non-qualified accounts, bonus plans, perquisites and stock-based awards upon termination, depending on the circumstances involved.

Potential Payments Upon Termination

					Stock Based Awards (2)
Name	SRP ($)	BENEP & SERP II ($)	Non-Equity Incentive Compensation ($)	Value of Company Car (1) ($)	Approved Retirement ($)	Death/ Disability ($)	Change in Control ($)

Bruce G. Kelley	2,451,422	7,219,455	1,003,832	9,750	1,747,507	2,197,657	2,197,657

Mark E. Reese	182,642	1,479,001	270,531	—	296,461	465,297	465,297

Kevin J. Hovick	387,624	2,356,518	480,460	23,300	195,429	533,042	533,042

Mick A. Lovell (3)	104,553	632,384	443,881	—	—	475,891	475,891

Scott R. Jean (3)	83,581	453,681	443,881	—	—	529,844	529,844

SRP payments are made over a period of years, ranging from one year if the benefit is less than $50,000 to ten years if the benefit is $450,000 or greater. BENEP and SERP II payments made to participants who separate from service or become disabled or die are made in accordance with the payment option(s) selected by them when they enrolled in the plan (lump sum or installment payments up to 15 years), subject to a six month delay for key employees. The BENEP and SERP II account balances would become fully payable in a lump sum in the event of a change in control. The non-equity incentive compensation payment would be made in a lump sum, with the amount dependent on the amount, if any, of the short-term bonus that was deferred.

(1)	Members of the Executive Committee are allowed to keep their company car upon approved retirement. The values shown represent the depreciated value of their cars at December 30, 2016.

(2)
All unexercised stock options, whether vested or not, become exercisable for a period of three months upon approved retirement, and for a period of twelve months upon death, disability or a change in control. All unvested restricted stock expires upon approved retirement, but becomes fully vested upon death, disability, or a change in control.

(3)
Messrs. Lovell and Jean have not yet reached the retirement eligible age of 55. Therefore, if their employment was terminated on December 30, 2016 for reasons other than death, disability or a change in control, they would not be entitled to keep their company car, and all stock options held by them would expire.

COMPENSATION COMMITTEE REPORT
As previously noted, the Compensation Committee of the Board of Directors is comprised of three members.  All members of the Compensation Committee are independent under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC.  The Compensation Committee’s duties and responsibilities are described in a written charter, which may be viewed on the Company’s website at www.EMCIns.com/ir/Corporate_Governance.aspx.
The Compensation Committee met on February 3, 2016 with a representative of the Hay Group Division of Korn Ferry (the "Hay Group"), the compensation consultant retained by the Compensation Committee, who provided a status update on several compensation-related provisions under the Dodd-Frank Act, including the reporting requirements governing the Company’s compensation policies and practices as they relate to risk management.  The Compensation Committee members then discussed current compensation practices for all of Employers Mutual’s employees.  During this discussion, it was noted that all base salaries, including executive officer base salaries, are based on comparative compensation survey information.  As a result, the base salaries paid to Employers Mutual’s employees were not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.
Employers Mutual’s bonus plans were then reviewed.  Following is a summary of those discussions:

1.
Contingent Salary Plan (CSP) – The CSP is available to all employees of Employers Mutual who were employed during the plan year and who remain employed (or are retired, disabled or deceased) at the end of the plan year.  Eligible employees receive a contingent salary payment equal to a percentage of their base salary (up to a maximum of 10%, with that percentage doubled for Employers Mutual's officers) in February or March, if the statutory combined trade ratio for the previous year meets the criteria previously established for the year.  The actual payment percentage is determined by a formula for the plan year that is based on the difference between the statutory combined trade ratio achieved and the target ratio for the plan year.  Beginning in 2016, executive officers eligible for the Executive Annual Bonus Plan were no longer eligible for the CSP. Prior to 2016, employees eligible for other bonus programs (including the NEOs under the Cash Bonus Program) could receive the larger of the “bonus” or the “contingent salary payment” for the plan year, but not both.  Contingent salary payments equal to 6.1% of base pay (or 12.2% of base pay in the case of Employers Mutual's officers) were made to eligible employees in mid-February 2017, based upon 2016 results.  Because payments, if any, under the CSP are based solely on the statutory combined trade ratio of the consolidated group, payments under this plan are focused on profitability rather than growth, and are therefore not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

2.
Executive Annual Bonus Plan – As previously noted, bonus payments under this plan are based on three separate performance objectives, with the most emphasis placed on the statutory combined trade ratio, followed by the change in policyholders’ surplus and the increase in net written premium.  As a result, bonus payments under this plan are primarily focused on profitability rather than growth.  It was also noted that a very limited number of employees are eligible for this bonus plan and that each participant’s bonus is capped at a predetermined percentage of his or her base compensation.  In addition, the bonus is not tied to the price of the Company’s stock, which eliminates any risks related to short-term price changes.  Based on this discussion, it was determined that bonus payments under this plan are not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

3.
LTIP – This plan (as it was in effect for the payments made in early 2017,based on 2014-2016 results) utilizes the calculations under the Cash Bonus Program, with the LTIP calculations based on a rolling three-year average.  Since the performance objectives for this plan are similar to those utilized in the short-term bonus plans, it was determined that bonus payments under this plan are not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

4.
Individual Bonus Plans – These bonus plans, which are applicable to the branch managers and the heads of various subsidiary companies, are based on the profitability of the operations they oversee and the dollars involved are not considered material.  As a result, it was determined that bonus payments under these plans are not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

To support the Company's focus on compensation program governance and risk management in relation to executive compensation, the Company's Board of Directors approved implementation of the Employers Mutual Casualty Company Policy for Recovery of Erroneously Awarded Incentive-Based Compensation (the "Clawback Policy") on December 29, 2014. The Clawback Policy is applicable to incentive compensation performance periods in progress as of the adoption of the policy and paid on or after January 1, 2015, including those associated with the Cash Bonus Program, the Executive Annual Bonus Plan and LTIP, along with other executive compensation plans administered by Employers Mutual. The Clawback Policy enables the Company and Employers Mutual to recover previously awarded incentive-based executive compensation in the event Employers Mutual is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements.
Benefit plans were not discussed due to the fact that the benefit plans, with the exception of the BENEP and the SERP II, are provided to all employees.  In 2016, the BENEP provided a 5% company match on the first 5% of compensation deferred by executive officers.  The SERP II was implemented in 2009 for the purpose of attracting and retaining key executives by providing additional deferred compensation to achieve a targeted 50% replacement ratio of retirement income to cash compensation at the time of retirement.  The benefits provided under the SERP II are based on market data provided by the Hay Group.  The Compensation Committee was advised that the costs associated with the BENEP and SERP II are not material, and are therefore not deemed by management to create risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee has reviewed the disclosures contained in the Compensation Discussion and Analysis and discussed such disclosures with management of the Company.  Based on its review and discussions with management, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into the 2016 Form 10-K.
The Compensation Committee has reviewed the responses to various inquiries that were submitted to the Hay Group and Brian F. Tobin, the Midwest Region Practice Leader - Executive Compensation for the Hay Group. Those inquiries asked the respondents for information on several factors that could affect the independence of the Hay Group and Mr. Tobin (who has served for several years as the Compensation Committee's primary point of contact with the Hay Group) as compensation advisers to the Committee. Nothing contained in those responses has caused the Compensation Committee to question the independence of the Hay Group or Mr. Tobin with respect to the compensation advisory services provided by them to the Company.
The undersigned members of the Compensation Committee have submitted this report.

Compensation Committee
Stephen A. Crane
Jonathan R. Fletcher, Chair
Robert L. Howe

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is a former or current officer or employee of the Company or any of the Company’s subsidiaries.  To the Company’s knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of the Proxy Statement pursuant to applicable SEC regulations.  No executive officer of the Company has served on the board of directors or compensation committee of any company that has, or has had, one or more of its executive officers serving as a director of the Company.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Stephen A. Crane	116,000	12,994	—	128,994

Jonathan R. Fletcher	91,250	12,994	12,174	116,418

Robert L. Howe	99,000	12,994	16,664	128,658

Gretchen H. Tegeler	109,750	12,994	16,665	139,409

(1)
On May 19, 2016, non-employee directors were awarded 500 shares of restricted stock with a grant day fair value of $25.99, computed in accordance with FASB ASC Topic 718. The fair value of the stock awards is based on the average of the high and low trading prices of the stock on the date of grant. The restricted stock will vest ratably over a period of three years and is subject to forfeiture upon retirement from the board if the director has not reached the age of 75.

(2)
Non-employee directors of the Company are eligible to participate in Employers Mutual’s 2013 Non-Employee Director Stock Purchase Plan.  Under that plan, directors can purchase the Company’s Common Stock in an amount up to 100% of their annual retainer, at a price equal to 75% of the fair value of the Common Stock on the purchase date.  The amounts reported for Mr. Fletcher, Mr. Howe and Ms. Tegeler reflect the discount received on the purchase of 2,000, 2,554 and 2,516 shares, respectively, of the Company’s Common Stock under this plan.

In 2016, each member of the Company’s Board of Directors who was not an officer or employee of the Company was paid $2,000, plus expenses, for each board meeting or day of continuing education (lasting more than two hours) attended, plus a $50,000 annual retainer.  Non-employee directors were also paid $2,000 ($3,000 for committee chairs) for each committee meeting attended and $250 for each educational program or seminar attended lasting less than two hours.  In addition, the chair of the Board of Directors was paid a $20,000 annual fee, the chair of the Audit Committee was paid a $17,000 annual fee, and the chairs of all other board committees were paid a $4,500 annual fee. Non-employee directors were also entitled to receive $1,000 ($1,500 for the chair of the Audit Committee) for each special meeting of the Audit Committee held for the primary purpose of considering revisions to the Company's non-GAAP operating income guidance for the year.  Non-employee directors are eligible to defer some or all of their board and/or committee fees into the BENEP.

AUDIT COMMITTEE REPORT

As previously noted, the Audit Committee of the Board of Directors is composed of three members.  All members of the Audit Committee are independent under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC. All members of the Audit Committee have been designated “Audit Committee financial experts”, as that term is defined by the rules and regulations of the SEC, which require that a director have certain defined attributes of financial sophistication obtained through specific experiences in order to meet the “Audit Committee financial expert” definition.  The Audit Committee’s responsibilities are described in a written charter, which may be viewed on the Company’s website at www.EMCIns.com/ir/Corporate_Governance.aspx. The charter is reviewed by the Audit Committee on an annual basis to verify that it accurately represents the scope and responsibilities of the Audit Committee, and is updated as appropriate.

Management is responsible for the internal controls and financial reporting processes of the Company.  The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report to the Company’s stockholders and Board of Directors on the results of this audit.  The independent registered public accounting firm is also responsible for performing an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report to the Company’s stockholders and Board of Directors on the results of this audit.  The Audit Committee’s responsibility is to monitor and oversee these processes.

At each of its eight meetings during calendar year 2016, the Audit Committee met and held discussions with management. Three of those meetings included executive sessions at which management was not present.  Ernst & Young LLP (“EY”), the Company's independent registered public accounting firm, attended and was included in the discussions at all eight of the Audit Committee meetings.  The Audit Committee discussed with EY (i) the results of EY’s audit of the consolidated financial statements, and (ii) EY’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee oversaw the Company’s internal audit function during 2016. This responsibility included overseeing internal audit plans, staffing and budgets. The Audit Committee also evaluated the responsibilities and performance of the internal auditors and reviewed periodic internal audit reports and any corrective actions being taken in response to the internal audit findings.

During 2016, management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (the COSO criteria).  The Audit Committee was kept apprised by management and EY concerning the Company’s efforts at each regularly scheduled Audit Committee meeting.  Management provided the Audit Committee with a quarterly certification addressing its awareness of any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting, as well as its awareness of any fraud that involved management or other employees who have a significant role in the Company's internal control over financing reporting. Management also provided the Audit Committee with a report containing (i) a statement of management’s responsibilities for establishing and maintaining adequate internal control over financial reporting; (ii) a description of the framework used to evaluate, and management’s assessment of, the effectiveness of the Company’s internal control over financial reporting; and (iii) a statement that EY has issued an opinion to the effect that the Company’s internal control over financial reporting was effective as of December 31, 2016.

The Audit Committee reviewed management’s and EY’s evaluations of the effectiveness of the Company’s internal control over financial reporting to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  The Audit Committee also reviewed and discussed the audited consolidated financial statements with management and EY.  In addition, the Audit Committee has discussed with EY the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB.

The Audit Committee is responsible for the appointment, compensation and oversight of the external auditor. EY provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the PCAOB (Communication with Audit Committees Concerning Independence), and the Audit Committee reviewed with and agreed with EY that it is independent of the Company. The Audit Committee determined that the non-audit services provided by EY to the Company during calendar year 2016 were compatible with maintaining its independence.

Based on the Audit Committee’s discussions with management and EY, the Audit Committee’s review of the representations of management and the reports of EY, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC for the year ended December 31, 2016.  The Audit Committee also has recommended that the stockholders ratify the Audit Committee’s selection of EY as the Company’s independent registered public accounting firm for calendar year 2017.

Audit Committee
Stephen A. Crane
Robert L. Howe
Gretchen H. Tegeler, Chair

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
The following information is furnished as to the Common Stock of the Company owned beneficially as of March 28, 2017, by each of the Company’s directors and NEOs individually, and the directors and “executive officers” of the Company (as designated by the Company’s Board of Directors) as a group.  The information concerning beneficial ownership has been furnished by the persons listed below or was determined by the Company from reports filed by such persons with the SEC regarding such ownership.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Stephen A. Crane	11,500		*

Jonathan R. Fletcher	10,750		*

Kevin J. Hovick	50,995	(2)	*

Robert L. Howe	22,380		*

Scott R. Jean	20,286	(3)	*

Bruce G. Kelley	362,784	(4)	1.72%

Mick A. Lovell	22,831.5	(5)

Mark E. Reese	35,566	(6)	*

Gretchen H. Tegeler	14,728		*

All Directors and Executive Officers as a Group (24 persons, including those listed above)	798,064	(7)	4.46%
* Less than one percent.

(1)	All named holders of the Common Stock listed in this table have sole voting and investment power with respect to the shares held, except as stated otherwise below.

(2)
Kevin J. Hovick directly owns 35,245 shares of Common Stock, has presently exercisable options to purchase 9,000 shares, and has voting rights with respect to 6,750 shares of unvested restricted stock, which shares are included in the table.

(3)
Scott R. Jean directly owns 10,686 shares of Common Stock, has presently exercisable options to purchase 3,600 shares, and has voting rights with respect to 6,000 shares of unvested restricted stock, which shares are included in the table.

(4)
Bruce G. Kelley owns 239,534 shares of Common Stock directly and 2,250 shares indirectly, which shares are owned by his spouse. In addition, he owns presently exercisable options to purchase 112,000 shares and has voting rights with respect to 9,000 shares of unvested restricted stock, which shares are included in the table.

(5)
Mick A. Lovell directly owns 3,088 shares of Common Stock, has presently exercisable options to purchase 13,725 shares, and has voting rights with respect to 6,000 shares of unvested restricted stock, which shares are included in the table.

(6)
Mark E. Reese directly owns 11,939 shares of Common Stock, has presently exercisable options to purchase 20,250 shares, and has voting rights with respect to 3,377 shares of unvested restricted stock, which shares are included in the table.

(7)	The total number of shares of Common Stock of the Company owned by all directors and executive officers includes shares owned directly and indirectly by such individuals, together with presently exercisable options to purchase shares and shares of unvested restricted stock for which the executive officer has voting rights.  Included in that total are shares owned beneficially by Ronald A. Paine, Senior Vice President of the Company, which includes shares owned directly and indirectly; presently exercisable options to purchase shares; shares of unvested restricted stock for which Mr. Paine has voting rights; beneficial ownership of his spouse's presently exercisable options to purchase shares; and beneficial ownership of shares of unvested restricted stock for which Mr. Paine's spouse has voting rights. Mr. Paine's spouse is an officer, but not an executive officer, of Employers Mutual.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding those entities known to the Company to own beneficially more than five (5) percent of the Company’s Common Stock, or who filed a Schedule 13G with the SEC regarding their ownership of the Company’s Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Employers Mutual Casualty Company 717 Mulberry Street Des Moines, Iowa 50309	11,771,778 (1)	55.44%

Common	Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,731,920 (2)	8.37%

(1)
On March 28, 2017, Employers Mutual owned approximately 55.44% of the outstanding Common Stock of the Company.  Employers Mutual intends to retain ownership of a majority of the Company’s Common Stock in the foreseeable future.  This majority stock ownership will give Employers Mutual the right to determine whether or not all of the proposals presented at the Annual Meeting are carried and will enable it to control the election of the Board of Directors of the Company.  The Company’s operations are integrated with the operations of Employers Mutual and are largely dependent upon a continuing relationship with Employers Mutual.  The Company does not anticipate any disruptions in this relationship.

(2)
The information shown is based upon a Schedule 13G, filed February 9, 2017, with the SEC by Dimensional Fund Advisors LP, a registered investment advisor.  Dimensional Fund Advisors LP reported sole voting power with respect to 1,731,920 shares and sole dispositive power with respect to all of the shares.

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CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
The operations of the Company are highly integrated with those of Employers Mutual through participation in a property and casualty reinsurance pooling agreement (the "Pooling Agreement"), a reinsurance retrocessional quota share agreement (the "Quota Share Agreement") and inter-company reinsurance programs.  In addition, the Company is completely dependent upon Employers Mutual's employees, facilities and information technology systems to conduct its business.  As a result of these operational relationships, there are numerous transactions between the Company and Employers Mutual that occurred on an ongoing basis in the ordinary course of business during 2016, and that will continue to occur on an ongoing basis in the ordinary course of business during 2017.
All transactions occurring under the Pooling Agreement, Quota Share Agreement and inter-company reinsurance programs are based on statutory accounting principles. Certain adjustments are made to the statutory-basis amounts assumed by the property and casualty insurance subsidiaries and the reinsurance subsidiary to bring the amounts into compliance with U.S. generally accepted accounting principles.
During 2016, the Company's three property and casualty insurance subsidiaries, along with Employers Mutual and its two property and casualty insurance subsidiaries and an affiliate, were parties to the Pooling Agreement under which the property and casualty insurance business written by the participating companies is pooled.  Under the terms of the Pooling Agreement, each participant cedes to Employers Mutual all of its property and casualty insurance business, and assumes from Employers Mutual an amount equal to its designated participation percentage in the pool.  All premiums, losses, settlement expenses and other underwriting and administrative expenses, excluding the voluntary reinsurance business assumed by Employers Mutual from non-affiliated insurance companies, are pooled and then prorated among the parties to the Pooling Agreement on the basis of their respective participation percentages.  The Company's property and casualty insurance subsidiaries together had an aggregate 30% participation interest in the pool in 2016, and will maintain an aggregate 30% participation interest in the pool in 2017.  The remaining 70% participation interest is allocated to Employers Mutual and its affiliate.  Employers Mutual negotiates reinsurance agreements that provide protection to the pool and each of its participants, including protection against losses arising from catastrophic events.  Operations of the pool give rise to inter-company balances between the Company's property and casualty insurance subsidiaries and Employers Mutual, which are settled within 45 days after the end of each month.  The investment and income tax activities of the pool participants are not subject to the Pooling Agreement.
The purpose of the Pooling Agreement is to spread the risk of an exposure insured by any of the participants among all the companies participating in the pool.  The Pooling Agreement produces a more uniform and stable underwriting result from year to year for all companies in the pool than might be experienced on an individual basis.  In addition, each company benefits from the capacity of the entire pool, rather than being limited to policy exposures of a size commensurate with its own surplus, and from the wide range of policy forms, lines of insurance written, rate filings and commission plans offered by each of the companies.
During 2016, the Company's property and casualty insurance subsidiaries ceded direct premiums earned of $382,299,588, direct losses and settlement expenses incurred of $229,858,527, direct underwriting expenses incurred of $64,112,191 and direct policyholder dividends incurred of $8,297,632 to Employers Mutual pursuant to the terms of the Pooling Agreement.  The Company's property and casualty insurance subsidiaries assumed from Employers Mutual their aggregate 30% participation interest in the pool, which included premiums earned totaling $464,306,520, losses and settlement expenses incurred totaling $302,539,877, underwriting expenses incurred totaling $147,656,316 and policyholder dividends totaling $9,453,809.
During 2016, the Company's property and casualty insurance subsidiaries were also parties to an inter-company reinsurance program with Employers Mutual that consisted of two semi-annual aggregate catastrophe excess of loss treaties. The first treaty was effective from January 1, 2016 to June 30, 2016, and had a retention of $20,000,000 and a limit of $24,000,000. The second treaty was effective from July 1, 2016 through December 31, 2016, and had a retention of $15,000,000 and a limit of $12,000,000. All catastrophe and storm losses assumed by the property and casualty insurance subsidiaries through the Pooling Agreement (net of applicable reinsurance recoveries from external reinsurance protections purchased by the pool participants) were subject to the terms of these treaties, and there was no co-participation provision. During 2016, the Company's property and casualty insurance subsidiaries ceded premiums earned of $7,840,000 and losses and settlement expenses incurred of $7,459,113 to Employers Mutual pursuant to the terms of this inter-company reinsurance program.
 The Pooling Agreement and the inter-company reinsurance program remain in effect during 2017 and will continue to function in accordance with the terms described above, except for a change in the cost of the inter-company reinsurance program. For 2017, the cost of the inter-company reinsurance program will decrease to $7,340,000. Other than the cost of the inter-company reinsurance program, the specific amounts to be assumed and ceded between the Company's property and casualty insurance subsidiaries and Employers Mutual in 2017 under the Pooling Agreement and the inter-company reinsurance program will not be determined prior to year-end 2017. Additional information concerning the Pooling Agreement and the inter-company reinsurance program is contained in the 2016 Form 10-K.
One of the Company’s insurance subsidiaries, Dakota Fire Insurance Company, leases office space from EMC National Life Company, an affiliate of Employers Mutual.  This lease expense, which amounted to $229,538 in 2016, is included as an expense under the Pooling Agreement.
The Company’s reinsurance subsidiary and Employers Mutual are parties to the Quota Share Agreement and an inter-company reinsurance program.  Under the terms of the Quota Share Agreement, the reinsurance subsidiary assumes 100% of Employers Mutual’s assumed reinsurance business, exclusive of certain reinsurance contracts. This includes all premiums and related losses, settlement expenses and other underwriting and administrative expenses of this business.  The inter-company reinsurance program (covering both business assumed from Employers Mutual through the Quota Share Agreement, as well as business obtained outside the Quota Share Agreement), includes a per occurrence catastrophe excess of loss treaty with a retention of $10,000,000, a limit of $10,000,000, 20% co-participation, and no reinstatement; and an aggregate catastrophe excess of loss treaty with a retention of $20,000,000, a limit of $100,000,000, and 20% co-participation. Any losses recovered under the per occurrence treaty inure to the benefit of the aggregate treaty. Only catastrophic events with total losses greater than $500,000 are subject to the terms of the aggregate treaty. The reinsurance subsidiary also purchases additional reinsurance in peak exposure territories from external parties in which coverage is triggered when losses experienced by the insurance industry from a catastrophic event exceed a specified threshold. Any reinsurance recoveries received from external parties reduces the amount of losses ceded to Employers Mutual under the inter-company reinsurance program. The reinsurance subsidiary assumed from Employers Mutual premiums earned totaling $135,222,756 and losses and settlement expenses incurred totaling $90,901,219.  Total premiums earned and losses and settlement expenses incurred ceded back to Employers Mutual by the reinsurance subsidiary during 2016 under the inter-company reinsurance program totaled $5,080,000 and $(466,600), respectively.  It is customary in the reinsurance business for the assuming company to compensate the ceding company for the acquisition expenses incurred in the generation of the business.  Commissions incurred by the reinsurance subsidiary under the Quota Share Agreement with Employers Mutual amounted to $27,367,173 for the business assumed in 2016.  The reinsurance subsidiary also assumes all foreign currency exchange gains/losses associated with contracts incepting on January 1, 2006 and thereafter that are subject to the Quota Share Agreement.  The net foreign currency exchange gain assumed by the reinsurance subsidiary in 2016 was $366,530.  Operations of the Quota Share Agreement and the inter-company reinsurance program give rise to inter-company balances between the Company's reinsurance subsidiary and Employers Mutual, which are settled during the month following the end of each quarter. The investment and income tax activities of the reinsurance subsidiary are not subject to either the Quota Share Agreement or the inter-company reinsurance program.
  The Quota Share Agreement and the inter-company reinsurance program remain in effect during 2017 and will continue to function in accordance with the terms described above, except for a change in the cost of the inter-company reinsurance program. For 2017, the cost of the inter-company reinsurance program will decrease to $4,850,000. Other than the cost of the inter-company reinsurance program, the specific amounts to be assumed and ceded between the Company's reinsurance subsidiary and Employers Mutual in 2017 under the Quota Share Agreement and the inter-company reinsurance program will not be determined prior to year-end 2017. Additional information concerning the Quota Share Agreement and the inter-company reinsurance program is contained in the 2016 Form 10-K.

Employers Mutual utilizes its employees, facilities and information technology systems to provide various services to all of its subsidiaries and affiliates, including the Company and its subsidiaries.  These services include data processing, claims, financial, legal, actuarial, auditing, marketing and underwriting.  Employers Mutual allocates a portion of the cost of these services to its subsidiaries that do not participate in the Pooling Agreement based upon a number of criteria, including usage of the services and the number of transactions.  The remaining costs are allocated to the pool and each pool participant shares in the total costs in accordance with its participation percentage as established under the terms of the Pooling Agreement.  Costs allocated to the Company by Employers Mutual for services provided to the Company and its subsidiaries that do not participate in the Pooling Agreement amounted to $4,677,091 in 2016.  The allocation of costs to the Company and its subsidiaries that do not participate in the Pooling Agreement will continue in 2017, although the specific amount will not be determined prior to year-end 2017.
The Company's investment expenses are based on actual expenses directly incurred by the Company and its subsidiaries plus an allocation of other investment expenses incurred by Employers Mutual, with the allocation of these expense being based on a weighted-average of total invested assets and number of investment transactions executed during the year.  Investment expenses allocated to the Company and its subsidiaries by Employers Mutual amounted to $1,351,316 in 2016.  Investment expenses will continue to be allocated to the Company and its subsidiaries by Employers Mutual in 2017, although the specific amount will not be determined prior to year-end 2017.
Three of the Company's insurance subsidiaries have issued an aggregate of $25 million of surplus notes to Employers Mutual, with such notes bearing a fixed interest rate of 1.35% per annum during 2016.  No principal payments were made on the surplus notes during 2016.  Interest in the amount of $337,500 (for calendar year 2015) was paid by the subsidiaries to Employers Mutual early in 2016, and interest in the amount of $337,500 (for calendar year 2016) was accrued at December 31, 2016 and paid early in 2017 upon receipt of approval from insurance regulatory authorities.  The surplus notes do not have a stated maturity date and interest will continue to accrue at the same rate on the surplus notes during 2017.
Employers Mutual advances on behalf of the Company and its subsidiaries any federal and state taxes due at the time of the filing of the respective returns.  The Company and its subsidiaries then reimburse Employers Mutual for the payment of such taxes in conjunction with the settlement of monthly/quarterly inter-company balances.  During 2016, Employers Mutual advanced, and the Company and its subsidiaries reimbursed, $9,549,496 of such taxes.
The Company operates an excess and surplus lines insurance agency through a subsidiary.  This agency received $456,636 of commission income from Employers Mutual during 2016 as compensation for its duties as managing underwriter for excess and surplus lines insurance for several of the insurance companies participating in the Pooling Agreement.  This subsidiary, which does not participate in the Pooling Agreement, also received an allocation of operating expenses from Employers Mutual as noted above.  The payment of commissions from Employers Mutual to the subsidiary, and an allocation of operating expenses to the subsidiary, will continue in 2017, although the specific amounts will not be determined prior to year-end.
As a result of the numerous transactions between the Company and Employers Mutual that occur on an ongoing basis, the Company has established procedures whereby independent directors of the Company review and approve and/or ratify these transactions, as well as other transactions qualifying as a "related persons transaction" as defined under SEC rules.  The procedures for the review of "related persons transactions" are as follows:

•
Any new "material contract", proposed material change to an existing "material contract" or transaction resulting from a "material contract" involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate is subject to review and approval by the Inter-Company Committee in accordance with procedures set forth in the committee Charter.  The Inter-Company Committee is composed of three directors of the Company who have been determined by the Board of Directors to qualify as "independent" directors under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC applicable to the Company.  Under the Inter-Company Committee’s Charter, these contracts or transactions must be approved by the unanimous consent of the committee members based on a finding that the transaction is "fair and reasonable" to the Company and its stockholders.  The most significant material contracts subject to review and approval by the Inter-Company Committee include the Pooling Agreement, the Quota Share Agreement and the inter-company reinsurance programs, all of which have previously been reviewed and approved by the Inter-Company Committee.  "Material contracts" subject to review by the Inter-Company Committee are deemed to include, in addition to the Pooling Agreement, the Quota Share Agreement and the inter-company reinsurance programs, any contract or transaction involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate that is required to be filed as an exhibit to the 2016 Form 10-K on the basis that it constitutes a material contract under SEC rules.

•
Any other new contract, proposed change to an existing contract or transaction resulting from a contract involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate that involves a dollar amount in excess of $120,000, but which does not arise to the level of a "material contract", is subject to review and approval by the Audit Committee in accordance with the terms of its Charter.  The Audit Committee is comprised of three directors of the Company who have been determined by the Board of Directors to qualify as "independent" directors under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC applicable to the Company.  The Charter of the Audit Committee does not designate any particular standard to be applied by the committee members in approving these contracts or transactions.

•
Any new contract or transaction, or an amendment thereto, involving a dollar amount in excess of $120,000 and otherwise meeting the definition of a "related person transaction" as defined by SEC rules, and not involving Employers Mutual or its subsidiaries or affiliate, is subject to review and approval by the Audit Committee in accordance with the terms of its Charter.  The Charter does not designate any particular standard to be applied by the committee members in approving these contracts or transactions.

In addition, the Audit Committee reviews and approves all transactions between Employers Mutual and companies associated with the directors of Employers Mutual.  While these transactions are not considered “related person transactions” as defined under SEC rules, the Audit Committee reviews them so that its members have an understanding of the impact these transactions have on the Company’s results of operations.
Each of the transactions described above was reviewed and approved and/or ratified by the Inter-Company Committee or the Audit Committee, as applicable.  As noted above, most of the related persons transactions described above involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate are ongoing in nature and will continue throughout 2017 in the ordinary course of business.  These transactions will be presented to the Inter-Company Committee or the Audit Committee, as applicable, in accordance with the procedures described above, for review and approval and/or ratification at such time as the amounts involved have been determined.

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PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) created Section 14A of the Exchange Act which, among other things, requires public companies to conduct periodic advisory (non-binding) votes on the compensation of their named executive officers.  The Company’s Board of Directors and the Compensation Committee determined that it would be appropriate to conduct such advisory votes annually.  Accordingly, we are providing our stockholders with the opportunity to vote, on an advisory basis, on the approval of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement in accordance with applicable SEC rules.
As described under the heading “Executive Compensation”, the Company’s executive compensation programs are designed to attract, motivate and retain highly qualified and talented executives.  We believe our executive compensation and our compensation policies and practices are focused on pay-for-performance principles, are strongly aligned with the interests of our long-term stockholders, assist us in hiring, retaining and motivating our executive officers, and are reasonable in comparison to the compensation practices of our competitors and other property and casualty insurance companies of similar premium volume and complexity.  Please read the “Compensation Discussion and Analysis” beginning on page 13 for additional details about the Company’s executive compensation philosophy and programs, including information about the fiscal year 2016 compensation of the Company’s NEOs.
The Company seeks your advisory vote on the compensation of the Company’s NEOs, and asks that you support the compensation of the Company’s NEOs, as described in this Proxy Statement, by voting in favor of this proposal.  This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of the Company’s NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this Proxy Statement.  Last year, 98.6 percent of the shares voting for or against such compensation (i.e., with abstentions and broker non-votes excluded) voted “for” the compensation of the Company’s NEOs that was described in the Proxy Statement prepared for the 2016 Annual Meeting.
Because this say-on-pay vote is advisory, it will not be binding on the Company, the Board of Directors or the Compensation Committee.  However, the Board of Directors and the Compensation Committee will review the voting results and may consider the outcome of the vote when making future decisions regarding executive compensation programs.
The Board of Directors requests that the stockholders approve the following advisory resolution at the 2017 Annual Meeting of Stockholders:
Resolved, that the stockholders of EMC Insurance Group Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narratives in the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE
STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF THE
COMPANY'S NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, as created by the Dodd-Frank Act, also requires public companies to conduct a non-binding advisory vote every six years regarding the frequency with which a company should seek an advisory vote on the compensation of its named executive officers (e.g., the non-binding vote in Proposal No. 2 above). The Company last held a frequency vote at the May 26, 2011 Annual Stockholders Meeting. Accordingly, we are providing our stockholders with the opportunity at the 2017 Annual Meeting to cast a non-binding advisory vote on whether they prefer that future advisory votes to approve the compensation of the Company’s named executive officers occur every one, two or three years.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. Our board believes that holding a vote every year is the most appropriate option because it will enable our stockholders to provide input on the most recent executive compensation information and is consistent with our practice of obtaining stockholder input on our corporate governance matters and our executive compensation philosophy, policies and practices.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal. If you have no preference, you should abstain from voting on this proposal. The option of one year, two years or three years that receives the highest number of votes cast by the stockholders will be the frequency for the advisory vote on executive compensation that has been recommended by the stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation with a frequency that differs from the option that received the highest number of votes from the Company’s stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO HOW FREQUENTLY A NON-BINDING STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

PROPOSAL NO. 4

APPROVAL OF THE EMPLOYERS MUTUAL CASUALTY COMPANY
2017 STOCK INCENTIVE PLAN

The Boards of Directors of Employers Mutual and the Company (the “Boards”) and their respective compensation committees (the “Compensation Committees”) believe that the compensation paid to officers and other key employees should create incentives to achieve superior performance and enhance policyholder and stockholder value. In 2007, the stockholders approved the Employers Mutual Casualty Company 2007 Stock Incentive Plan (the “2007 Plan”) providing for the grant of stock awards to officers and other key employees utilizing shares of the Company’s Common Stock. Since adoption of the 2007 Plan, stock-based awards granted to officers and other key employees have consisted of stock options and restricted stock, with vesting of such awards subject to a continued service requirement during a designated period of years. The 2007 Plan has a term of ten years and is scheduled to expire at the Annual Meeting, meaning that no further awards can be granted under the terms of the 2007 Plan after May 25, 2017. Because the Boards believe that stock-based awards are an important element of the compensation packages provided to the officers and other key employees, the Compensation Committees and the Boards have approved the Employers Mutual Casualty Company 2017 Stock Incentive Plan (the “2017 Plan”) as a replacement for the 2007 Plan, subject to approval by Employers Mutual’s policyholders and the Company’s stockholders. Like the 2007 Plan, the 2017 Plan authorizes the Employers Mutual Compensation Committee, as plan administrator, to grant stock awards utilizing shares of the Company’s Common Stock, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. The Company's Board believes that the 2017 Plan is in the best interest of the stockholders, as the continued ability to grant stock-based awards will enable the Boards to (a) motivate superior performance by eligible participants, (b) encourage and provide for the acquisition of an ownership interest in the Company, thereby aligning the economic interests of participants with those of the policyholders and stockholders, and (c) enable Employers Mutual to attract and retain the services of outstanding officers and employees upon whose judgment and efforts the successful operations of Employers Mutual and the Company are largely dependent.
As is the case with the 2007 Plan, the 2017 Plan provides for the grant of awards to officers and other key employees who are selected for participation based on their ability to affect the overall performance of Employers Mutual and the Company. Approximately 160 officers and other key employees received awards under the 2007 Plan in March of 2017, and it is expected that a similar number of officers and other key employees will receive awards under the 2017 Plan commencing in 2018, if the 2017 Plan is approved by Employers Mutual’s policyholders and the Company’s stockholders. As with the 2007 Plan, participants under the 2017 Plan may also include agents and non-employee directors of Employers Mutual. A separate plan covering the non-employee directors of the Company, entitled the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan, is also proposed for adoption by the stockholders at the Annual Meeting. See Proposal 5 - Approval of the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan.
Potential Dilutive Impact of the 2017 Plan
Effect on 2007 Plan. Unissued shares of common stock that remain available for issuance under the 2007 Plan will not be available for issuance under the 2017 Plan. The Compensation Committees and Boards have adopted resolutions approving the termination of the 2007 Plan as of the date of the Company’s 2017 stockholder meeting, so that no further awards may be granted under the 2007 Plan after that date. The resolutions further provide that (i) the terms of the 2007 Plan will continue to control and govern any awards made prior to the termination of that plan, and (ii) no unissued shares from the 2007 Plan will be made available for issuance under the 2017 Plan or the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan.

Burn Rate Analysis. In recommending approval of the 2017 Plan and determining the number of shares to be made available under the Plan, the Compensation Committees considered the Company’s and Employers Mutual’s desire to have a sufficient number of shares available for grant for a reasonable number of years and the amounts of equity awards granted in the past three years. In fiscal years 2014-2016, the Employers Mutual Compensation Committee granted equity awards representing a total of 62,764, 82,764 and 118,588 shares, respectively (the amounts for 2014 and 2015 were subsequently adjusted due to a 2-for-1 stock split in 2015). For these three years of awards under the 2007 Plan, the three-year average equity share usage (the “burn rate”) was 0.55%, calculated as the number of shares subject to awards granted during the year divided by the number of shares outstanding during the year. For purposes of this calculation, the number of shares subject to awards granted during the year was not discounted for awards that were subsequently canceled or forfeited.

Overhang Analysis. In setting the amount of shares to be made available under the 2017 Plan, the Compensation Committees also considered the total number of shares subject to outstanding awards under the 2007 Plan as well as the shares that will be available for issuance under the new stock plans described in this proxy statement. As of February 7, 2017 (the date of the meetings of the Compensation Committees), there were outstanding unexercised stock options covering 615,291 shares and outstanding unvested restricted stock units covering 115,988 shares awarded under prior plans. If approved, the 2017 Plan will reserve an additional 1,000,000 shares, and the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan will reserve an additional 150,000 shares. Accordingly, the shares subject to outstanding awards under prior plans and shares that will be available for issuance under the new stock plans are expected to total approximately 1,881,279, which represented approximately 8.9% of the Company’s outstanding shares of Common Stock as of February 7, 2017. The Compensation Committees believed that this was within industry norms.

Projected Equity Award Grants. While the terms of the 2017 Plan specify the maximum number of shares of Common Stock that may be subject to awards under the plan, the actual grant of awards will continue to be subject to the business judgment and discretion of the Employers Mutual Compensation Committee. As

evidenced by the low historical burn rate, the Employers Mutual Compensation Committee has been judicious in granting such awards and has been sensitive to minimizing the impact of the potential dilution that such awards could have on the Company’s stockholders. It currently is anticipated that future awards will remain similar in amounts to those from the last three years, although reasonable increases in the number of officers and employees receiving awards and/or the amount of such awards are possible. In addition, changes in the value of the Common Stock could affect the amount of future awards, in order to continue to provide competitive levels of compensation. If future awards remain similar to historical amounts, with potential reasonable increases as discussed above, the Company expects that the shares reserved under the 2017 Plan will last at least five years. As it grants awards in the future, the Employers Mutual Compensation Committee will remain sensitive to the impact of the potential dilution that such awards may have on the Company’s stockholders.
Adoption of the 2017 Plan requires approval by the stockholders and the Company's Board is hereby recommending that the stockholders vote “FOR” approval of the 2017 Plan.
Summary of the 2017 Plan
The following summary of the 2017 Plan is qualified in its entirety by reference to the complete text of the plan, which is attached to this proxy statement as Appendix A.
Shares Available for Issuance
Subject to adjustment upon the occurrence of certain events described below, a maximum of 1,000,000 shares of the Company’s Common Stock may be issued under the 2017 Plan. Shares subject to an award will be counted against the share reserve limit as one share for each share issued or issuable under the award, provided that when a stock appreciation right is granted in tandem with a stock option (so that only one award may be exercised with the other award terminating upon such exercise), the number of shares subject to the tandem stock appreciation right and stock option will only be taken into account once for purposes of the limit. Shares subject to awards granted under the 2017 Plan that lapse, are forfeited, or canceled will be available for future awards under the Plan. Shares withheld to satisfy an employee’s tax obligations, shares withheld to pay the exercise price of stock options or other awards and shares owned by a participant that are delivered to pay the exercise price of stock options or other awards or to satisfy tax obligations will count toward the maximum number of shares reserved for issuance under the 2017 Plan and these shares will not be “recycled” and made available for future awards granted under the 2017 Plan. Shares to be issued or delivered to participants under the 2017 Plan may consist, in whole or in part, of shares (a) owned by Employers Mutual, (b) purchased by Employers Mutual in the open market, or (c) acquired by Employers Mutual through means other than open market purchases, including direct purchases from the Company.
In the event of any stock dividend, stock split, recapitalization, extraordinary dividend, merger, consolidation, combination, spin off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares or other similar corporate event that affects the shares of Common Stock, the Employers Mutual Compensation Committee will make such equitable adjustments as it shall determine to be appropriate to the number and kind of shares which thereafter may be awarded under the 2017 Plan, the number and kind of shares subject to outstanding awards, the respective grant or exercise prices and the individual award limits otherwise applicable with respect to certain awards under the 2017 Plan and summarized below.
If, pursuant to an agreement governing the acquisition of a business by Employers Mutual or one of its subsidiaries, Employers Mutual or such subsidiary grants substitution options or other stock-based awards to employees or service providers of the acquired business, the shares subject to such substitute awards will neither count against the number of shares available for issuance under the 2017 Plan nor be added to the number of awards issuable pursuant to the 2017 Plan. In addition, the generally applicable provisions of the 2017 Plan (such as the limitation that an option must have an exercise price at least equal to the stock's fair market value on the date of grant) that would limit Employers Mutual's or such subsidiary’s ability to grant such substitute awards (which may have already become in the money) will not apply with respect to such substitute grants.
Administration
The 2017 Plan will be administered by the Employers Mutual Compensation Committee, which will have the power and authority to determine those officers, other employees, agents and non-employee directors of Employers Mutual to whom an award will be granted and the terms and conditions of any and all awards. The Employers Mutual Compensation Committee will have the sole and complete authority to establish, amend and rescind rules relating to the 2017 Plan, to provide for conditions deemed necessary or advisable to protect the interests of Employers Mutual, to construe the terms of any award or any document evidencing the grant of an award and to make all other determinations necessary or advisable for the administration and interpretation of the 2017 Plan in order to carry out its provisions and purposes. Except as expressly provided in the 2017 Plan, any power or authority reserved to the Employers Mutual Compensation Committee may be exercised in its sole and absolute discretion and each of its determinations, interpretations or other actions will be final and conclusive for all purposes and upon all persons.
The Employers Mutual Compensation Committee may delegate to the Chief Executive Officer (or one or more other officers) the power to grant awards to participants whose title is below the level of Vice President and who do not serve on Employer Mutual’s Policy Committee. However, only the Employers Mutual Compensation Committee or the Employers Mutual Board may grant awards to executive officers or exercise other discretion under the 2017 Plan with respect to awards granted to executive officers. The Employers Mutual Compensation Committee may also appoint agents (who may be officers or employees of Employers Mutual) to assist in the administration of the 2017 Plan and may grant authority to such persons to execute agreements or other documents on its behalf.
The Employers Mutual Compensation Committee may condition the grant of any award upon the participant agreeing to certain conditions or covenants in favor of Employers Mutual and/or one or more of its subsidiaries that might take effect following the termination of the participant’s employment and after the shares of Common Stock subject to the award have been transferred to the participant. These conditions and covenants may include, for example, restrictions on the ability to transfer the underlying shares of Common Stock, or covenants not to compete, not to solicit employees and customers, and not to disclose confidential information. The Employers Mutual Compensation Committee may also require that, after an option or other award has been exercised or has vested, the participant disgorge any profit, gain or other benefit received from the award if the participant breaches any of these commitments.
The Employers Mutual Compensation Committee may grant awards to (a) any officer or employee of Employers Mutual or any of its subsidiaries, (b) to any person who provides services to Employers Mutual or a subsidiary, including services as an insurance agent and (c) any non-employee director of Employers Mutual. However, during any twelve month period, no participant may be granted awards in respect of more than 25,000 shares of Common Stock, subject to adjustment in connection with a change in capitalization as described above under "Shares Available for Issuance". In addition, the maximum dollar value payable to any participant with respect to performance units and/or other stock-based awards granted in any twelve month period that are intended to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code and that are valued with reference to cash or property other than shares is $250,000. Awards may not be sold, assigned or transferred, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, to the participant's immediate family and to other permitted transferees under rules established by the Employers Mutual Compensation Committee.
Stock Options and Stock Appreciation Rights
The Employers Mutual Compensation Committee may grant nonqualified stock options to officers, employees, agents and non-employee directors and may grant stock options qualifying as incentive stock options under the Internal Revenue Code to officers and employees. The exercise price per share of Common Stock subject to either a nonqualified stock option or an incentive stock option will be not less than 100% of the fair market value, as defined in the 2017 Plan, of such share on the date of grant. Further, the Employers Mutual Compensation Committee is not permitted to subsequently reduce the exercise price of an option or otherwise reprice outstanding options, except for adjustments in connection with a change in capitalization as described above under "Shares Available for Issuance". The Employers Mutual Compensation Committee has discretion as to the terms and conditions upon which options will be exercisable, including the exercise schedule, but under no circumstances may an option have a term exceeding ten years from the date of grant. The exercise schedule shall require a minimum period of service that must be completed before all or a portion of the stock options may be exercised, provided that the minimum period of service required to exercise an option shall in no event be less than one year (except for termination of service due to death, disability or an "approved retirement").
An option holder may satisfy the exercise price in cash or by exchanging shares owned by the option holder, or by a combination thereof, or by any other procedure permitted by the Employers Mutual Compensation Committee. Additionally, to the extent permitted by the Employers Mutual Compensation Committee at or after the time of grant, an option holder may also "net exercise" an option. Pursuant to a “net exercise,” the option holder is not required to pay the exercise price of the option being exercised. Instead, Employers Mutual will deliver to the option holder the number of shares that would be issued "net" of the exercise price. This means that the option holder will receive the greatest number of whole shares of Common

Stock having a value equal to the excess of the then fair market value of the number of shares for which the option is being exercised over the exercise price of such options.
In the event a participant terminates service by reason of disability or death, all options, whether or not then exercisable, will become immediately exercisable and will generally remain exercisable for a period of one year or for such shorter period as the Employers Mutual Compensation Committee shall determine at the time of grant. In the event a participant terminates service by reason of an “approved retirement,” all of the participant's options granted prior to the “retirement grant year” and a prorated number of options granted in the retirement grant year (determined based on the portion of the retirement grant year that the participant was employed) will become immediately exercisable and will remain exercisable for the original term of the option, or for such shorter period as the Employers Mutual Compensation Committee shall determine at the time of grant. In the event a participant’s service terminates for cause, he or she will forfeit all of his or her outstanding options, whether or not then exercisable. In the event a participant terminates service for any reason other than those listed above, all options then held by the participant that are then exercisable will remain exercisable for a period of 30 days and any options that were not exercisable on the date of termination will be forfeited. In no event may any option be exercised after its stated maximum term, regardless if the above described rules might otherwise permit a longer period to exercise an option.
An “approved retirement” means the termination of a participant’s employment (i) on or after the earlier of (a) obtaining an age (which cannot be less than 55) and completing such number of years of service that, when added together, equals or exceeds 70, or (b) reaching age 65 (without regard to any minimum period of service), or (ii) with the approval of the Employers Mutual Compensation Committee (which can be given at or after grant) on or after attaining age 55 and completing such period of service as the Employers Mutual Compensation Committee may determine. The term “grant year” means a 12 consecutive month period commencing on the date of grant of an award and continuing until the first anniversary of such grant date and the term “retirement grant year” means the grant year in which a participant terminates his or her employment.
The Employers Mutual Compensation Committee may also grant stock appreciation rights ("SARs") to participants that can either be freestanding awards or awards that are granted “in tandem” with a stock option in such a way that the exercise of either the SAR or the stock option will cause the cancellation of the other award. The terms and conditions applicable with respect to any grant of a SAR will be substantially the same as applies to the grant of a stock option. This means that the vesting of a SAR, and the time that a recipient of a SAR will have to exercise the SAR after termination of his or her service to Employers Mutual or a subsidiary, will be substantially the same as applies to a stock option granted under the 2017 Plan. Upon exercise of a SAR, the participant will receive payment, in cash, in shares of Common Stock or a combination thereof, of the amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the grant date, times the number of shares of Common Stock with respect to which the SAR is then being exercised.
Restricted Stock or Units
The Employers Mutual Compensation Committee also has the right to grant awards of restricted stock to participants at such times and for such number of shares of Common Stock and subject to such terms and conditions, including the establishment of minimum periods of service or performance goals for the grant of such awards (based on one or more of the performance criteria described below for performance shares and units), as the Employers Mutual Compensation Committee may determine. The Employers Mutual Compensation Committee may also elect to grant any participant restricted stock units, which are the economic equivalent of an award of restricted stock and consist of a contractual right to receive shares of Common Stock or cash in an amount equal to the value of a specified number of shares of Common Stock in the future after the satisfaction of specified vesting conditions. Any such award of restricted stock units will be made on substantially the same terms as an award of restricted stock.
The Employers Mutual Compensation Committee will determine the terms and conditions applicable to a grant of restricted stock or restricted stock units, including the period of restriction during which an award of restricted stock or restricted stock units may be subject, in whole or in part, to forfeiture. Except as expressly provided in the 2017 Plan, the minimum period of restriction for any grant of restricted stock or restricted stock units is three years, although the restrictions on such award may lapse ratably over the three-year period. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. Any shares of restricted stock or restricted stock units held by an officer or employee whose service terminates due to an “approved retirement” will generally vest at the time such shares or units would have vested had such participant's service continued. A prorated number of shares or units granted in the “retirement grant year”, determined based on the portion of the retirement grant year the participant was employed, will vest at the time such shares or units would have vested had such participant's service continued. Unless the Employers Mutual Compensation Committee otherwise specifies at the time of grant, any shares of restricted stock or restricted stock units held by participant at death or upon a determination of the participant’s disability will automatically vest and become nonforfeitable. Upon termination of employment other than in connection with an approved retirement, death or disability, any shares of restricted stock or restricted stock units that have not previously vested will be forfeited unless the Employers Mutual Compensation Committee otherwise determines. The Employers Mutual Compensation Committee may permit participants who receive restricted stock or restricted stock units to defer receipt of such awards upon the terms and conditions the Employers Mutual Compensation Committee establishes from time to time taking into account applicable tax laws pertaining to deferred compensation.
Subject to the forfeiture and transfer restrictions applicable to the award, a participant will have all of the rights of a stockholder in respect of any award of restricted stock, including the right to vote such shares, except with respect to the receipt of dividends or other distributions paid on such shares. Any dividends or other distributions paid on restricted stock during the period of restriction will be retained by Employers Mutual and credited to an account established for the participant, with such dividends or other distributions to be paid to the participant only after such time as the period of restriction on the shares on which such dividends or distributions were paid has expired. Any dividends or other distributions paid on shares which are forfeited by a participant will be retained by Employers Mutual and not paid to the participant. The Employers Mutual Compensation Committee shall determine whether, and to what extent, a participant shall be entitled to receive the payment of dividend equivalents in respect of the number of shares of Common Stock underlying a grant of restricted stock units. As with dividends paid on shares of restricted stock, any dividend equivalents granted with respect to restricted stock units will be credited to an account established for the participant and paid to the participant only at such time as the period of restriction or such restricted stock units has expired. Under no circumstances will dividends or dividend equivalents be paid to a participant with respect to shares of restricted stock or restricted stock units until such time as the applicable period of restriction has expired.
Performance Shares or Units
The Employers Mutual Compensation Committee may grant participants awards of performance shares or performance units, which awards will become earned and payable based on the achievement of performance goals, as established by the Employers Mutual Compensation Committee, during the applicable performance period. The 2017 Plan permits the Employers Mutual Compensation Committee to establish performance goals based on either the total return to stockholders (whether in absolute terms or relative to performance at other companies or a published index) or upon the attainment of one or more of the following goals: stock price, operating earnings, operating or net income (before or after taxes), operating margin, gross margin, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, premium or surplus, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow (including operating cash flow and free cash flow), cash flow per share (before or after dividends), earnings per share, book value per share, return on revenue, return on invested capital, return on assets, cash flow return on investment, cash flow return on capital, economic value added, improvements in or attainment of working capital levels and debt reduction, in each case either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies. In the case of persons who are not executive officers of Employers Mutual, the Employers Mutual Compensation Committee has discretion to establish other performance criteria. The Employers Mutual Compensation Committee also has the discretion to condition payment of amounts in respect of performance shares and performance units on such additional factors as it may determine on the grant date.
The Employers Mutual Compensation Committee will determine the value of each performance share and unit, the number of such shares and units for each performance period, the duration of each performance period (which shall be no less than twelve months in length) and the number of performance shares and units that have been earned based on performance relative to the performance goals discussed above, but subject to the maximum award limits outlined above. Performance shares and units may also be deemed earned upon the occurrence of certain events, such as a change in control. Unless the Employers Mutual Compensation Committee otherwise determines, performance shares and units for "in progress" performance periods will be forfeited and terminated if a participant's employment terminates, except that, unless the Employers Mutual Compensation Committee otherwise determines, if a participant's employment terminates due to death, disability or approved retirement, the participant or the participant's representative will receive all (or, in the event of a termination of employment due to death, disability or approved retirement during the first year of the performance period, a pro-rated portion) of the performance shares and units for the performance cycle that would have been earned had the participant continued employment for the full period.
Payment of earned performance share and unit awards may, at the discretion of the Employers Mutual Compensation Committee, be distributed in the form of cash, shares of Common Stock or a combination thereof. Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of awards to executive officers intended to be other performance based compensation under Section 162(m)(4) of the Internal Revenue Code would cause them to fail to satisfy that requirement, the Committee may also adjust the performance criteria for any performance period as it deems equitable in recognition of unusual or nonrecurring events affecting Employers Mutual or its subsidiaries, changes in applicable tax laws or accounting principles, or such other factors as the Employers Mutual Compensation Committee may determine.
The Employers Mutual Compensation Committee shall determine whether, and to what extent, a participant will be entitled to receive the payment of dividend equivalents in respect of the performance shares. As with restricted stock units, any dividend equivalents payable with respect to performance shares will be credited to an account established for the participant and paid to the participant only after the performance shares become vested and nonforfeitable (including the achievement of the applicable performance criteria).
Other Stock-Based Awards
The Employers Mutual Compensation Committee may also grant to participants other stock-based awards including, but not limited to, grants of stock and offers to purchase Common Stock. Such awards shall be granted on such terms and conditions as the Employers Mutual Compensation Committee shall determine. The Employers Mutual Compensation Committee may, for example, use this authority under the 2017 Plan to issue stock in satisfaction of the obligations of Employers Mutual and its subsidiaries under other compensatory plans or programs, such as pursuant to an annual bonus plan or deferred compensation program.
Change of Control
Except as provided below, if Employers Mutual or the Company experiences a "change of control" (as defined in the 2017 Plan), each option and SAR and each award of restricted stock, each restricted stock unit grant and each other stock-based award will be treated as fully vested and will no longer be subject to forfeiture and transfer restrictions. Additionally, all outstanding performance shares and performance units will be deemed earned and be immediately payable, at the level of performance specified in the award agreement for each such award, regardless of the portion of the applicable performance period that will have elapsed prior to the date of such change of control. The Employers Mutual Compensation Committee may, in its discretion, provide that in connection with a change of control each option and SAR will be canceled in exchange for payment of an amount equal to the excess, if any, of the price paid in the change of control transaction over the exercise price or base value of such award, and each restricted stock unit, performance share, performance unit and/or other stock-based award will be settled for a cash payment based on the price paid in the change of control transaction.
For purposes of the 2017 Plan, "change of control" includes any one or more of the following events:

(a)
an acquisition of beneficial ownership of more than 30% of the outstanding shares of Common Stock by a person or group other than Employers Mutual, its subsidiaries, affiliates or its employee benefit plans, except that none of the following shall constitute a “change of control” (i) any transaction which does not effectively result in a change of control of the Company as such termination qualifies for the exception set forth in paragraph (c) below; (ii) an acquisition of the Common Stock from Employers Mutual pursuant to a business combination in which the acquiring entity is organized as a mutual company and persons who are members of the Employers Mutual Board prior to such acquisition constitute at least 2/3 of the board of directors of the acquiring entity after such transaction; (iii) any acquisition of Common Stock from Employers Mutual or the Company in connection with a firm commitment underwriting; or (iv) any acquisition of Common Stock which would otherwise constitute a “change of control” when such acquisition occurs during any period that Employers Mutual continues to own at least a majority of the combined voting power of the outstanding Common Stock and for so long as such ownership by Employers Mutual shall continue;

(b)
a change in the composition of the Employers Mutual Board or the Company Board such that the directors then serving who were members of either such Board as of the date two years prior to such change (incumbent directors) cease for any reason to constitute at least a majority of the Employers Mutual Board or the Company Board, as the case may be, provided that, for this purpose, any subsequently appointed or elected member of either such Board whose election or nomination for election was not in connection with settlement of a threatened proxy contest or reorganization transaction and was approved by a vote or written consent of at least 2/3 of the incumbent directors shall be counted as an incumbent director;

(c)
the consummation by the Company of a merger, reorganization, consolidation or sale or other disposition of all or substantially all the assets of the Company or the acquisition of the stock or assets of another entity, unless immediately following such transaction the following conditions are satisfied: (i) more than 50% of the voting securities of the corporation resulting from the transaction (or a corporation which as a result of the transaction owns the Company through one or more subsidiaries) is represented by Common Stock of the Company outstanding immediately prior to such transaction and such voting power is distributed among the holders in substantially the same portions as their ownership of the Common Stock immediately prior to such transaction, (ii) no person or group (excluding any employee benefit plan of Employers Mutual, the Company or any corporation resulting from the transaction) beneficially owns 50% or more of the voting securities of the surviving corporation or the new parent corporation, except to the extent such ownership of the Company existed before the transaction, and (iii) at least a majority of the members of the board of directors of the surviving corporation or new parent corporation were members of the Company Board at the time of approving such transaction;

(d)
Employers Mutual merges or otherwise affiliates with a third party and persons who are members of the Employers Mutual Board immediately prior thereto cease to constitute at least 2/3 of the directors of Employers Mutual or the board of directors of any other surviving corporation; or

(e)	Commencement of the complete liquidation or dissolution of the Company (following receipt of approvals from the stockholders of the Company and all necessary regulatory authorities).
However, in the event that a "change of control" occurs that does not constitute a change of control within the meaning of Section 409A of the Internal Revenue Code, no payment or distribution will be made in respect of an outstanding award if such payment or distribution would result in the imposition of an additional tax on the recipient, though other modifications triggered by the change in control (including accelerated vesting) will still apply. In such an event, the participant will receive the value of such an award, as determined by the Employers Mutual Compensation Committee prior to the change in control, on the day after the six month anniversary of the participant's termination of employment or, if earlier, upon (i) the date that such award would have vested due to the passage of time, (ii) the last day of the performance period or (iii) if the award is vested at the time of the change of control, the date on which the award would have expired in accordance with its terms, as applicable.
Notwithstanding the foregoing, (i) there will be no acceleration of the vesting, or lapsing of restrictions, of any options, SARs, restricted stock, restricted stock units, or other stock-based awards, (ii) performance shares and performance units will not be deemed earned, and (iii) there will be no payment made in respect of such awards by reason of the change of control if the Employers Mutual Compensation Committee (as constituted before the change in control) determines that each of the following conditions are satisfied:

(a)	such awards will be honored or assumed by the participant's new employer or one of its affiliated companies;

(b)
the honored or assumed awards will have substantially equivalent economic value, at the time of the change in control, to the awards in respect of Common Stock provided that, if determined by the Employers Mutual Compensation Committee, performance share and performance unit awards may be converted into awards that vest and become payable solely upon the continued performance of services and in respect of the amount or number of shares that would have been payable based upon performance through the date of the change in control or other measure of performance specified in the participant's applicable award agreement;

(c)	the honored or assumed awards will relate to securities that are publicly traded on an established United States securities market;

(d)	the terms and conditions (such as vesting and exercisability) of the honored or assumed awards are at least equal to or better than the terms of the awards related to Common Stock; and

(e)
the honored or assumed awards must provide that, upon the involuntary termination or certain specified types of constructive termination of the award recipient's employment within the two year period following the change of control, the awards will be deemed vested or exercisable, as the case may be.

Term of the 2017 Plan and Amendments
No award may be granted under the 2017 Plan after the tenth anniversary of the date that the plan is approved by the stockholders. The 2017 Plan may be amended or terminated at any time by the Employers Mutual Board, except that no amendment may adversely affect outstanding awards. In addition, none of the following amendments may be made without stockholder approval: (i) an increase in the number of shares of Common Stock available for issuance under the plan; (ii) lowering the exercise price of an option or SAR after it is granted, canceling an option or SAR when the exercise price exceeds the fair market value of a share of Common Stock in exchange for cash or another award (other than in connection with a change of control), or taking any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are listed; (iii) an extension of the maximum term for options or SARs granted under the plan; or (iv) any other amendment for which stockholder approval is otherwise necessary under the rules of the principal U.S. national securities exchange on which the shares are listed.
Description of Federal Income Tax Consequences under the 2017 Plan
The following discussion summarizes the federal income tax consequences of the 2017 Plan based on current provisions of the Internal Revenue Code, which are subject to change. The summary does not cover any foreign, state or local tax consequences of participation in the 2017 Plan.
Nonqualified Options and SARs
No income is recognized upon the grant of a nonqualified stock option. When an option holder exercises a nonqualified option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be ordinary income to the optionee and will be allowed as a deduction for federal income tax purposes to Employers Mutual.
When an option holder disposes of shares acquired through the exercise of the nonqualified option, he or she will recognize long or short term capital gain (loss), depending upon the holding period of the shares.
No income is generally recognized upon the grant of a SAR that is to be settled in stock. Except as described below, upon exercise, the grantee of the SAR will generally recognize taxable ordinary income in an amount equal to the amount of cash and fair market value of any shares of Common Stock received upon such exercise.
Incentive Stock Options
No income is recognized upon the grant of an incentive stock option. When an option holder exercises an incentive stock option, no ordinary income will be recognized by the option holder at that time, but the excess (if any) of the fair market value of the shares acquired upon such exercise over the exercise price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate exercise price of such shares will be long term capital gain. Employers Mutual will not be entitled to any tax deduction with respect to the amount treated as long term capital gain. If the shares are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such disqualifying disposition and Employers Mutual will be entitled to a federal tax deduction in a like amount.
Restricted stock
Unless a participant makes the election described below, a grant of restricted stock will not result in taxable income to the participant or a deduction for Employers Mutual in the year of grant. The value of such restricted stock will be taxable to a participant as ordinary income in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant, provided the participant makes the election within 30 days after the date of such grant. If such an election were made, the participant would not be allowed to deduct at a later date the amount included as taxable income if the participant should forfeit the shares of restricted stock. The amount of ordinary income recognized by a participant is deductible by Employers Mutual in the year such income is recognized by the participant.
Performance shares
When payment is made to a participant in respect of earned performance shares granted under the 2017 Plan, the participant will have taxable ordinary income in an amount equal to the amount of cash and the fair market value of any shares of Common Stock that such participant receives in payment on such award. Employers Mutual will receive a federal income tax deduction in an amount equal to the amount paid to the participant.
Performance Units and Restricted Stock Units
Generally, when a participant receives payment with respect to restricted stock units or earned performance units granted under the 2017 Plan, the amount of cash and the fair market value of the shares received will be ordinary income to such participant, and Employers Mutual will be allowed a corresponding deduction for federal income tax purposes.
Tax Withholding
To satisfy tax withholding, the Employers Mutual Compensation Committee may, in its discretion, permit a participant to elect (a) to have shares of Common Stock otherwise to be issued under the 2017 Plan withheld by Employers Mutual or (b) to deliver to Employers Mutual previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a fair market value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the maximum statutory rate associated with the transaction.
New Plan Benefits
As the administration of the 2017 Plan allows discretionary choices to be made by the Employers Mutual Compensation Committee, awards to be granted under the 2017 Plan, which are anticipated to first occur during 2018, are not now determinable. Therefore, it is not reasonably practicable to provide information on the grants likely to be made under the 2017 Stock Plan in the form of a New Plan Benefits Table. However, given that the 2017 Plan is a replacement for the expiring 2007 Plan, and assuming that the stock-based awards granted under the 2007 Plan during 2016 would have been granted under the 2017 Plan had it been in effect during 2016, the following table provides a summary of the stock-based awards that would have been granted under the 2017 Plan had it been in effect during 2016 with respect to the individuals and groups identified in the table.

Name and Position	Number of Shares (1)	Dollar Value (2)
Bruce G. Kelley, President, CEO and Treasurer	6,000	$147,240
Mark E. Reese, Sr. Vice President and CFO	2,252	$55,264
Kevin J. Hovick, Exec. Vice President and COO	4,500	$110,430
Mick A. Lovell, Exec. Vice President for Corporate Development	4,500	$110,430
Scott R. Jean, Exec. Vice President - Finance and Analytics	4,500	$110,430
Executive Group (3)	44,264	$1,086,239
Non-Employee Director Group (4)	0	---
Non-Executive Officer Employee Group (5)	71,872	$1,763,739

______________________________
(1) Consists of shares of restricted stock. Grants to the named executive officers are also reported under the Grants of Plan-Based Awards Table found elsewhere in this Proxy Statement.
(2) Dollar value is the grant date fair value of the restricted stock awards based on the average of the high and low trading price of the Common Stock on the date of grant ($24.54).
(3) This group consists of 15 executive officers who serve on Employers Mutual’s Policy Committee, and includes the Company’s NEOs.

(4) The non-employee directors of Employers Mutual are eligible to participate under the 2017 Plan; however, none of those non-employee directors received awards under the 2007 Plan during 2016. The non-employee directors of the Company did receive awards of restricted stock under the 2007 Plan during 2016; however, those non-employee directors are not eligible to participate under the 2017 Plan and accordingly are not included in the table.
(5) This group consists of approximately 144 persons.
Other Information
As of March 28, 2017, the closing price per share of the Company's Common Stock was $27.77.
If the 2017 Plan is approved by the stockholders, it will become effective on the date of such approval. If the stockholders do not approve the 2017 Plan, the plan will not go into effect and Employers Mutual will no longer have the ability to grant stock-based awards to its officers and other key employees, as the current 2007 Plan will have expired as of the date of the Annual Meeting. In such event, the Boards will consider whether to adopt alternative arrangements based on their assessment of the needs of Employers Mutual and the Company.
Equity Compensation Plan Information
Employers Mutual currently has four plans under which shares of the Company's Common Stock are authorized for issuance to employees or non-employee directors: the Employers Mutual Casualty Company 2013 Non-Employee Director Stock Purchase Plan (the “2013 Director Purchase Plan”), the 2008 Employers Mutual Casualty Company Employee Stock Purchase Plan (the “2008 Employee Purchase Plan”), the Employers Mutual Casualty Company 2007 Stock Incentive Plan (the “2007 Plan”) and the Employers Mutual Casualty Company 2003 Incentive Stock Option Plan (the “2003 Plan”). The following table shows the number of shares of Common Stock subject to outstanding stock-based awards under the foregoing plans as of December 31, 2016, the weighted average exercise price of outstanding stock options and the number of shares of Common Stock remaining available for future issuance under the plans at December 31, 2016 (excluding shares issuable upon exercise or vesting of awards currently outstanding). In addition, footnote (6) below provides updated equity plan information as of March 1, 2017.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by stockholders (1)	649,012 (3)	$14.65 (4)	1,336,791 (5)

Equity compensation plans not approved by stockholders (2)	0	n/a	249,843

____________________________
(1) Equity compensation plans approved by the stockholders consist of the 2008 Employee Purchase Plan, the 2007 Plan and the 2003 Plan.

(2) Equity compensation plans not approved by the stockholders consist of the 2013 Director Purchase Plan.

(3) Includes 649,012 stock options all granted and outstanding under the 2007 Plan or the 2003 Plan.

(4) The weighted average exercise price relates only to outstanding stock options under the 2007 Plan and the 2003 Plan.

(5) This number includes 987,387 shares remaining available for issuance under the 2007 Plan and 349,404 shares available for issuance under the 2008 Employee Purchase Plan. The term of the 2003 Plan has expired and no additional grants of stock-based awards will be made thereunder.

(6) The equity plan information as of March 28, 2017, which includes awards granted under the 2007 Plan in 2017 (and which awards are not reflected in the table above), is as follows:

•
649,596 shares are subject to outstanding awards, consisting of 115,988 restricted stock units granted under the 2007 Plan, and 578,608 shares subject to outstanding stock options granted under the 2003 Plan or 2007 Plan.

•
1,054,361 shares remain available for issuance under the 2007 Plan (although it is not anticipated that further grants will be made thereunder due to the plan’s expiration in May of 2017) and 331,273 shares and 243,577 shares remain available for issuance under the 2008 Employee Purchase Plan and the 2013 Director Purchase Plan, respectively.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EMPLOYERS MUTUAL CASUALTY COMPANY 2017 STOCK INCENTIVE PLAN.

PROPOSAL NO. 5

APPROVAL OF THE EMC INSURANCE GROUP INC. 2017 NON-EMPLOYEE DIRECTOR STOCK PLAN

The Board believes that encouraging stock ownership by the Company's non-employee directors through the use of stock-based incentive compensation both aligns such directors' economic interests with those of stockholders and enables the Board to attract and retain qualified directors. The non-employee directors of the Company were previously eligible to receive stock-based awards under the Employers Mutual Casualty Company 2007 Stock Incentive Plan (the "2007 Plan") and, during 2016, the non-employee directors each received an award of restricted stock under that plan. However, given the expiration of the term of the 2007 Plan, the Board considered and determined that its ability to continue making stock-based awards to the non-employee directors was in the best interest of the Company and its stockholders and that these awards could best be made and administered through the flexibility provided by a separate plan covering only the non-employee directors of the Company and administered by the Company Corporate Governance and Nominating Committee (in lieu of Employer Mutual’s Compensation Committee, which acts as the administrator of the 2007 Plan and the new 2017 Plan). As a result, the Company’s Compensation and Corporate Governance and Nominating Committees have recommended, and the Board has adopted, the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan (the "2017 Director Plan"), subject to approval by the Company's stockholders.
Summary of the 2017 Director Plan
The following summary of the 2017 Director Plan is qualified in its entirety by reference to the complete text of the 2017 Director Plan, which is attached to this proxy statement as Appendix B.
Shares Available for Issuance
Subject to adjustment upon the occurrence of certain events described below, a maximum of 150,000 shares of Common Stock may be issued under the 2017 Director Plan. Shares to be issued or delivered to non-employee directors under the 2017 Director Plan may consist, in whole or in part, of (a) treasury shares or authorized but unissued shares not reserved for any other purpose, (b) shares purchased by the Company in the open market, or (c) shares acquired by the Company through means other than open market purchases, including direct purchases from Employers Mutual or any other affiliate of the Company.
Shares subject to awards under the 2017 Director Plan that have lapsed, are forfeited or cancelled, will be available for future awards under the 2017 Director Plan. Shares withheld to satisfy tax obligations or to pay the exercise price of stock options or other awards or shares owned by a non-employee director that are delivered to pay the exercise price of stock options or other awards or to satisfy tax obligations will count toward the maximum number of shares reserved for issuance under the 2017 Director Plan and these shares will not be "recycled" and made available for future awards under the 2017 Director Plan.
If the Company's Corporate Governance and Nominating Committee determines that any stock dividend, stock split, recapitalization, merger, consolidation, combination, spin off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate event affects the shares, then the Company's Corporate Governance and Nominating Committee shall make such equitable adjustments in the number and kind of shares which may thereafter be awarded under the 2017 Director Plan, the number and kind of shares subject to outstanding options and awards and the respective grant or exercise prices as it determines to be appropriate.
Administration
The 2017 Director Plan will be administered by the Company's Corporate Governance and Nominating Committee, which will have the power and authority to determine those non-employee directors of the Company to whom an award will be granted and the terms and conditions of any and all awards. The Company's Corporate Governance and Nominating Committee will have the sole and complete authority to establish, amend and rescind rules relating to the 2017 Director Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any award or any document evidencing the grant of an award, to accelerate the vesting or exercise schedule for any award, at any time after grant, in the event of a change of control of the Company (as defined under Section 409A of the Internal Revenue Code) and to make all other determinations necessary or advisable for the administration and interpretation of the 2017 Director Plan in order to carry out its provisions and purposes. However, no member of the Company's Corporate Governance and Nominating Committee may participate in any decision that applies to his or her benefits or entitlements under the 2017 Director Plan, unless such decision applies generally to all non-employee directors. Except as expressly provided in the 2017 Director Plan, any power or authority reserved to the Company's Corporate Governance and Nominating Committee may be exercised in its sole and absolute discretion and each of its determinations, interpretations and other actions will be final and conclusive for all purposes and upon all persons.
Subject to the express terms of the 2017 Director Plan, the Company's Corporate Governance and Nominating Committee has broad discretion as to the specific terms and conditions of each award and any rules applicable thereto. Awards may be granted to any non-employee director of the Company, and it is expected that all four current non-employee directors of the Company will receive awards in 2017 under the 2017 Director Plan, if approved by the stockholders. No non-employee director may be granted awards in respect of more than 2,500 shares of Common Stock during any twelve month period, subject to adjustment in connection with a change in capitalization as described above under "Shares Available for Issuance". In addition, the maximum dollar value payable to any non-employee director during any twelve month period with respect to other stock-based awards that are valued with reference to cash or property (other than shares of Common Stock) is $100,000. Awards may not be assigned or transferred, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, to the non-employee director's immediate family and to other permitted transferees under rules established by the Company Compensation Committee.
Restricted Stock or Units
Under the 2017 Director Plan, the Company's Corporate Governance and Nominating Committee may grant awards of restricted stock and restricted stock units. The Company's Corporate Governance and Nominating Committee may determine the number of shares of restricted stock or the number of restricted stock units that would be granted as part of any award. The Company's Corporate Governance and Nominating Committee has the power to determine the other terms and conditions of restricted stock and restricted stock unit awards, including, without limitation, determining the form of payment (that is, shares of Common Stock, cash or a combination of cash and stock) and the timing of payment in respect of restricted stock units.
The Company's Corporate Governance and Nominating Committee will also establish the period of restriction during which the restricted stock or restricted stock units are subject to forfeiture, provided that the period of restriction with respect to any award of restricted stock or restricted stock units will not be less than one year from the date of grant of such award, meaning that the non-employee director must continue his or her service as a director for at least one year in order to receive the benefit of the award. It is anticipated that awards will be made to non-employee directors on the date of annual stockholder meetings, which awards will then vest at the following year's annual stockholder meeting. However, the 2017 Director Plan provides that in the event service as a director terminates by reason of death or disability, any award of restricted stock or restricted stock units will automatically vest and become non-forfeitable as of the date such service terminates. In the event the non-employee director terminates service as a member of the Company Board for any reason (other than death or disability) prior to the expiration of the period of restriction, any restricted stock or restricted stock units awarded to the non-employee director will be forfeited. Restricted stock units will be settled in accordance with the terms determined by the Company's Corporate Governance and Nominating Committee at the time of grant, subject to any deferral election made in accordance with such conditions as the Company's Corporate Governance and Nominating Committee shall determine, including provisions of the Internal Revenue Code applicable to the payment of deferred compensation.
Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. Subject to the forfeiture and transfer restrictions applicable to the award, a non-employee director will have all of the rights of a stockholder in respect of any award of restricted stock, including the right to vote such shares, except with respect to the receipt of dividends or other distributions paid on such shares. Any dividends or other distributions paid during the period of restriction will be retained by the Company and credited to an account established for the non-employee director, with such dividends or other distributions to be paid to the non-employee director only after such time as the period of restriction on the shares on which such dividends or distributions were paid has expired. Any dividends or other distributions paid on shares which are forfeited by a non-employee director will be retained by the Company and not paid to the non-employee director. The Company's Corporate Governance and Nominating Committee shall determine whether, and to what extent, a non-employee director shall be entitled to receive the payment of dividend equivalents in respect of the number of shares of Common Stock underlying a grant of restricted stock units. As with dividends paid on shares of restricted stock, any dividend equivalents granted with respect to restricted stock units will be credited to an account established for the non-employee director and paid to the non-employee director only at such time as the period of restriction of such restricted stock units has expired. Under no circumstances will dividends or dividend equivalents be paid to a non-employee director with respect to shares of restricted stock or restricted stock units until such time as the applicable period of restriction has expired.
Stock Options
The Company's Corporate Governance and Nominating Committee may grant non-employee directors awards of stock options. The options granted under the 2017 Director Plan may only be nonqualified stock options. The exercise price of any stock option granted may not be less than 100% of the fair market value of the underlying shares at the time of grant, and the Company's Corporate Governance and Nominating Committee is not permitted to subsequently reduce the exercise price or otherwise reprice granted options without stockholder approval, except for adjustments in connection with changes in capitalization described above in the section "Shares Available for Issuance." In addition, the Company's Corporate Governance and Nominating Committee is required to establish an exercise schedule for each stock option award, provided that such schedule shall require a minimum one year period of service as a director that must be completed before all, or any portion of, a stock option may be exercisable. However, in the event service as a director terminates by reason of death or disability prior to completion of the minimum period of service, any options not exercisable as of the date of such death or disability will automatically become exercisable. In the event that a non-employee director's service terminates (other than as a result of death or disability), any option that has not become exercisable prior to such termination will be canceled. Any option that is exercisable at the time of such termination will remain exercisable until the earlier of three years from the date that such director's service terminated and the stated term of the option (which cannot extend beyond the tenth anniversary of the grant date of the option).
The Company's Corporate Governance and Nominating Committee has discretion to set the other terms and conditions of any options, but under no circumstances may an option have a term exceeding ten years from the date of grant. An option holder may satisfy the exercise price in cash or, at the discretion of the Company's Corporate Governance and Nominating Committee, by exchanging shares owned by the option holder, by a combination of cash and shares, or in accordance with any other procedure or arrangement approved by the Company's Corporate Governance and Nominating Committee, including "net exercises" in which the option holder receives the greatest number of whole shares of Common Stock having a value equal to the excess of the then fair market value of the number of shares for which the option is being exercised over the exercise price of such options. However, no method of exercise is permitted that would require the Company to loan a non-employee director funds or otherwise extend credit to the non-employee director.
Other Stock-Based Awards
The Company's Corporate Governance and Nominating Committee may also grant to non-employee directors other stock-based awards including, but not limited to, grants of stock and offers to purchase Common Stock. Such awards shall be granted on such terms and conditions as the Company Corporate Governance and Nominating Committee shall determine.
Term of the 2017 Director Plan and Amendments
No award may be granted under the 2017 Director Plan after the tenth anniversary of the date that the plan is approved by the stockholders. The 2017 Director Plan may be amended or terminated at any time by the Board of Directors of the Company, except that no amendment may adversely affect outstanding awards. However, none of the following amendments may be made without stockholder approval: (i) an increase in the number of shares available for issuance under the plan; (ii) a decrease in the minimum exercise price at which an option is granted or any other repricing of outstanding options, including cancelation of an option when the exercise price exceeds the fair market value of a share of common stock in exchange for cash or another award; (iii) an extension of the maximum term for options granted under the plan or (iv) any other amendment for which stockholder approval is otherwise necessary under the rules of any exchange on which the Common Stock is listed for trading.
Description of Federal Income Tax Consequences under the 2017 Directors Plan
The federal income tax consequences of grants of restricted stock, restricted stock units or non-qualified stock options made under the 2017 Director Plan are substantially similar to those for each of the corresponding grant types described under "Proposal 5 - Approval of the Employers Mutual Casualty Company 2017 Stock Incentive Plan - Description of Federal Income Tax Consequences under the 2017 Plan," except that non-employee directors may not receive options that qualify as incentive stock options.
New Plan Benefits Table
The following table sets forth the awards that are expected to be made in 2017 to the Company’s non-employee directors pursuant to the 2017 Director Plan, if the plan is approved by stockholders.

Name	Number of Shares (1)	Dollar Value (2)
Stephen A. Crane	500	$27,688
Jonathan R. Fletcher	500	$27,688
Robert L. Howe	500	$27,688
Gretchen H. Tegeler	500	$27,688
______________________________
(1) Consists of awards of shares of restricted stock.
(2) Dollar value is based on the average of the high and low trading prices of the Common Stock on March 28, 2017 and assumes the awards were granted as of that date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EMC INSURANCE GROUP INC. 2017 NON-EMPLOYEE DIRECTOR STOCK PLAN.

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Ernst & Young LLP audited the consolidated financial statements of the Company for the year ended December 31, 2016, and audited the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016. The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, and the stockholders are asked to ratify that selection. During 2016, in connection with its audit function, Ernst & Young LLP provided services to the Company which included the audit of the annual consolidated financial statements, the audit of the effectiveness of the Company's internal control over financial reporting, assistance with meeting the requirements of the SEC under the Securities Exchange Act of 1934 and advisory services regarding various financial and accounting matters.

A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The Board of Directors is asking stockholders to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. Although this ratification is not required by current laws, rules and regulations, or the Company’s By-Laws, the Audit Committee Charter or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to the Company's stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THIS APPOINTMENT.

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Independent Registered Public Accounting Firm’s Fees

The following table sets forth the independent registered public accounting firm’s fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2016 and 2015, the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016 and 2015, and fees billed for other services rendered by Ernst & Young LLP during 2016 and 2015.

	2016	2015

Audit Fees (1)	549,879	571,060

Audit Related Fees (2)	14,625	14,199

Tax Fees (3)	17,003	15,851

All Other Fees (4)	2,700	7,791

Total Fees	584,207	608,901

(1)
Audit Fees consist of fees associated with the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of the effectiveness of the Company’s internal control over financial reporting and the Company’s share of fees associated with the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist primarily of the Company’s share of fees related to the audit of Employers Mutual’s employee/retiree benefit plans.

(3)	Tax Fees consist of fees for tax advisory and compliance services for the Company.

(4)	All Other Fees consist of the Company’s share of fees for all other services other than those reported above.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed with regard to each particular service and its related fees. In addition, the Audit Committee may pre-approve any services not anticipated, or services whose costs exceed the previously pre-approved amounts. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, up to $50,000, any services not anticipated or services whose costs exceed previously pre-approved amounts, provided all pre-approval decisions made by the Chair are reported to the Audit Committee at its next meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Company’s executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC and NASDAQ.  Copies of these reports must also be furnished to the Company.
Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that its executive officers, directors and 10% stockholders complied with all filing requirements in a timely manner during calendar year 2016, except, due to inadvertent oversights, (i) Vicki Freese's Form 3 (initial statement of beneficial ownership) was filed on September 22, 2016 (22 days late) due to Ms. Freese being out of the country and unable to verify the amount of shares owned; and (ii) Thomas W. Booth's Form 5 for the stock split was filed 7 days late due to his filing codes (initiated by his prior employer Lennox) expiring and the Company not learning of that until it prepared to file his Form 5.

OTHER MATTERS
The Board, in addition to Corporate Governance Guidelines and a Guide to Ethical Corporate Conduct, has adopted a Code of Ethics applicable to the Company’s senior financial officers, including the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer, principal accounting officer or controller, and persons performing similar functions.  The Company’s Code of Ethics for senior financial officers is available on the Company’s website at www.EMCIns.com/ir/Corporate_Governance.aspx.
The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting.  As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING
AND STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholder proposals for inclusion in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders must be received by the Company no later than December 14, 2017.  The person submitting the proposal must have been a record or beneficial owner of the Company’s Common Stock for at least one year, the securities so held must have a market value of at least $2,000 and the securities must be held on the date of the meeting.  Any such proposal will be included in the Proxy Statement for the 2018 Annual Meeting if the rules of the SEC are satisfied with respect to the timing and form of such proposal, and if the content of such stockholder proposal is determined by the Company to be appropriate under the rules promulgated by the SEC.
The Board has implemented a process whereby stockholders may send communications directly to the Board’s attention.  Any stockholder wanting to communicate with the Board, or one or more specific members thereof, should send his or her written communication to the Office of the General Counsel, EMC Insurance Group Inc., P.O. Box 712, Des Moines, Iowa 50306.  The General Counsel of the Company has been instructed by the Board to screen such communications for validation and then promptly forward all such communications to the specified addressee thereof.

April 13, 2017
BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Todd A. Strother
TODD A. STROTHER, Vice President, General Counsel and Secretary

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APPENDIX A

EMPLOYERS MUTUAL CASUALTY COMPANY
2017 STOCK INCENTIVE PLAN

ARTICLE I
PURPOSE
The purpose of the EMPLOYERS MUTUAL CASUALTY COMPANY 2017 STOCK INCENTIVE PLAN (the "Plan") is to foster and promote the long-term financial success of Employers Mutual Casualty Company (the “Company”) and its affiliates, including EMC Insurance Group Inc. (“EMC Group”), and the financial interests of the Company’s policyholders and EMC Group’s stockholders by (a) motivating superior performance by the Participants (as defined herein) through means of performance or service-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in EMC Group by the Participants, and (c) enabling the Company to attract and retain the services of outstanding employees, agents and non-employee directors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

ARTICLE II
DEFINITIONS
2.1    Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)
"Agent" means each insurance agent (whether or not a statutory employee) and each other individual providing personal service to the Company or any Subsidiary who, in either case, is not an Employee or a Non-Employee Director.

(b)
"Approved Retirement" means termination of a Participant's employment or service (i) on or after the earlier of (a) attaining an age (which in no event shall be less than age 55) and completing such number of years of service that, when added together, equals or exceeds 70, or (b) reaching age 65 (without regard to any minimum period of service), or (ii) with the approval of the Committee (which may be given at or after grant), on or after attaining age 55 and completing such period of service as the Committee may determine from time to time. With respect to a Non-Employee Director, “Approved Retirement” means termination of service as a director of the Company or a Subsidiary (other than EMC Group) upon completing such period of service as the Committee may determine (which may either be at or after grant of any Award).

(c)	"Award" means the award of an Option, SAR, Restricted Stock, Performance Shares, Restricted Stock Units, Performance Units or an Other Stock-Based Award.

(d)
"Cause" means (i) dishonesty, fraud or misrepresentation, (ii) the Participant's engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary, or (v) a violation by the Participant of any policy of the Company or any Subsidiary.

(e)	"Code" means the Internal Revenue Code of 1986, as amended.

(f)
"Committee" means the Senior Executive Compensation Committee of the Company Board or such other committee of the Company Board as the Company Board shall designate from time to time. The Committee shall consist of at least three (3) members of the Company Board who are Non-Employee Directors as defined in Rule 16b-3 under the Exchange Act and who qualify as outside directors within the meaning of Section 162(m) of the Code to the extent necessary to permit Awards that are otherwise eligible and intended to qualify as “performance-based compensation” under Section 162(m) of the Code to so qualify.

(g)	"Common Stock" means the common stock of the EMC Group, par value $1.00 per share.

(h)	"Company Board" means the Board of Directors of the Company.

(i)
"Disability" means, with respect to any Participant, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(j)	“EMC Group Board” means the Board of Directors of EMC Group.

(k)	"Employee" means any employee (including each officer) of the Company or any Subsidiary.

(l)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(m)	"Executive Officer" means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.

(n)
"Fair Market Value" means, on any date, the average of the high and low trading prices of the Common Stock on such date on the NASDAQ Global Select Market or, if at the relevant time, the Common Stock is not listed to trade on the NASDAQ Global Select Market, on such other recognized exchange or quotation system on which the trading prices of the Common Stock are then quoted (the "Applicable Exchange"). In the event that (i) there are no Common Stock transactions on the Applicable Exchange on any relevant date, Fair Market Value for such date shall mean the average of the high and low trading prices on the immediately preceding date on which Common Stock transactions were so reported, and (ii) the Applicable Exchange adopts a trading policy permitting trades after 4 P.M. Eastern Time ("ET"), Fair Market Value shall mean the average of the high and low trading prices reported on or before 4 P.M. ET (or such earlier or later time as the Committee may establish from time to time).

(o)
"Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships) of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant, and (iii) other entity owned solely by one or more such persons and/or the Participant.

(p)	"Incentive Stock Option" (ISO) means an option within the meaning of Section 422 of the Code.

(q)
"Net Exercised" shall mean the exercise of an Option or any portion thereof by the delivery to the person exercising such Option of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

(r)	“Non-Employee Director” means a member of the Company Board who is not an employee of the Company or a Subsidiary.

(s)	"Nonstatutory Stock Option" (NSO) means an option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(t)
"Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option (ISO), or (ii) a Nonstatutory Stock Option (NSO).

(u)
"Other Stock-Based Award" means an award of, or related to, shares of Common Stock other than an Award of Options, SARs, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Article IX hereof.

(v)	"Participant" means any Employee, Agent or Non-Employee Director designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

(w)
"Performance Criteria" means the objectives established by the Committee for a Performance Period pursuant to Section 7.3 for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

(x)
"Performance Period" means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

(y)
"Performance Share" means an Award granted pursuant to Article VII of the Plan of a contractual right to receive one share of Common Stock (or the Fair Market Value thereof in cash or any combination of cash and Common Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.

(z)
"Performance Unit" means an Award granted pursuant to Article VII of the Plan of a contractual right to receive a fixed or variable dollar denominated unit, or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Common Stock or any combination thereof.

(aa)
"Period of Restriction" means the period specified by the Committee or established pursuant to the Plan during which an Award of Restricted Stock or Restricted Stock Units is subject to forfeiture (which, for avoidance of doubt, may lapse on a ratable basis over a designated period of years).

(bb)
"Pro-Ration Fraction" means a fraction not greater than one, the numerator of which is (i) the number of calendar months during the Retirement Grant Year or Performance Period, as applicable to the Award in question, during which the Participant was employed for one (1) or more days, and (ii) the denominator of which is 12.

(cc)
"Restricted Stock" means an award of Stock made pursuant to Article VI that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives and/or until otherwise determined by the Committee or in accordance with the terms of the Plan.

(dd)
"Restricted Stock Unit" means a contractual right awarded pursuant to Article VI that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives and/or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

(ee)
“Retirement Grant Year” means the grant year in which the Participant’s employment or service terminates by reason of an Approved Retirement, with the grant year being a twelve (12) consecutive month period commencing on the date of grant of an Award to the Participant and continuing until the first anniversary of such grant date.

(ff)
"SAR" means a stock appreciation right granted under Article VIII of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in Common Stock (unless otherwise determined by the Committee at the time of grant), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

(gg)
"Subsidiary" means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, including for avoidance of doubt, EMC Group, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital interests or profits interest of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.

ARTICLE III
POWERS OF THE COMMITTEE; GENERAL TERMS OF AWARDS
3.1    Power to Grant. The Committee shall have the power and authority to determine those Employees, Agents and/or Non-Employee Directors to whom an Award will be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for Awards to different Participants and for different Awards to the same Participant, whether or not granted at the same or different times.
3.2    Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules relating to the Plan, to construe the terms of any Award or any document evidencing the grant of such Award, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations and to take all other actions that it deems necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by the Committee in its sole and absolute discretion. Each determination, interpretation, or other action made or taken by the Committee shall be final, binding and conclusive for all purposes and upon all persons.
3.3    Delegation of Authority. The Committee may delegate to the Chief Executive Officer of the Company and/or to such other officer(s) of the Company the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Vice President and not a member of the Company’s “Policy Committee” (or any analogous committee), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Company Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person's delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof.
3.4    Restrictive Covenants and Other Conditions. The Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant's employment or service with the Company and its Subsidiaries and after the Common Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.
3.5    Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company or its Subsidiaries) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.
3.6    Maximum Individual Grants. Subject to adjustment as provided in Section 4.3, no Participant shall be granted Awards for more than twenty-five thousand (25,000) shares of Common Stock during any twelve (12) month period. In addition to the foregoing, the maximum dollar value payable to any Participant with respect to Performance Units and/or other Stock-Based Awards granted during any twelve (12) month period that are intended to comply with the performance-based exception under Section 162(m) of the Code and that are valued with reference to cash or property other than shares of Common Stock is two hundred fifty thousand dollars ($250,000.00).
3.7    Dividends and Dividends Equivalents. With respect to Awards for which shares of Common Stock are issued at the time of grant, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon such shares during the Period of Restriction will be retained by the Company and credited to an account established for the Participant. Such dividends or other distributions will revert back to the Company if for any reason any of the shares of Common Stock corresponding to such Award, and upon which such dividends or distributions were paid, are forfeited and revert back to the Company. Upon expiration of the Period of Restriction, all such dividends or other distributions paid on such shares and retained by the Company will be paid or transferred to the Participant (without interest). With respect to Awards for which shares of Common Stock are not issued at the time of grant, the Committee shall determine at the time of grant whether, and to what extent, the Participant shall be entitled to receive the payment of dividend equivalents in respect to that number of shares of Common Stock corresponding to the number of shares subject to such Award. To the extent that dividend equivalents are granted as part of the Award, an amount equal to all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon such shares during the Period of Restriction will accrue for the benefit of the Participant and be credited to an account established for the Participant. Upon the expiration of the Period of Restriction, all such dividend equivalents accrued with respect to the underlying shares of Common Stock will be paid or transferred to the Participant (without interest). Under no circumstances will dividends or dividend equivalents be paid to a Participant with respect to shares of Common Stock underlying an Award for which the Period of Restriction has not lapsed.

ARTICLE IV
COMMON STOCK SUBJECT TO PLAN
4.1    Number of Shares. Subject to Section 4.3 below, unless the stockholders of EMC Group approve an increase in such number by a stockholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is one million (1,000,000), all of which may be issued pursuant to Incentive Stock Options. The number of shares of Common Stock subject to an Award shall be counted against such limit as one share for each share issued or issuable, provided that when a SAR is granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to the tandem Option and SAR Award shall only be taken into account once (and not as to both Awards) for purposes of this limit (and for purposes of the provisions of Section 4.2 below). The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock (a) owned by the Company, (b) purchased by the Company on the open market, or (c) acquired by the Company through means other than open market purchases, including direct purchases from EMC Group.
4.2    Canceled or Terminated Awards. Any shares of Common Stock subject to an Award (as determined under Section 4.1) which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Common Stock shall again be available for grant under the Plan. Notwithstanding the foregoing, in no event shall the following shares of Common Stock be recredited to the Plan’s reserve: (a) shares purchased by the Company using proceeds from Option exercises; (b) shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding SAR; (c) shares tendered or withheld to satisfy federal, state or local tax withholding obligations; or (d) shares subject to an SAR that is settled in cash rather than shares. If shares of Common Stock are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the shares, then such shares may not be issued pursuant to a subsequent grant of Incentive Stock Options.
4.3    Adjustment Due to Change in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the shareholders of EMC Group), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for grant under Section 4.1 or subject to outstanding Awards, the respective exercise prices or base prices, if any, applicable to outstanding Awards, and the individual share award limits set forth in Section 3.6, will be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.
4.4    Assumption of Options and Other Equity-Based Awards. In the event that there is a merger, stock purchase or other transaction whereby the Company or any of its Subsidiaries acquires another business or any portion thereof, and that pursuant to the arrangements governing such acquisition, the Company or its Subsidiary agrees to provide options and/or other awards in respect of the Common Stock upon the assumption or in substitution of existing equity-based awards for other securities held by employees and other service providers of the acquired business, the shares of Common Stock subject to such assumed or substituted awards shall not be counted against the limits set forth under Section 4.1 (and no shares related to any such assumed or substituted awards shall be added to the number of awards issuable under this Plan pursuant to Section 4.2), and none of the provisions of the Plan that would otherwise limit or constrain the ability of the Company or such Subsidiary to make such assumption or substitution (such as the provisions hereof that require the issuance of Options with an exercise price at least equal to the Fair Market Value on the date of grant) shall apply to the awards issued in substitution of the awards granted in respect of the employees and service providers of such acquired business.
ARTICLE V
STOCK OPTIONS
5.1    Grant of Options. Options may be granted to Participants in accordance with the terms of the Plan at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types (a) Incentive Stock Options, and (b) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. Any Option granted as an Incentive Stock Option that nevertheless fails (either at the time of grant or any time thereafter as a result of accelerated vesting or otherwise) to meet the requirements of Section 422 of the Code (in whole or in part)

shall be treated as a Non-Statutory Stock Option to the extent of such failure. The terms and conditions of each Option grant, including, but not limited to, the type of Option granted, the exercise price, the exercise schedule, the duration of the Option, the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.
5.2    Exercise Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. Except in the case of an adjustment effected pursuant to Section 4.3, the Committee shall not (a) lower the exercise price of an Option after it is granted, (b) cancel an Option when the exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or other securities (other than in connection with a Change of Control in accordance with Article X), (c) cancel outstanding Options in exchange for Options with an exercise price that is less than the exercise price of the original Options, or (d) or take any other action with respect to an Option that would be treated as a repricing under the rules of the principal U. S. securities exchange on which the Common Stock is listed for trading.
5.3    Exercise of Options. The Committee shall determine the exercise schedule applicable with respect to any Option granted hereunder. Such schedule may require a minimum period of service that must be completed before all or a portion of such Option shall be exercisable, and may establish performance-based conditions to the exercise of such Option which are in addition to, in lieu of, or as an alternative to any service requirement. Except as otherwise expressly provided in the Plan, the minimum period of service required to exercise an option, in whole or in part, shall be one year. Subject to the provisions of this Article V, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Option granted hereunder, but, except as expressly provided below, in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted.
5.4    Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (a) in cash or its equivalent, (b) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which have been owned by the Participant exercising the Option for at least six (6) months at the time of exercise, (c) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price, or (d) in accordance with any other procedure or arrangement approved by the Committee. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose. To the extent that a Participant elects to pay the exercise price of Options by surrendering shares of Common Stock previously owned by the Participant, the minimum number of shares of such previously-owned Common Stock which may be so surrendered is 100, and only one such surrender shall be permitted in any thirty (30) day period.
5.5    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth (10th) anniversary of the effective date of the Plan and no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422. No Participant shall be granted Incentive Stock Options if, immediately before such Incentive Stock Options are granted, such Participant owns, directly or indirectly, more than ten percent (10%) of the Common Stock and other stock (if any) of EMC Group, thereby possessing more than ten percent (10%) of the total combined voting securities of EMC Group. The terms of any Incentive Stock Option shall require the Participant to notify the Committee or its designee of any “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Common Stock issued pursuant to the exercise of the Incentive Stock Option within two (2) days after such disposition.
5.6    Termination of Employment or Service.

(a)
Due to Death. In the event a Participant's employment or service terminates by reason of death, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 12.2 below, at any time prior to the earlier to occur of

(i) the expiration of the term of the Options or (ii) the first (1st) anniversary (or such earlier date as the Committee may determine at the time of grant) of the Participant's death.

(b)
Due to Disability. In the event a Participant's employment or service is terminated by reason of Disability, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 12.2 below), at any time prior to the earlier to occur of (i) the expiration of the term of the Options or (ii) the first (1st) anniversary (or such earlier date as the Committee may determine at the time of grant) of the Participant's termination of employment or service.

(c)
Approved Retirement. Unless otherwise determined by the Committee at or following the time of grant, in the event a Participant's employment or service terminates by reason of Approved Retirement, the Participant shall be entitled to exercise (regardless of whether and to what extent exercisable prior thereto) (i) the number of Options (the "Last Year Options") granted during the Retirement Grant Year equal to the product of (x) the Last Year Options, multiplied by (y) the Pro-Ration Fraction (with any fractional share rounded up to the next highest whole number of shares), and (ii) any Options granted to such Participant prior to the Retirement Grant Year. Any exercisable Options held by a Participant at the time of the Participant's Approved Retirement (including any Last Year Options) may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 12.2 below), at any time prior to the expiration date of the term of the Options (or such shorter period following the Participant's Approved Retirement as the Committee may determine at the time of grant). Any of the Last Year Options that are not exercisable at the date of a Participant's Approved Retirement shall be cancelled on such date.

(d)
Termination of Employment For Cause. In the event a Participant's employment or service is terminated by the Company or any Subsidiary for Cause, any Options granted to such Participant that have not yet been exercised shall expire at the time of such termination and shall not be exercisable thereafter.

(e)
Termination of Employment for Any Other Reason.    Unless otherwise determined by the Committee at or following the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 5.6(a) through (d) above, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment or service may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant's designated beneficiary, or, if none is named, by the person determined in accordance with Section 12.2), until the later of (i) the thirtieth (30th) day following the Participant's termination of employment or service, or (ii) if, immediately prior to such termination, the Participant was subject to the Company's policies restricting sales of its securities, the last day of the first Trading Window that commences on or following the termination of Participant's employment or service, but in no event following the expiration of the term of such Options. Any Options that are not exercisable at the time of the Participant's termination of employment or service shall expire at the time of such termination and shall not be exercisable thereafter. The "Trading Window" is a period during which officers and other key employees of the Company and its Subsidiaries may sell Common Stock without restrictions under the applicable policies of the Company.

ARTICLE VI
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
6.1    Grant of Restricted Stock or Restricted Stock Units. The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common

Stock covered by such Award. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing.
6.2    Restrictions on Transferability. Except as provided in Section 12.1, no Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall determine the Period of Restriction applicable with respect to any Award of Restricted Stock; provided, however, that, except as otherwise expressly provided in the Plan, the Period of Restriction with respect to any such Award made to any Employee shall not be less than three (3) years, but may lapse ratably over such three (3) year Period of Restriction. Notwithstanding the foregoing, such minimum three (3) year Period of Restriction shall not be applicable with respect to any grant made to a newly-hired Employee made to compensate for equity-based or other forms of compensation forfeited from a prior employer. The Committee may provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the achievement of Performance Criteria (and without regard to the minimum service requirement), which criteria shall be selected from those available to the Committee under Section 7.3, provided, however, that any Award of Restricted Stock made to any Executive Officer that is intended to qualify as other performance based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Performance Share Awards under Section 7.4 and subject to the certification required under Section 7.5. Notwithstanding anything in the Plan to the contrary, the Committee may waive any forfeiture or transfer restrictions with respect to up to the portion of any Award of Restricted Stock or Restricted Stock Units as may be necessary for the Participant to satisfy any applicable tax withholding obligations in connection with such Award.
6.3    Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant and subject to Section 3.7, Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction.
6.4    Death or Disability of Participant. Unless otherwise determined by the Committee at the time of grant, in the event of a Participant's death or Disability, any shares related to Restricted Stock held by such Participant shall become non-forfeitable on the date of death or determination of the Participant’s Disability, as applicable.
6.5    Termination of Employment for Approved Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment or service terminates by reason of Approved Retirement, the following number of shares of Restricted Stock shall become non-forfeitable at the time the restrictions would have lapsed had the Participant continued in employment (a) in case of any Award of Restricted Stock made to such Participant in the Retirement Grant Year, the number of shares equal to the product of (i) the number of shares granted pursuant to such Award (the "Last Year Shares"), multiplied by (ii) the Pro-Ration Fraction (with any fractional share to be rounded up to the next highest whole number of shares) and (b) in the case of any Award of Restricted Stock made prior to the Retirement Grant Year, the number of shares related to such Award. Notwithstanding the foregoing, the Committee may waive any forfeiture and transfer restrictions with respect to up to the portion of any Award of Restricted Stock described in the immediately preceding sentence as is necessary for the Participant to satisfy any applicable tax withholding obligations in connection with such Award. Any of the Last Year Shares that will not become nonforfeitable in accordance with this Section 6.5 shall be cancelled on such date.
6.6    Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Sections 6.4 or 6.5, any Restricted Stock awarded to such Participant as to which the Period of Restriction has not lapsed as of the date of such termination shall be forfeited.
6.7    Restricted Stock Units. The Committee may elect to grant any Participant Restricted Stock Units, which are intended to be the economic equivalent of an Award of Restricted Stock. Any such Restricted Stock Units Award shall be made on substantially the same terms as apply to an Award of Restricted Stock under this Article VI, except that a Participant receiving such Award shall not have any rights as a shareholder prior to the actual issuance of such Common Stock (although, pursuant to Section 3.7, the Committee may authorize the payment of dividend equivalents, subject to vesting of the shares underlying such Award, on such rights equal to the dividends that would have been payable had the corresponding equity rights been outstanding shares of Common Stock). Notwithstanding the foregoing provisions of this Section 6.7, at the time that an Award of Restricted Stock Units is made (or, if later, at such time as may be permitted under transitional relief available under Section 409A of the Code), the time at which such Award shall be payable (as opposed to when it becomes non-forfeitable) shall either (a) satisfy the requirements for such Award to be treated as a short-term deferral within the meaning of Section 409A of the Code, or (b) shall be an event or fixed date (or more than one such permissible event or date, in the alternative) which is a permissible payment event or date for deferred compensation subject to Section 409A of the Code. For purposes of subclause (b) of the immediately preceding sentence, if an Award of Restricted Stock Units fails to specify an otherwise permissible event or date for payment, the payment date for any vested portion of any such Award shall be the earlier of (a) within 60 days of the originally stated time vesting date (or, where multiple dates are used for different portions of such Award, each such vesting date for each such portion), determined without regard to any accelerated vesting otherwise applicable to such Award, or (b) as provided in Article X, the occurrence of a Change of Control which is also a change in ownership or effective control of the Company and/or EMC Group within the meaning of Section 409A of the Code.

ARTICLE VII
PERFORMANCE SHARES AND PERFORMANCE UNITS
7.1    Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (the duration of Performance Periods may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Performance Periods may be no shorter than twelve (12) months. Each grant of Performance Shares and Performance Units shall be evidenced in writing and shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.
7.2    Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change of Control, as the Committee shall determine, either at or after the time of grant. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on the Participant completing a minimum period of service following the date of grant or on such other conditions as the Committee shall specify.
7.3    Performance Criteria. At the discretion of the Committee, Performance Criteria may be based on the total return to the EMC Group stockholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net income (before or after taxes), operating income (before or after taxes), operating margin, gross margin, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, premium or surplus, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow (including operating cash flow and free cash flow), cash flow per share (before or after dividends), earnings per share, book value per share, net revenue, return on revenue, return on invested capital, return on assets, cash flow return on investment, cash flow return on capital, economic value added, assets under management, improvements in or attainment of working capital levels, debt ratio, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles or statutory accounting principles, as applicable, including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of Awards to Executive Officers intended to be other performance-based compensation under Section 162(m)(4) of the Code would cause them to fail to satisfy that requirement, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company or its Subsidiaries, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.
7.4    Special Rule for Performance Criteria. If, at the time of grant, the Committee intends a Performance Share Award or Performance Unit to qualify as other performance based compensation within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code), and the Committee shall not have the authority in respect of such Awards to exercise any discretion applicable to a grant of Performance Shares or Performance Units otherwise conveyed by this Article VII, if the ability to exercise such discretion would cause such Award not to qualify as other performance based compensation.
7.5    Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the number of Performance Shares and the number and value of Performance Units which have been earned on the basis of performance in relation to the established Performance Criteria.
7.6    Payment of Awards. Earned Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant's beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee's certification under paragraph Section 7.5 above, but in no event later than the March 15 of the calendar year following the end of the Performance Period, provided that (a) earned Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (b) any amounts payable in respect of Performance Shares or Performance Units pursuant to Article X shall be distributed in accordance with Article X. The Committee shall determine whether Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee's certification under Section 7.5 above.
7.7    Newly Eligible Participants. Notwithstanding anything in this Article VII to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Period.
7.8    Termination of Employment.

(a)
Termination of Employment due to Approved Retirement, Disability or Death. Unless otherwise determined by the Committee at or after the time of grant, a Participant whose employment or service terminates by reason of Approved Retirement, Disability or death prior to the last day of the first year in the Performance Period shall be entitled to receive (i) the same payment or distribution in respect of Performance Shares and Performance Units that would have been payable for the Performance Period had his or her employment continued until the end of the applicable Performance Period (the "Earned Performance Payment"), multiplied by (ii) the Pro-Ration Fraction. Unless otherwise determined by the Committee at the time of grant, in the event that a Participant's employment or service terminates by reason of the Participant's Approved Retirement, Disability or death on or after the last day of the first year in the Performance Period, the Participant shall be entitled to receive the Earned Performance Payment. Any Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or beneficiary may have in respect of any Performance Shares or Performance Units outstanding at the date of such termination of employment that may not be earned (or that are eligible to be earned, but are not earned) in accordance with this Section 7.8(a) shall be forfeited and canceled, effective as of the date of the Participant's termination of employment or service (or, if eligible to be earned, but are not earned, the date of the Committee's certification pursuant to Section 7.5).

(b)
Termination for any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate during a Performance Period for any reason other than the one described in Section 7.8(a), all of the Participant's rights to Performance Shares and Performance Units related to such Performance

Period shall be immediately forfeited and canceled as of the date of such termination of employment.

(c)
Cause. Notwithstanding anything in this Article VII to the contrary, a Participant's rights in respect of unearned Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant's termination of employment for Cause.

ARTICLE VIII
STOCK APPRECIATION RIGHTS
8.1    Grant of SARs. SARs may be granted to Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. The term and conditions of any SAR grant shall be evidenced in writing, and shall include such provisions not inconsistent with the Plan as the Committee shall determine.
8.2    Terms and Conditions of SARs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the SAR) applicable with respect to (a) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (b) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Article V above were the grant of the SARs a grant of an Option, including the one (1) year minimum period of service required to exercise the SAR.
8.3    Exercise of Tandem SARs. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.
8.4    Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

(a)	the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

(b)	the number of shares of Common Stock with respect to which the SARs are then being exercised.

ARTICLE IX
OTHER STOCK BASED AWARDS
9.1    Other Stock-Based Awards. The Committee may grant other types of equity-based and equity-related awards in addition to Options, SARs, Restricted Stock, Performance Shares, Restricted Stock Units and Performance Units, including, but not limited to, the outright grant of Common Stock in satisfaction of obligations of the Company or any Subsidiary under another compensatory plan, program or arrangement, or the sale of Common Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Criteria; provided that no more than 5% of the total shares of Common Stock reserved under the Plan may be made subject to Awards with a vesting schedule of less than a year, and provided further that any Awards with an exercise or grant price shall have an exercise or grant price no lower than the Fair Market Value of a share on the date of grant and shall be subject to the anti-repricing provisions applicable to Options. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.
9.2    Termination of Employment or Service. In addition to any other terms and conditions that may be specified by the Committee but subject to the limitations set forth in Section 9.1, each Other Stock Based Award shall specify the impact of termination of employment upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as those which apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.
ARTICLE X
CHANGE OF CONTROL
10.1    Accelerated Vesting and Payment. Subject to the provisions of Section 10.2 below, in the event of a Change of Control (as defined in Section 10.4) (a) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (b) the Period of Restriction shall lapse as to each share of Restricted Stock then outstanding, (c) each outstanding Restricted Stock Unit shall become fully vested and payable, (d) each outstanding Performance Share Award and Performance Unit Award shall be deemed earned at the level of performance specified in the Award Agreement for such Award, and (e) each outstanding Other Stock-Based Award shall become fully vested and payable. In addition, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share in cash (the "Settlement Payment") in an amount equal to the excess, if any, of the Fair Market Value over the exercise price for such Option or the base price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Fair Market Value shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit, Other Stock-Based Award, Performance Share and/or Performance Unit shall be settled in cash with its value determined based on the Change of Control Price. The term “Change of Control Price” means the highest price per share of Common Stock offered or otherwise established in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered or established price is payable other than in cash) or, in the case of a Change of Control that does not establish a price for the Common Stock in connection with such transaction (including, for example, a Change of Control occurring by reason of a change in the composition of the Company Board or the EMC Group Board as contemplated by Section 10.4(b)), the Change of Control Price shall then be the highest fair market value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.
10.2    Alternative Awards. Notwithstanding Section 10.1, except as otherwise specified in Section 10.3 below, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

(a)	be based on stock which is traded on an established U.S. securities market;

(b)
provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; provided that, if determined by the Committee, Performance Share and Performance Unit Awards may be converted into Alternative Awards that vest and become payable solely upon the continued performance of services and in respect of the amount that would have been payable based upon performance through the date of the Change of Control or other measure of performance specified in the Participant's applicable Award Agreement;

(c)	have substantially equivalent economic value to such Award (determined at the time of the Change of Control and using valuation principles permitted under Treas. Reg. §1.424-1); and

(d)
have terms and conditions which provide that in the event that, during the 24-month period following the Change of Control, the Participant's employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or without Cause) or Constructively Terminated (as defined below), all of such Participant's Options and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant's outstanding Restricted Stock awards, each of the Participant's outstanding Restricted Stock Units, Performance Shares and Performance Unit Awards. Other Stock-Based Awards shall be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the fair market value of such stock on the date of the Participant's termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the fair market value of the number of shares of stock subject or related thereto.
For this purpose, a Participant's employment or service shall be deemed to have been “Constructively Terminated” if, without the Participant's written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity, or (y) the relocation of the Participant's principal place of employment or service to a location more than 50 miles away from the Participant's prior principal place of employment or service.
10.3    Section 409A. Should any event constitute a Change of Control for purposes of the Plan, but not constitute a change of control within the meaning of Section 409A of the Code, with respect to any Award that is deferred compensation for purposes of Section 409A (i.e., that is not exempt from the application of such Section by reason of an available exemption, such as for stock rights, restricted property or awards qualifying as short-term deferral within the meaning of such Section 409A of the Code), no payment or distribution shall be made to any affected Participant by reason of such Change of Control (although any other modification or enhancement to the Award, such as accelerated vesting, shall still apply) and the value of such Award as determined by the Committee prior to such Change of Control shall be paid to the affected Participant on the earlier to occur of (a) the day after the six month anniversary of such Participant's termination of employment and (b) whichever of the following is applicable to such Award (i) with respect to any unvested Award that would have become vested solely upon the passage of time and the continued performance of service, the date the Award would have otherwise become vested without regard to the Change of Control, (ii) with respect to any unvested Award that would have become vested upon the achievement of specified Performance Criteria, on the day following the last day of the applicable Performance Period or (iii) if the Award was already vested at the time the Change of Control occurs, on the date on which the Award would have expired or been payable in accordance with its terms. If an event occurs that constitutes a Change of Control both for purposes of the Plan and Section 409A of the Code, then Section 10.2 shall not be applicable with respect to any Award that is deferred compensation for purposes of Section 409A (i.e., that is not exempt from the application of such Section by reason of an available exemption, such as for stock rights, restricted property or awards qualifying as short-term deferral within the meaning of such Section 409A of the Code).
10.4    Definition of Change of Control. A “Change of Control” shall be deemed to have occurred:

(a)
if the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than thirty percent (30%) of the combined voting power of the Voting Securities (as defined herein) is acquired by any person (as defined in Section 3(a)(9) of the Exchange Act) or group (as that term is used in Rule 13d-5 under the Exchange Act) (a “Person”), other than the Company, EMC Group or any of their affiliates (including any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof), or any corporation owned, directly or indirectly, by the stockholders of EMC Group in substantially the same proportions as their ownership of stock of EMC Group (for purposes of the Plan, “Voting Securities” shall mean the then outstanding voting securities of EMC Group entitled to vote generally in the election of directors); provided, however, that the following shall not constitute a Change of Control under this Section 10.4(a): (i) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 10.4(c); (ii) any acquisition of Voting Securities from the Company pursuant to a Business Combination (as defined herein) or otherwise, if (x) the acquiring or resulting entity is organized in the mutual form, and (y) persons who were members of the Company Board immediately prior to such acquisition constitute at least two-thirds of the members of the board of directors of the acquiring entity immediately following such acquisition; (iii) any acquisition of Voting Securities from the Company or EMC Group by a person engaged in business as an underwriter of securities who acquires the shares through its participation in a firm commitment underwriting registered under the Securities Act; or (iv) any acquisition otherwise within the terms of this Section 10.4 (a) during any period in which the Company owns at least a majority of the combined voting power of the Voting Securities (the “Control Period”), but if such an acquisition is made during a Control Period by any Person and such Person continues to hold more than thirty percent (30%) of the combined voting power of all Voting Securities on the first day following the termination of a Control Period, such acquisition will be deemed to have been first made on such date;

(b)
if, during any period of twenty-four (24) consecutive months, individuals who, as of the beginning of such period, constitute the Company Board or the EMC Group Board, as the case may be (the “Applicable Incumbent Board”), cease for any reason to constitute at least a majority of the Company Board or the EMC Group Board, as the case may be; provided, however, that (i) any individual becoming a director of the Company or EMC Group, as the case may be, during such period whose election, or nomination for election, was approved by a vote of at least a two-thirds of the directors then comprising the Applicable Incumbent Board (other than in connection with the settlement of a threatened proxy contest) shall be considered as though such individual were a member of the Applicable Incumbent Board, and (ii) the provisions of this Section 10.4(b) shall not be applicable to the composition of the Company Board if the Company shall cease to own at least thirty percent (30%) of the combined voting power of all Voting Securities of EMC Group;

(c)
upon consummation by EMC Group of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of EMC Group or the acquisition of assets or stock of another entity (a “Business Combination”), unless, in any such case,  immediately following such Business Combination the following three conditions are met: (i) more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, a corporation which as a result of such transaction owns EMC Group or all or substantially all of EMC Group’s assets either directly or through one or more subsidiaries (the “New Parent Corporation”), is represented, in either such case, directly or indirectly, by Voting Securities of EMC Group outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power is distributed among the holders thereof in substantially the same proportions as their ownership immediately prior to such Business Combination, of the Voting Securities of EMC Group; (ii) no Person (excluding any employee benefit plan (or related trust) of the Company, EMC Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) except to the extent that such ownership of EMC Group existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) were members of the EMC Group Board at the time of the execution of the initial agreement, or the action of the EMC Group Board, providing for such Business Combination;

(d)
the Company merges or otherwise affiliates with a third party and, as a consequence thereof, persons who were members of the Company Board immediately prior to such transaction cease to constitute at least two-thirds of the directors of Company Board or the board of directors of any surviving corporation following such transaction; provided, however, that this Section 10.4(d) shall not apply if immediately prior to such merger or affiliation, the Company does not own more than thirty percent (30%) of the combined voting power of the Voting Securities of EMC Group; or

(e)	commencement of the complete liquidation or dissolution of EMC Group (following receipt of approvals from the stockholders of EMC Group and all necessary regulatory authorities).

ARTICLE XI
AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
11.1    The Board may, at any time and from time to time amend, modify, suspend or terminate this Plan, in whole or in part, and the Committee may from time to time amend, modify suspend or terminate Awards in whole or in part without notice to or the consent of any Participant; provided, however, that any amendment which would (a) increase the number of shares of Common Stock available for issuance under the Plan, (b) except in the case of an adjustment effected pursuant to Section 4.3, lower the exercise price of an Option or SAR after it is granted, cancel an Option or SAR when the exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or other securities including Options or SARs (other than in connection with a Change of Control in accordance with Article X), cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or take any other action with respect to an Option or SAR that would be treated as a repricing under the rules of the principal U. S. national securities exchange on which the Common Stock is listed, (c) extend the maximum term for Options or SARs granted hereunder or (d) otherwise amend the Plan in a material fashion that would require the approval of stockholders under the applicable rules of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of the EMC Group stockholders. Notwithstanding the foregoing, however, no amendment, modification, or termination of the Plan shall in any manner materially adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

ARTICLE XII
MISCELLANEOUS PROVISIONS
12.1    Transferability. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12.2 below, provided that the Committee may permit transfers of Awards (other than Incentive Stock Options) to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine, including requiring that such Awards be transferred without the receipt of consideration by the Participant.
12.2    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant's beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Awards previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant's lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.
12.3    Deferral of Payment. At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish (including, without limitation, conditions designed to satisfy the requirements of Section 409A of the Code), to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.
12.4    No Guarantee of Employment or Participation or Tax Treatment. The existence of this Plan, as in effect at any time or from time to time, or any grant of Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant's employment or other service provider relationship at any time, nor confer upon any Participant any rights to continue in the employ or service of the Company or any Subsidiary. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Employee, Non-Employee Director, an Agent or a Participant) shall at any time have a right to be selected for participation in the Plan or, having been selected as a Participant, to receive any additional Awards hereunder, despite having previously participated in an incentive or bonus plan of the Company or any Subsidiary. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any Subsidiary and any Participant, nor shall it constitute a right to remain in the employ or service of the Company or any Subsidiary. Except as may be provided in a separate written agreement, employment with or service for the Company or any affiliate is at-will and either party may terminate the Participant's employment or other service provider relationship at any time, for any reason, with or without cause or notice. Notwithstanding any provisions of the Plan to the contrary, the Company does not guarantee to any Participant or any other person with an interest in an Award that (a) any Award intended to be exempt from Code Section 409A shall be so exempt, (b) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (c) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
12.5    Tax Withholding. The Company or any Subsidiary shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock in respect of any Award until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (a) to have shares of Common Stock otherwise to be issued under the Plan withheld by the Company or (b) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the maximum statutory rate associated with the transaction.
12.6    No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any Subsidiary under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations or costs on the Company or any Subsidiary thereof or the Committee not expressly set forth in the Plan.
12.7    Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
12.8    Term of Plan. The Plan shall be effective upon the date, if any, on which it is approved by the EMC Group stockholders. The Plan shall continue in effect, unless sooner terminated pursuant to Article XI above, until the tenth (10th) anniversary of the date of such stockholder approval (or any subsequent approval by stockholders), provided the terms of the Plan shall continue to control and govern any Award made hereunder prior to termination of the Plan for the life of such Award.
12.9    Governing Law. The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing any such grant), shall be construed in accordance with and governed by the laws of the State of Iowa, without regard to principles of conflict of laws.
12.10    No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating Participant’s right or benefits under any such plan, policy or program.
12.11    No Constraint on Corporate Action. Except as provided in Article XI above, nothing contained in this Plan shall be construed to prevent the Company, or any Subsidiary, from taking any corporate action (including, but not limited to, the Company's or Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No Participant, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.
12.12    Indemnification. Each member of the Company Board and each member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member of the Company Board or Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.
12.13    Rights as a Stockholder. No Participant nor any beneficiary thereof shall have any rights as a stockholder with respect to any shares of Common Stock covered by any Award until such person shall have become the holder of record of such shares.
12.14    Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.
12.15    Code Section 409A Compliance. Notwithstanding anything to the contrary in the Plan or an Award, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A and, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.
12.16    Compensation Recovery. Any Awards granted pursuant to the Plan, and any shares of Common Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment, recovery or clawback policy that is adopted by, or any recoupment, recovery, clawback or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

APPENDIX B

EMC INSURANCE GROUP INC.
2017 NON-EMPLOYEE DIRECTOR STOCK PLAN

ARTICLE I
PURPOSE
The purpose of the EMC INSURANCE GROUP INC. 2017 NON-EMPLOYEE DIRECTOR STOCK PLAN (the “Plan”) is to foster and promote the long-term financial success of EMC Insurance Group Inc. (the “Company”) and the interests of the Company’s stockholders by (a) enabling the Company to attract, retain and motivate the best qualified non-employee directors, and (b) enhancing a long-term aligning of interests between the non-employee directors and such stockholders through the granting of equity-based Awards as provided herein.
ARTICLE II
DEFINITIONS
2.1    Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:
(a) “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company (including, for avoidance of doubt, the Company’s controlling stockholder, Employers Mutual Casualty Company).
(b) “Award” means the award of an Option, Restricted Stock, Restricted Stock Units or an Other Stock-Based Award.
(c) “Board” means the Board of Directors of the Company.
(d) “Code” means the Internal Revenue Code of 1986, as amended.
(e) “Common Stock” means the common stock of the Company, par value $1.00 per share.
(f) “Committee” means the Corporate Governance and Nominating Committee of the Board or such other committee of the Board as the Board shall designate from time to time. The Committee shall consist of no fewer of three (3) members of the Board who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
(g) “Disability” means, with respect to any Participant, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
(h) “Fair Market Value” means, on any date, the average of the high and low trading prices of the Common Stock on such date on the NASDAQ Global Select Market or, if at the relevant time, the Common Stock is not listed to trade on the NASDAQ Global Select Market, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the “Applicable Exchange”). In the event that (i) there are no Common Stock transactions on the Applicable Exchange on any relevant date, Fair Market Value for such date shall mean the average of the high and low trading prices on the immediately preceding date on which transactions in the Common Stock were so reported, or (ii) the Applicable Exchange adopts a trading policy permitting trades after 4 P.M. Eastern Time (“ET”), Fair Market Value shall mean the average of the high and low trading prices, reported on or before 4 P.M. ET (or such earlier or later time as the Committee may establish from time to time).
(i) “Family Member” means, as to a Participant, any: (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships) of such Participant; (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant; and (iii) other entity owned solely by one or more such persons and/or the Participant.

(j) “Net Exercised” shall mean the exercise of an Option or any portion thereof by the delivery to the person exercising such Option of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.
(k) “Option” means the right to purchase one share of Common Stock at a stated purchase price on the terms specified in Article V hereof. The Options are nonstatutory stock options not intended to qualify under Section 422 of the Code.
(l) “Other Stock-Based Award” means an Award of, or related to, shares of Common Stock (other than an Award of Options, Restricted Stock or Restricted Stock Units), as granted by the Committee in accordance with the provisions of Article VII hereof.
(m) “Participant” means a member of the Board who is not an employee of the Company or any of its Affiliates, and who is not the beneficial owner of a controlling interest in the voting stock of the Company or of any entity that holds a controlling interest in the Company's voting stock.
(n) “Period of Restriction” means the time period specified by the Committee or established pursuant to the Plan during which an Award of Restricted Stock or Restricted Stock Units is subject to forfeiture.
(o) “Restricted Stock” means an Award of Common Stock made pursuant to Article VI hereof that is forfeitable by the Participant until the completion of a specified period of future service as a member of the Board and/or until otherwise determined by the Committee or in accordance with the terms of the Plan.
(p) “Restricted Stock Unit” means an Award of a contractual right pursuant to Article VI hereof that entitles the Participant to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service as a member of the Board and/or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

ARTICLE III
ADMINISTRATION
3.1    Power to Grant. The Committee shall have the power and authority to determine those non-employee directors to whom an Award will be granted under the Plan and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for Awards to different Participants and for different Awards to the same Participant, whether or not granted at the same or different times.
3.2    Rules, Interpretation and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe the terms of any Award or any document evidencing the grant of such Award, to accelerate the vesting or exercise schedule for any Award at any time after grant, to provide for conditions deemed necessary or advisable to protect the interests of the Company and to make all other determinations and to take all other actions that it deems necessary or advisable for administering and interpreting the Plan, provided that, no Committee member may participate in any decision with respect to such member's benefits or entitlements under the Plan, unless such decision applies generally to all non-employee directors. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by the Committee in its sole and absolute discretion. Each determination, interpretation or other action made or taken by the Committee shall be final, binding and conclusive for all purposes and upon all persons.
3.3    Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company or its Affiliates) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.
3.4    Maximum Individual Grants. Subject to adjustment as provided in Section 4.3, no Participant shall be granted Awards during any twelve (12) month period with respect to more than two thousand five hundred (2,500) shares of Common Stock. In addition to the foregoing, the maximum dollar value payable to any Participant in any twelve (12) month period with respect to Other Stock-Based Awards that are valued with reference to cash or property (other than shares of Common Stock) is One Hundred Thousand Dollars ($100,000.00).

ARTICLE IV
SHARES ISSUABLE
4.1    Number of Shares. Subject to adjustment as provided in Section 4.3, unless the stockholders of the Company approve an increase in such number by a stockholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is one hundred fifty thousand (150,000). Shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of (a) treasury shares or authorized but unissued shares not reserved for any other purpose, (b) shares purchased by the Company in the open market, or (c) shares acquired by the Company through means other than open market purchases, including direct purchases from any Affiliate of the Company.
4.2    Canceled, Terminated or Forfeited Awards. Any shares of Common Stock subject to an Award (as determined under Section 4.1), which for any reason expires without having been exercised, is canceled, forfeited or terminated or is otherwise settled without the issuance of any Common Stock, shall again be available for grant under the Plan. In applying the immediately preceding sentence if shares otherwise issuable or issued with respect to, or as part of, any Award are withheld to cover taxes, such shares shall not be treated as having been issued under the Plan.
4.3    Adjustment Due to Change in Capitalization. In the event of any Common Stock dividend or split, recapitalization (including, but not limited, to the payment of an extraordinary dividend to the stockholders of the Company), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for grant under Section 4.1 or subject to outstanding Awards, and the respective exercise prices, if any, applicable to outstanding Awards, and the individual share award limits set forth in Section 3.4, will be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.

ARTICLE V
STOCK OPTIONS
5.1    Grant of Options. The Committee shall have the power to grant Options to any or all Participants to purchase such number of shares of Common Stock, and on such terms and conditions, as it shall determine. The Committee may adopt different terms and conditions of each Option, whether granted to different Participants or the same Participant, and whether or not granted at the same time. The terms and conditions of each Option grant, including, but not limited to, the exercise price, the exercise schedule, the duration of the Option and the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.
5.2    Exercise Price. The exercise price for any share of Common Stock subject to an Option shall be not less than the Fair Market Value of a share of the Common Stock on the date such Option is granted. Except in the case of an adjustment effected pursuant to Section 4.3, the Committee shall not (a) lower the exercise price of an Option after it is granted, (b) cancel an Option when the exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or another Award, including, without limitation, another Option, or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Common Stock is listed. In no event shall ordinary dividends or dividend equivalents be payable or credited in respect of any shares of Common Stock subject to any outstanding Option.
5.3    Exercise of Options. The Committee shall determine the exercise schedule applicable with respect to each Option granted hereunder. Unless otherwise determined by the Committee at the time of grant, such schedule shall require a minimum one (1) year period of service that must be completed before all, or a portion of, such Option shall be exercisable. The Committee shall determine the term of each Option granted hereunder, but in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted. If a Participant shall cease to provide services to the Company, such Participant or, in the case of death, the Participant's estate or beneficiary, may exercise any Option exercisable by the Participant at the date his or her service terminated until the earlier of (a) three (3) years from the date the Participant ceased to provide services to the Company, and (b) the tenth (10th) anniversary of the date the Option was granted. In the event a Participant ceases providing services to the Company as a result of death or Disability, any Options not exercisable as of the date of such service terminates shall become exercisable and may be exercised until the earlier of (a) three (3) years from the date the Participant ceased to provide services to the Company, and (b) the tenth (10th) anniversary of the date the Option was granted.
5.4    Procedure for Exercise. The Committee shall establish procedures governing the exercise of Options. No shares of Common Stock shall be delivered pursuant to any exercise of any Options unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (a) in cash or its equivalent, (b) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which are owned by the person exercising the Option, subject to such terms and conditions as the Committee shall establish, (c) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price, or (d) in accordance with any other procedure or arrangement approved by the Committee, except that in no event shall the Company loan a Participant funds or otherwise extend credit to a Participant to facilitate such Participant's exercise of any of his or her Options. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.
5.5    Termination of Service. Unless otherwise determined by the Committee at or after the time of grant, in the event the service of the Participant as a member of the Board shall terminate for any reason (other than death or Disability) prior to the time that all or any portion of an Option has become exercisable, then all or such portion of the Option that is not exercisable as of the date of such termination shall be cancelled and terminated.

ARTICLE VI
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
6.1    Grant of Restricted Stock or Restricted Stock Units. The Committee may grant Restricted Stock or Restricted Stock Units to any or all Participants at such times, with respect to such number of shares of Common Stock and on such terms and conditions not inconsistent with the Plan as the Committee shall determine. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units, including the Period of Restriction, shall be evidenced in writing. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
6.2    Restrictions on Transferability. Except as provided in Section 9.2, no Restricted Stock or Restricted Stock Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall establish the Period of Restriction and the date or dates at which such Period of Restriction shall lapse, in whole or in part, with respect to any Award made pursuant to Section 6.1. Unless otherwise determined by the Committee at the time of grant, the Period of Restriction with respect to any Award of Restricted Stock or Restricted Stock Units shall not be less than one (1) year from the date of grant of such Award. Unless otherwise determined by the Committee, the Period of Restriction applicable to any Restricted Stock or Restricted Stock Units shall not lapse, in whole or in part, at any time after the Participant has ceased to provide services to the Company. Notwithstanding the foregoing, in the event the Participant ceases providing services to the Company prior to the lapse of the Period of Restriction as a result of the Participant’s death or Disability, such Period of Restriction shall automatically lapse and the Restricted Stock or Restricted Stock Units shall become non-forfeitable as of the date such service terminates.
6.3    Settlement of Restricted Stock Units. At the time the Committee makes any grant of Restricted Stock Units pursuant to Section 6.1, the Committee shall specify when such Restricted Stock Units shall be settled, taking into account the requirements of Section 409A of the Code.
6.4    Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant and subject to Section 6.5, Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction. A Participant receiving Restricted Stock Units shall not have any rights as a shareholder prior to the actual issuance of Common Stock in respect thereof in accordance with Section 6.3, except that if so determined by the Committee at the time of grant the Participant shall be entitled to payment of dividend equivalents in accordance with Section 6.5 on such rights equal to the dividends that would have been payable had the corresponding equity rights been actual shares of Restricted Stock.
6.5    Dividends and Dividends Equivalents. Unless otherwise determined by the Committee at the time of grant, with respect to Awards for which shares of Common Stock are issued at the time of grant, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon such shares during the Period of Restriction will be retained by the Company and credited to an account established for the Participant. Such dividends or other distributions will revert back to the Company if for any reason any of the shares of Common Stock corresponding to such Award, and upon which such dividends or distributions were paid, are forfeited and revert back to the Company. Upon expiration of the Period of Restriction, all such dividends or other distributions paid on such shares and retained by the Company will be paid or transferred to the Participant (without interest). With respect to Awards for which shares of Common Stock are not issued at the time of grant, the Committee shall determine at the time of grant whether, and to what extent, the Participant shall be entitled to receive the payment of dividend equivalents in respect to that number of shares of Common Stock corresponding to the number of shares subject to such Award. To the extent that dividend equivalents are granted as part of the Award, an amount equal to all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon such shares during the Period of Restriction will accrue for the benefit of the Participant and be credited to an account established for the Participant. Upon the expiration of the Period of Restriction, all such dividend equivalents accrued with respect to the underlying shares of Common Stock will be paid or transferred to the Participant (without interest). Under no circumstances will dividends or dividend equivalents be paid to a Participant with respect to shares of Common Stock underlying an Award for which the Period of Restriction has not lapsed.
6.6    Termination of Service. Unless otherwise determined by the Committee at or after the time of grant, in the event the service of the Participant as member of the Board shall terminate for any reason (other than death or Disability), any Restricted Stock or Restricted Stock Units awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

ARTICLE VII
OTHER STOCK-BASED AWARDS
7.1    Other Stock-Based Awards. The Committee may make Other Stock-Based Awards, including, but not limited to, the outright grant of Common Stock in satisfaction of obligations of the Company under another compensatory plan, program or arrangement, modified awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Common Stock, in such amounts and subject to such terms and conditions as the Committee shall determine. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such

Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.
7.2    Termination of Service. In addition to any other terms and conditions that may be specified by the Committee, each Other Stock-Based Award shall specify the impact of termination of services as a member of the Board upon the rights of a Participant in respect of such Award.

ARTICLE VIII
TERMINATION, MODIFICATION AND AMENDMENT
The Board may, at any time and from time to time amend, modify, suspend or terminate this Plan, in whole or in part, and the Committee may from time to time amend, modify, suspend or terminate Awards in whole or in part, without notice to or the consent of any Participant; provided, however, that any amendment which would (a) increase the number of shares available for issuance under the Plan, (b) lower the exercise price of an Option after it is granted, cancel an Option when the exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or another Award, including, without limitation, another Option, or take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed, (c) extend the maximum term for Options granted hereunder, or (d) otherwise amend the Plan in a material fashion that would require the approval of stockholders under the applicable rules and regulations of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of the Company's stockholders. Notwithstanding the foregoing, however, no amendment, modification or termination of the Plan or any Award shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

ARTICLE IX
GENERAL PROVISIONS
9.1    No Right to Remain as a Director. The Plan shall not impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain in service to the Company.
9.2    Transferability. No Awards granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than in accordance with Section 9.3 below, by will or by the laws of descent and distribution; provided that the Committee may, in the appropriate Award agreement or otherwise, permit transfers of Awards to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine, including requiring that such Award be transferred without the receipt of consideration by the Participant.
9.3    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death. Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Awards previously granted, shall be in a form prescribed by the Committee and will be effective only when received by the Committee in writing during the Participant's lifetime. In the absence of any such effective designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.
9.4    Rights as a Stockholder. No Participant nor any beneficiary thereof shall have any rights as a stockholder with respect to any shares of Common Stock covered by any Award until such person shall have become the holder of record of such shares.

9.5    Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
9.6    Term of Plan. The Plan shall be effective upon the date, if any, on which it is approved by the Company's stockholders. The Plan shall continue in effect, unless sooner terminated pursuant to Article VIII above, until the tenth (10th) anniversary of the date of such stockholder approval, provided that the terms of the Plan shall continue to control and govern any Award made hereunder prior to termination of the Plan for the life of such Award.
9.7    Governing Law. The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing such grant), shall be construed in accordance with and governed by the laws of the State of Iowa, without regard to principles of conflict of laws.
9.8    No Constraint on Corporate Action. Except as provided in Article VIII above, nothing contained in this Plan shall be construed to prevent the Company, or any Affiliate, from taking any corporate action (including, but not limited to, the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its Affiliates, as a result of any such action.
9.9.    No Limitations; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations or costs on the Company or the Committee not expressly set forth in the Plan.
9.10    Indemnification. Each member of the Board and the Committee shall be indemnified and held harmless by the Company (or, if applicable, any Affiliate of the Company) against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member of the Board or the Committee in connection with or resulting from any claim, action, suit or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's (or, if appropriate, an Affiliate's) approval, or paid by such member in satisfaction of any judgment in any such action, suit or proceeding against such member, provided that such member shall give the Company (or, if applicable, an Affiliate) an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.
9.11    Deferral of Payment. At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish (including, without limitation, conditions designed to satisfy the requirements of Section 409A of the Code), to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.
9.12    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.